UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.         )

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Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
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☐	Soliciting Material Under §240.14a-12

CONSTELLATION BRANDS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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ANNUAL MEETING OF STOCKHOLDERS

June 8, 2012

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Constellation Brands, Inc. in the Callahan Theater at the Nazareth College Arts Center, 4245 East Avenue, Rochester, New York 14618, on Friday, July 27, 2012 at 11:00 a.m. (local time). The Arts Center doors will open at 10:30 a.m.

The Nazareth College Arts Center is located on the campus of Nazareth College in the Town of Pittsford, New York. Parking is available in Parking Lot A off South Campus Drive.

The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe in detail the matters expected to be acted upon at the meeting. Also contained in this package is the Company’s Annual Report to stockholders, consisting of the Company’s 2012 Summary Annual Report and Annual Report on Form 10-K for the fiscal year ended February 29, 2012, that contains important business and financial information concerning the Company.

We hope you are able to attend this year’s Annual Meeting.

Very truly yours,

RICHARD SANDS

Chairman of the Board

CONSTELLATION BRANDS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JULY 27, 2012

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Meeting”) of CONSTELLATION BRANDS, INC. (the “Company”) will be held in the Town of Pittsford in the Callahan Theater at the Nazareth College Arts Center, 4245 East Avenue, Rochester, New York 14618, on Friday, July 27, 2012 at 11:00 a.m. (local time) for the following purposes as more fully described in the attached Proxy Statement:

1.	To elect as directors of the Company the nominees named in the Proxy Statement;

2.	To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2013;

3.	To approve, by an advisory vote, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement;

4.	To approve the amendment and restatement of the Company’s Annual Management Incentive Plan;

5.	To approve the amendment and restatement of the Company’s Long-Term Stock Incentive Plan;

6.	To consider a stockholder proposal concerning “Equal Shareholder Voting,” if properly presented at the Meeting;

7.	To consider a stockholder proposal concerning “Multiple Performance Metrics,” if properly presented at the Meeting; and

8.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on May 29, 2012 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting or any adjournment thereof.

Your vote is important. Kindly sign, date and return the enclosed proxy card(s) in the postage-paid envelope provided or submit your proxy by telephone or via the Internet by following the instructions on your proxy card(s). This will allow your shares to be voted even if you cannot attend the Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

DAVID S. SORCE, Secretary

June 8, 2012

i

CONSTELLATION BRANDS, INC.

207 High Point Drive, Building 100

Victor, New York 14564

PROXY STATEMENT

2012 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is being furnished to the holders of the common stock of CONSTELLATION BRANDS, INC. (the “Company,” “we,” “our” or “us”) in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”). The proxies are for use at the Annual Meeting of Stockholders of the Company and at any adjournment thereof (the “Meeting”). The Meeting will be held on Friday, July 27, 2012 at 11:00 a.m. (local time) in the Town of Pittsford in the Callahan Theater at the Nazareth College Arts Center, 4245 East Avenue, Rochester, New York 14618.

This Proxy Statement and the accompanying proxy card(s) are being mailed to stockholders beginning on or about June 18, 2012.

You may submit your proxy by properly executing and returning the accompanying proxy card(s) or by following the instructions on the accompanying proxy card(s) to submit your proxy by telephone or via the Internet. The shares represented by your proxy, if the proxy is properly submitted and not revoked, will be voted at the Meeting as directed by your proxy. You may revoke your proxy at any time before the proxy is exercised by delivering to the Secretary of the Company a written revocation or by submitting a proxy bearing a later date by telephone, via the Internet or in writing. You may also revoke your proxy by attending the Meeting and voting in person.

The shares represented by your proxy will be voted FOR the election of the director nominees named herein (Proposal 1), unless you specifically withhold authority to vote for one or more of the director nominees. Further, unless you properly direct otherwise, the shares represented by your proxy will be voted FOR the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2013 (Proposal 2), FOR the approval, by an advisory vote, of the compensation of the Company’s named executive officers as disclosed herein (Proposal 3), FOR the approval of the amendment and restatement of the Company’s Annual Management Incentive Plan (Proposal 4), FOR the approval of the amendment and restatement of the Company’s Long-Term Stock Incentive Plan (Proposal 5), and AGAINST the stockholder proposals as described herein (Proposal 6 and Proposal 7).

As of the close of business on May 29, 2012 (the “Record Date”), the outstanding common stock of the Company consisted of Class A Common Stock, par value $.01 per share (“Class A Stock”), Class B Common Stock, par value $.01 per share (“Class B Stock”), and Class 1 Common Stock, par value $.01 per share (“Class 1 Stock”). Holders of Class 1 Stock have limited voting rights, and only holders of Class A Stock and Class B Stock are entitled to vote on Proposals 1 through 7 described in this Proxy Statement. As appropriate, the Company has enclosed with the proxy materials a Class A Stock proxy card and/or a Class B Stock proxy card, depending on the holdings of the stockholder to whom proxy materials are mailed. Stockholders who receive both a proxy card for Class A Stock and a proxy card for Class B Stock must sign and return both proxy cards in accordance with their respective instructions or submit a proxy by telephone or via the Internet with respect to both Class A Stock and Class B Stock in order to ensure the voting of the shares of each class owned.

The cost of soliciting proxies will be borne by the Company. In addition to solicitation by use of the mail, directors, officers or regular employees of the Company, without extra compensation, may solicit proxies in person or by telephone, facsimile, Internet or electronic mail. The Company has requested persons holding stock for others in their names or in the names of nominees to forward these materials to the beneficial owners of such shares. If requested, the Company will reimburse such persons for their reasonable expenses in forwarding these materials.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 27, 2012

This Proxy Statement and the Company’s Annual Report to stockholders, consisting of the Company’s 2012 Summary Annual Report and Annual Report on Form 10-K for the fiscal year ended February 29, 2012, are available on the Investors page of our website at www.cbrands.com/investors.

VOTING SECURITIES

The capital stock of the Company entitled to be voted at the Meeting that was outstanding as of the Record Date consisted of 153,459,643 shares of Class A Stock and 23,540,335 shares of Class B Stock. Each share of Class B Stock is convertible into one share of Class A Stock at any time at the option of the holder. Shares of Class 1 Stock have limited voting rights, and holders of Class 1 Stock are not entitled to vote on Proposals 1 through 7 described in this Proxy Statement.

Only holders of record of Class A Stock and Class B Stock on the books of the Company at the close of business on May 29, 2012, the Record Date for determining eligibility to vote at the Meeting, are entitled to notice of and to vote at the Meeting. Except as otherwise required by Delaware law, the holders of Class A Stock and the holders of Class B Stock will vote together as a single class on all matters other than the election of directors as set forth below. Each holder of Class A Stock is entitled to one (1) vote for each share of Class A Stock registered in such holder’s name, and each holder of Class B Stock is entitled to ten (10) votes for each share of Class B Stock registered in such holder’s name. Therefore, holders of Class A Stock are entitled to cast a total of 153,459,643 votes at the Meeting and holders of Class B Stock are entitled to cast a total of 235,403,350 votes at the Meeting.

The holders of shares representing a majority of the outstanding aggregate voting power of Class A Stock and Class B Stock, present at the Meeting in person or by proxy, will constitute a quorum. Shares represented by proxies marked as abstentions will be counted toward determining the presence of a quorum. “Broker non-votes” occur when brokers or other nominees submit proxies relating to shares held in “street name” that they may vote with respect to at least one of, but not all, the matters to be considered at the Meeting because they have not received instructions from the respective beneficial owners of the shares. Shares with respect to which broker non-votes occur would be counted as shares present for purposes of determining whether a quorum is present at the Meeting. Under the rules of the New York Stock Exchange, brokers and nominees will not be permitted to vote with respect to Proposals 1, 3, 4, 5, 6 or 7 without receiving direction from the beneficial owners of the Class A Stock or Class B Stock held by such broker or nominee; however, authorized brokers and nominees will be permitted to vote with respect to Proposal 2 without receiving such direction.

Accordingly, the Company may receive broker non-votes with respect to Proposals 1, 3, 4, 5, 6 or 7 but does not expect to receive broker non-votes with respect to Proposal 2 unless one or more beneficial owners have withheld discretionary authority from their respective brokers or nominees.

Under Delaware law and the Company’s certificate of incorporation and by-laws, directors are elected by a plurality of the votes cast (the highest number of votes cast) by the holders of the shares entitled to vote, and actually voting, in person or by proxy. Pursuant to the Company’s certificate of incorporation and based on the number of shares of Class A Stock and Class B Stock that were outstanding on the Record Date, the holders of Class A Stock, voting as a separate class, are entitled to elect one-fourth of the number of directors to be elected at the Meeting (rounded up to the next number if the total number of directors to be elected is not evenly divisible by four). The holders of Class B Stock, voting as a separate class, are entitled to elect the remaining number of directors to be elected at the Meeting. Since the Board nominated nine (9) directors, the holders of Class A Stock will be entitled to elect three (3) directors and the holders of Class B Stock will be entitled to elect six (6) directors. Because the directors are elected by a plurality of the votes cast in each election, votes that are withheld (including broker non-votes) will not be counted and, therefore, will not affect the outcome of the elections.

The ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2013 (Proposal 2), the approval, by an advisory vote, of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement (Proposal 3), the approval of the amendment and restatement of the Company’s Annual Management Incentive Plan (Proposal 4), the approval of the amendment and restatement of the Company’s Long-Term Stock Incentive Plan (Proposal 5), and the adoption of the stockholder proposals described in this Proxy Statement (Proposal 6 and Proposal 7) each requires the affirmative vote of a majority of the votes entitled to be cast by stockholders present in person or represented by proxy at the Meeting. With respect to these proposals, holders of Class A Stock and Class B Stock are entitled to vote as a single class at the Meeting, with holders of Class A Stock having one (1) vote per share and holders of Class B Stock having ten (10) votes per share. Abstentions will have the effect of negative votes. However, because broker non-votes, if any, are not considered entitled to vote, they will not affect the outcome of these votes.

BENEFICIAL OWNERSHIP

This section presents information concerning the beneficial ownership of our common stock by certain individuals, entities and groups. Determinations as to whether a particular individual, entity or group is the beneficial owner of our common stock have been made in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Under Rule 13d-3, a person is deemed to be the beneficial owner of any shares as to which such person: (i) directly or indirectly has or shares voting power or investment power, or (ii) has the right to acquire such voting or investment power within 60 days through the exercise of any stock option or other right. The fact that a person is the beneficial owner of shares for purposes of Rule 13d-3 does not necessarily mean that such person would be the beneficial owner of securities for other purposes. The percentages of beneficial ownership reported in this section were calculated on the basis of 153,459,643 shares of Class A Stock, 23,540,335 shares of Class B Stock, and 11,652 shares of Class 1 Stock outstanding as of the close of business on May 29, 2012, subject to adjustment as appropriate in each particular case in accordance with Rule 13d-3.

Beneficial Security Ownership of More Than 5% of the Company’s Voting Common Stock

The following tables present, as of May 29, 2012, information regarding the beneficial ownership of Class A Stock or Class B Stock by each person who is known to be the beneficial owner of more than 5% of the Class A Stock or Class B Stock. Because many shares reported in the following tables are held by various Sands-related family partnerships, family trusts and a foundation in which more than one of the beneficial owners listed below serves as a partner, trustee, director or officer, many of those shares are reflected in the tables more than once. The information reported for the “stockholders group” in the tables and footnotes below effectively represents the aggregate shares beneficially owned by Robert and Richard Sands without counting any shares more than once. This stockholders group beneficially owns an aggregate of 32,261,477 shares of Class A Stock and Class B Stock. The outstanding shares included in this number represent approximately 17% of the combined outstanding Class A Stock and Class B Stock and approximately 60% of the combined voting power of the outstanding Class A Stock and Class B Stock when voting together as a single class. Except as otherwise noted below, the address of each person or entity listed in the tables is c/o Constellation Brands, Inc., 207 High Point Drive, Building 100, Victor, New York 14564.

Class A Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership									Percent of Class (1)
	Sole Power to Vote		Shared Power to Vote		Sole Power to Dispose	Shared Power to Dispose		Total Shares (1)
								Class A Only	If Class B Converted	Class A Only	If Class B Converted
Robert Sands	3,878,348	(2)	153,234	(3)	1,445,055(2)	2,072,654	(3)	5,951,002	21,251,025	3.9%	12.5%
Richard Sands	3,717,500	(4)	153,234	(5)	1,359,623(4)	2,072,654	(5)	5,790,154	21,095,818	3.7%	12.4%
Abigail Bennett	107,403		1,919,420	(6)	107,403	4,667,804	(7)	6,694,627	24,529,755	4.4%	14.3%
Zachary Stern	106,492		1,919,420	(6)	106,492	—		2,025,912	8,021,256	1.3%	5.0%
CWC Partnership-I	—		768	(8)	—	472,376	(8)	472,376	6,571,456	0.3%	4.1%
Trust for the benefit of Andrew Stern, M.D. under the Will of Laurie Sands	—		768	(9)	—	1,920,188	(9)	1,920,188	8,582,900	1.3%	5.4%
Stockholders Group Pursuant to Section13(d)(3) of the Securities Exchange Act of 1934 (10)	—		7,749,082	(10)	—	4,877,332	(10)	9,668,502	32,261,477	6.2%	18.1%
FMR LLC 82 Devonshire Street Boston, MA 02109 (11)	61,765		—		21,883,361	—		21,883,361	NA	14.3%	NA
AllianceBernstein L.P. 1345 Avenue of the Americas New York, NY 10105 (12)	12,984,305		—		16,546,324	6,606		16,552,930	NA	10.8%	NA
BlackRock, Inc. 40 East 52nd Street New York, NY 10022 (13)	13,952,041		—		13,952,041	—		13,952,041	NA	9.1%	NA
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355 (14)	250,091		—		10,715,615	250,091		10,965,706	NA	7.1%	NA

Class B Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership							Percent of Class
	Sole Power to Vote		Shared Power to Vote	Sole Power to Dispose	Shared Power to Dispose		Total
Robert Sands	7,287,311	(2)	2,017,368(3)	1,367,419(2)	8,012,712	(3)	15,300,023	65.0%
Richard Sands	7,292,952	(4)	2,017,368(5)	1,373,060(4)	8,012,712	(5)	15,305,664	65.0%
Abigail Bennett	—		5,995,344(6)	—	11,839,784	(7)	17,835,128	75.8%
Zachary Stern	—		5,995,344(6)	—	—		5,995,344	25.5%
CWC Partnership-I	—		667,368(8)	—	6,099,080	(8)	6,099,080	25.9%
Trust for the benefit of Andrew Stern, M.D. under the Will of Laurie Sands	—		667,368(9)	—	6,662,712	(9)	6,662,712	28.3%
RES Business Holdings LP	—		5,300,000(15)	—	5,300,000	(15)	5,300,000	22.5%
RES Business Management LLC	—		5,300,000(16)	—	5,300,000	(16)	5,300,000	22.5%
RSS Business Holdings LP	—		5,300,000(17)	—	5,300,000	(17)	5,300,000	22.5%
RSS Business Management LLC	—		5,300,000(18)	—	5,300,000	(18)	5,300,000	22.5%
Stockholders Group Pursuant to Section 13(d)(3) of the Securities Exchange Act of 1934 (10)	—		16,597,631(10)	—	10,753,191	(10)	22,592,975	96.0%

(1)	The numbers and percentages reported do not take into account shares of Class A Stock that can be received upon the conversion of shares of Class 1 Stock that can be purchased by exercising stock options that are exercisable on or within sixty (60) days after May 29, 2012 (the “Class 1 Option Shares”). These shares are not taken into account because, in accordance with the Company’s certificate of incorporation, any shares of Class A Stock issued upon conversion of shares of Class 1 Stock must be sold immediately in connection with the conversion and, therefore, cannot be held by the beneficial owner of the Class 1 Option Shares. However, the numbers of shares and percentages of ownership taking into account the shares of Class A Stock that can be received upon the conversion of Class 1 Option Shares are provided in footnotes where appropriate.

(2)	The reported shares of Class A Stock with respect to which Robert Sands has sole power to vote or dispose (i) include 1,086,293 shares of Class A Stock that can be purchased by exercising stock options that are exercisable on or within sixty (60) days after May 29, 2012, and 154,728 shares of Class A Stock held by family limited liability companies of which Robert Sands is the general manager, and (ii) as noted in footnote (1), exclude 1,232,243 shares of Class A Stock that can be received upon conversion of Class 1 Option Shares. The reported shares of Class B Stock over which Robert Sands has the sole power to vote or dispose includes 1,350,000 shares held by a family trust of which Robert Sands is the sole trustee, and the reported shares of Class A Stock and Class B Stock over which Robert Sands has the sole power to vote include, as applicable, 5,300,000 shares of Class B Stock held by RSS Business Holdings LP and 2,333,902 shares of Class A Stock and 619,892 shares of Class B Stock held by another family partnership. The reporting of these shares as beneficially owned by Mr. Sands shall not be construed as an admission that Mr. Sands is the beneficial owner of such shares for purposes of Sections 13(d) or 13(g) of the Securities Exchange Act of 1934 or otherwise. If the shares of Class A Stock that can be received upon the conversion of Mr. Sands’ Class 1 Option Shares were included in the shares of Class A Stock beneficially owned by Mr. Sands, Mr. Sands would beneficially own a total of (i) 7,183,245 shares of Class A Stock, representing 4.6% of the outstanding Class A Stock, if the shares of Class B Stock beneficially owned by Mr. Sands were not converted, and (ii) 22,483,268 shares of Class A Stock, representing 13.1% of the outstanding Class A Stock, if the shares of Class B Stock beneficially owned by Mr. Sands were converted.

(3)	The reported shares are held by various family partnerships, family trusts and a foundation where, in most cases, Robert Sands serves as a partner, trustee, director or officer. The reporting of these shares as beneficially owned by Mr. Sands shall not be construed as an admission that Mr. Sands is the beneficial owner of such shares for purposes of Sections 13(d) or 13(g) of the Securities Exchange Act of 1934 or otherwise. The reported shares are also included in the shares reported as beneficially owned by Richard Sands and the stockholders group described in footnote (10), and the shares reported as beneficially owned by CWC Partnership-I and the trust described in footnote (9) are included in the reported shares. Amounts reflected in the tables above do not include 28,792 shares of Class A Stock owned by Mr. Sands’ spouse. Mr. Sands disclaims beneficial ownership of such shares.

(4)

The reported shares of Class A Stock with respect to which Richard Sands has sole power to vote or dispose (i) include 1,246,293 shares of Class A Stock that can be purchased by exercising stock options that are exercisable on or within sixty (60) days after May 29, 2012, and (ii) as noted in footnote (1), exclude 1,471,338 shares of Class A Stock that can be received upon conversion of Class 1 Option Shares. The reported shares of Class B Stock over which Richard Sands has the sole power to vote or dispose includes 1,350,000 shares held by a family trust of which Richard Sands is the sole trustee, and the reported shares of Class A Stock and Class B Stock over which Richard Sands has the sole power to vote include, as applicable, 5,300,000 shares of Class B Stock held by RES Business Holdings LP and 2,333,902 shares of Class A Stock and 619,892 shares of Class B Stock held by another family partnership. The reporting of these shares as beneficially owned by Mr. Sands shall not be construed as an admission that Mr. Sands is the beneficial owner of such shares for purposes of Sections 13(d) or 13(g) of the Securities Exchange Act of 1934 or otherwise. If the shares of Class A Stock that can be received upon the conversion of Mr. Sands’ Class 1 Option Shares were included in the shares of Class A Stock beneficially owned by Mr. Sands, Mr. Sands would beneficially own a total of (i) 7,261,492 shares of Class A Stock, representing 4.6% of the outstanding Class A Stock, if the shares of Class B Stock beneficially owned by Mr. Sands were not converted, and (ii) 22,567,156 shares of Class A Stock, representing 13.2% of the outstanding Class A Stock, if the shares of Class B Stock beneficially owned by Mr. Sands were converted.

(5)	The reported shares are held by various family partnerships, family trusts and a foundation where, in most cases, Richard Sands serves as a partner, trustee, director or officer. The reporting of these shares as beneficially owned by Mr. Sands shall not be construed as an admission that Mr. Sands is the beneficial owner of such shares for purposes of Sections 13(d) or 13(g) of the Securities Exchange Act of 1934 or otherwise. The reported shares are also included in the shares reported as beneficially owned by Robert Sands and the stockholders group described in footnote (10), and the shares reported as beneficially owned by CWC Partnership-I and the trust described in footnote (9) are included in the reported shares. Amounts reflected in the tables above do not include 15,720 shares of Class A Stock owned by Mr. Sands’ spouse. Mr. Sands disclaims beneficial ownership of such shares.

(6)	Abigail Bennett and Zachary Stern are the niece and nephew, respectively, of Robert Sands and Richard Sands. The amounts reflected as shares of Class A Stock and Class B Stock over which Ms. Bennett and Mr. Stern each have shared power to vote represent 471,608 shares of Class A Stock and 5,431,712 shares of Class B Stock held by CWC Partnership-I and 1,447,812 shares of Class A Stock and 563,632 shares of Class B Stock held by another family partnership. The reporting of such shares as beneficially owned by Ms. Bennett and Mr. Stern shall not be construed as an admission that either of them is the beneficial owner of such shares for purposes of Sections 13(d) or 13(g) of the Securities Exchange Act of 1934 or otherwise. Ms. Bennett and Mr. Stern have shared voting power with respect to these shares pursuant to a Voting Agreement between the two partnerships that survives so long as either partnership owns any shares unless the agreement is otherwise terminated. Ms. Bennett and Mr. Stern must exercise such voting power jointly and were granted an irrevocable proxy enabling them to vote the shares directly. In the event of the death or incapacity of either of Ms. Bennett or Mr. Stern, the other would have the unilateral power to vote the shares. The Voting Agreement provides for the appointment of successor proxies and establishes mechanics for the voting of the shares in the event of a dispute between Ms. Bennett and Mr. Stern as to the voting of the shares.

(7)	The amount reflected as shares of Class A Stock and Class B Stock over which Abigail Bennett has the shared power to dispose includes 2,333,902 shares of Class A Stock and 619,892 shares of Class B Stock held by SER Business Holdings LP, 2,333,902 shares of Class A Stock and 619,892 shares of Class B Stock held by SSR Business Holdings LP, 5,300,000 shares of Class B Stock held by RES Business Holdings LP, and 5,300,000 shares of Class B Stock held by RSS Business Holdings LP. Ms. Bennett disclaims beneficial ownership with respect to all such shares.

(8)	CWC Partnership-I is a New York general partnership of which Robert Sands and Richard Sands are managing partners. The reported shares include 768 shares of Class A Stock and 667,368 shares of Class B Stock owned by a partnership in which CWC Partnership-I is a partner. The reporting of such shares as beneficially owned by CWC Partnership-I shall not be construed as an admission that CWC Partnership-I is the beneficial owner of such shares for purposes of Sections 13(d) or 13(g) of the Securities Exchange Act of 1934 or otherwise. The reported shares are also included in the shares reported as beneficially owned by Robert Sands, Richard Sands, the trust described in footnote (9) and the stockholders group described in footnote (10), and 471,608 shares of Class A Stock and 5,431,712 shares of Class B Stock included in the reported shares are also included in the shares reported as beneficially owned by Abigail Bennett and Zachary Stern.

(9)	The reported shares are directly or indirectly held by various family partnerships in which the trust is a partner. The reporting of these shares as beneficially owned by the trust shall not be construed as an admission that the trust is the beneficial owner of such shares for purposes of Sections 13(d) or 13(g) of the Securities Exchange Act of 1934 or otherwise. The reported shares are also included in the shares reported as beneficially owned by Robert Sands, Richard Sands and the stockholders group described in footnote (10) and, of the reported shares, 1,919,420 shares of Class A Stock and 5,995,344 shares of Class B Stock are also included in the shares reported as beneficially owned by Abigail Bennett and Zachary Stern. In addition, the shares reported as beneficially owned by CWC Partnership-I are included in the reported shares.

(10)

The stockholders group, as reported, consists of Robert Sands, Richard Sands, CWC Partnership-I and another family partnership. The reporting of shares as beneficially owned by the stockholders group shall not be construed as an admission that an agreement to act in concert exists or that the stockholders group is the beneficial owner of such shares for purposes of Sections 13(d) or 13(g) of the Securities Exchange Act of 1934 or otherwise. The shares reported as beneficially owned by Robert Sands, Richard Sands, CWC Partnership-I, and the trust described in footnote (9) are included in the shares reported as beneficially owned by the stockholders group. If the shares of Class A Stock that can be received upon the conversion of Robert Sands’ and Richard Sands’ Class 1 Option Shares were included in the shares of Class A Stock beneficially owned by the stockholders group, the stockholders group would beneficially own a total of (i) 12,372,083 shares of Class A Stock, representing 7.8% of the outstanding Class A Stock, if the shares of Class B Stock beneficially owned by the stockholders group were not converted, and (ii) 34,965,058 shares of Class A Stock, representing 19.3% of the outstanding Class A Stock, if the shares of Class B Stock beneficially owned by the stockholders group were converted. Certain shares of Class A Stock and Class B Stock were pledged as of May 29, 2012 as follows: (i) an aggregate of 8,168,694 shares of Class B Stock were pledged to a financial institution to secure obligations of a Sands family investment vehicle (the “Borrower”) under a credit facility, (ii) an aggregate of 5,000,000 shares of Class A Stock (which number includes 355,889 shares not reported as beneficially owned by the stockholders group) and 5,000,000 shares of Class B Stock were pledged to a second financial institution to secure obligations of the Borrower under a separate credit facility, (iii) an aggregate of 4,550,000 shares of Class B Stock were pledged to two additional financial institutions to secure obligations of the Borrower under a separate credit facility, (iv) an aggregate of 2,144,876 shares of Class A Stock were pledged to a fifth financial institution to secure obligations of the Borrower under a separate credit facility, and (v) an aggregate of 294,018 shares of Class B Stock were pledged to an affiliate of the second financial institution to secure a loan made by such affiliate to a third party in which Richard Sands has an economic interest. Except as noted above, all of these pledged shares are included in the shares reported as beneficially owned by the stockholders group. Subject to the terms of the various credit facilities, the number of shares of Class A Stock and Class B Stock pledged to secure the credit facilities may increase or decrease from time to time and may be moved by the applicable pledgors among the various financial institutions from time to time. In the event of noncompliance with certain covenants under the credit facilities, the financial institutions have certain remedies including the right to sell the pledged shares subject to certain protections afforded to the borrowers and pledgors.

(11)	Information concerning FMR LLC presented in the table is based solely on the information reported in Amendment 11 to the Schedule 13G of FMR LLC filed on February 14, 2012 (the “FMR Filing”). The number of shares equals the number of shares of Class A Stock reported to be beneficially owned by FMR LLC and Edward C. Johnson 3d. The FMR Filing indicates that each of FMR LLC and Mr. Johnson, through control over various entities, has sole dispositive power with respect to all 21,883,361shares. The FMR Filing further indicates that FMR LLC has sole voting power with respect to 61,765 of these shares; however, the FMR Filing is internally inconsistent as to the number of shares with respect to which Mr. Johnson has sole voting power.

(12)	Information concerning AllianceBernstein L.P. presented in the table is based solely on the information reported in Amendment 1 to the Schedule 13G of AllianceBernstein L.P. filed on February 13, 2012.

(13)	Information concerning BlackRock, Inc. presented in the table is based solely on the information reported in Amendment 2 to the Schedule 13G of BlackRock Inc. filed on February 13, 2012.

(14)	Information concerning The Vanguard Group, Inc. presented in the table is based solely on the information reported in the Schedule 13G of The Vanguard Group, Inc. filed on February 8, 2012.

(15)	The shares held by RES Business Holdings LP are included in the number of shares beneficially owned by Richard Sands, the stockholders group described in footnote (10), RES Business Management LLC and Abigail Bennett. Assuming the conversion of Class B Stock beneficially owned by RES Business Holdings LP into Class A Stock, RES Business Holdings LP would beneficially own 5,300,000 shares of Class A Stock, representing 3.3% of the outstanding Class A Stock after such conversion.

(16)	The amount reflected represents 5,300,000 shares of Class B Stock held by RES Business Holdings LP. Assuming the conversion of Class B Stock beneficially owned by RES Business Management LLC into Class A Stock, RES Business Management LLC would beneficially own 5,300,000 shares of Class A Stock, representing 3.3% of the outstanding Class A Stock after such conversion.

(17)	The shares owned by RSS Business Holdings LP are included in the number of shares beneficially owned by Robert Sands, the stockholders group described in footnote (10), RSS Business Management LLC and Abigail Bennett. Assuming the conversion of Class B Stock beneficially owned by RSS Business Holdings LP into Class A Stock, RSS Business Holdings LP would beneficially own 5,300,000 shares of Class A Stock, representing 3.3% of the outstanding Class A Stock after such conversion.

(18)	The amount reflected represents 5,300,000 shares of Class B Stock owned by RSS Business Holdings LP. Assuming the conversion of Class B Stock beneficially owned by RSS Business Management LLC into Class A Stock, RSS Business Management LLC would beneficially own 5,300,000 shares of Class A Stock, representing 3.3% of the outstanding Class A Stock after such conversion.

Beneficial Security Ownership of Directors and Executive Officers

The Board has established guidelines for the minimum amounts of our common stock that our non-management directors and executive officers should beneficially own. These guidelines for stock ownership consider the length of a director’s tenure on the Board or an executive officer’s tenure as an executive officer. We allow individuals five years in which to reach the applicable ownership guideline. Ownership guidelines can be satisfied through the ownership of stock, including restricted stock, and vested stock options.

The guideline for non-management directors is the beneficial ownership of five (5) times the annual cash retainer fee paid to them. The guideline for executive officers is based on each officer’s position in the organization and is a multiple of annual base salary. The Chairman of the Board and the President and Chief Executive Officer each has a stock ownership guideline of six (6) times his annual base salary. Each of the other executive officers has a stock ownership guideline of three (3) times his annual base salary. As of February 29, 2012, each of our non-management directors and each of our executive officers had either met his or her respective target or was within the five-year window for doing so.

The following table sets forth, as of May 29, 2012, the beneficial ownership of Class A Stock, Class B Stock, and Class 1 Stock by our directors, the named executive officers (as defined under the heading “Compensation Tables and Related Information” below) and all of our directors and executive officers as a group. The Class A Stock information in the table below does not include shares of Class A Stock that are issuable upon the conversion of either Class B Stock or Class 1 Stock, although such information is provided in footnotes where applicable. Unless otherwise noted, the individuals listed in the table have sole voting and dispositive power with respect to the shares attributed to them.

Name of Beneficial Owner	Class A Stock (1)				Class B Stock		Class 1 Stock (1)
	Shares Beneficially Owned			Percent of Class Beneficially Owned	Shares Beneficially Owned	Percent of Class Beneficially Owned	Shares Acquirable within 60 days (3)	Percent of Class Beneficially Owned (4)
	Outstanding Shares	Shares Acquirable within 60 days (2)	Total Shares
Robert Sands (5)	4,864,709	1,086,293	5,951,002	3.9%	15,300,023	65.0%	1,232,243	99.1%
Richard Sands (5)	4,543,861	1,246,293	5,790,154	3.7%	15,305,664	65.0%	1,471,338	99.2%
Robert Ryder	77,864	—	77,864	*(6)	—	*	531,909	97.9%
W. Keith Wilson	26,702	297,050	323,752	*(6)	—	*	168,903	93.5%
John A. (Jay) Wright	123,046	81,400	204,446	*(6)	—	*	276,033	95.9%
Jerry Fowden	8,420	—	8,420	*(6)	—	*	16,730	58.9%
Barry A. Fromberg	21,513	3,737	25,250	*(6)	—	*	38,000	76.5%
Jeananne K. Hauswald	16,005	13,563	29,568	*(6)	—	*	38,000	76.5%
James A. Locke III	36,759	13,563	50,322	*(6)(7)	264	*	38,000	76.5%
Paul L. Smith (8)	22,938	9,049	31,987	*(6)	—	*	38,000	76.5%
Keith E.Wandell	2,793	—	2,793	*(6)	—	*	6,517	35.9%
Mark Zupan	14,899	—	14,899	*(6)	—	*	36,321	75.7%
All Executive Officers and Directors as a Group (14 persons) (9)	7,795,706	3,581,120	11,376,826	7.2% (9)	22,593,239	96.0%	4,636,275	99.7%

*	Percentage does not exceed one percent (1%) of the outstanding shares of such class.

(1)

The numbers and percentages reported with respect to Class A Stock do not take into account shares of Class A Stock that can be received upon the conversion of Class 1 Option Shares. These shares are not taken into account because, in accordance with the Company’s certificate of incorporation, any shares of Class A Stock issued upon conversion of shares of Class 1 Stock must be sold immediately in connection with the conversion and, therefore, cannot be held by the beneficial owner of the Class 1 Option Shares. However, the numbers of shares and percentages of ownership taking into account the shares of Class A Stock that can be received upon the conversion of Class 1 Option Shares are provided in footnotes where appropriate.

(2)	Reflects the number of shares of Class A Stock that can be purchased by exercising stock options that are exercisable on or within sixty (60) days after May 29, 2012.

(3)	Reflects the number of shares of Class 1 Stock that can be purchased by exercising stock options that are exercisable on or within sixty (60) days after May 29, 2012.

(4)	In accordance with Rule 13d-3 of the Securities Exchange Act of 1934, the percentages reported with respect to Class 1 Stock are calculated on the basis that (i) the relevant director, executive officer or group holds the shares of Class 1 Stock that can be purchased by exercising Class 1 Option Shares that are exercisable on or within sixty (60) days after May 29, 2012 by such director, executive officer or group, and (ii) the only outstanding shares of Class 1 Stock are the shares deemed to be held by such director, executive or group, as applicable, and the 11,652 shares of Class 1 Stock outstanding as of May 29, 2012. The high percentages reported for each director, executive and group are a function of the small number of shares of Class 1 Stock outstanding as of May 29, 2012 and this calculation methodology.

(5)	See tables and footnotes under the heading “Beneficial Security Ownership of More Than 5% of the Company’s Voting Common Stock” for information with respect to sole and shared voting or dispositive power and for the numbers and percentages of shares of Class A Stock that would be beneficially owned if Class 1 Option Shares were included in the number of shares of Class A Stock beneficially owned and assuming the conversion of Class B Stock into Class A Stock. Of the number of shares reported, 2,072,654 shares of Class A Stock and 8,012,712 shares of Class B Stock are included in the numbers reported by both Robert Sands and Richard Sands. Of the shares reported as beneficially owned by Robert Sands as of May 29, 2012, 4,380,305 shares of Class A Stock and 11,362,712 shares of Class B Stock were pledged, and of the shares reported as beneficially owned by Richard Sands as of May 29, 2012, 4,328,102 shares of Class A Stock and 11,662,712 shares of Class B Stock were pledged. Of the shares described as pledged in the preceding sentence, 1,919,420 shares of Class A Stock and 5,012,712 shares of Class B Stock are included in the shares reported as beneficially owned by both Robert Sands and Richard Sands. All of the shares described as pledged are pledged under the facilities described in footnote (10) to the table under the heading “Beneficial Security Ownership of More Than 5% of the Company’s Voting Common Stock.”

(6)	If the shares of Class A Stock that can be received upon the conversion of the named individual’s Class 1 Option Shares were included in the shares of Class A Stock beneficially owned by the individual, the individual would beneficially own the shares of Class A Stock as noted below, which for each individual represents less than one percent (1%) of the outstanding Class A Stock: Mr. Ryder – 609,773; Mr. Wilson – 492,655; Mr. Wright – 480,479; Mr. Fowden – 25,150; Mr. Fromberg – 63,250; Ms. Hauswald – 67,568; Mr. Locke – 88,322; Mr. Smith – 69,987; Mr. Wandell – 9,310; and Mr. Zupan – 51,220.

(7)	Assuming the conversion of Mr. Locke’s 264 shares of Class B Stock into Class A Stock, Mr. Locke would beneficially own 50,586 shares of Class A Stock (88,586 shares of Class A Stock if the shares of Class A Stock that can be received upon the conversion of Mr. Locke’s Class 1 Option Shares were included), representing less than one percent (1%) of the outstanding Class A Stock after such conversion.

(8)	Of the number of shares reported as beneficially owned by Mr. Smith, 19,535 shares of Class A Stock have been pledged.

(9)	This group consists of our executive officers and directors as of May 29, 2012. Assuming the conversion into Class A Stock of a total of 22,593,239 shares of Class B Stock beneficially owned by the executive officers and directors as of May 29, 2012 as a group, this group would beneficially own 33,970,065 shares of Class A Stock, representing 18.9% of the outstanding Class A Stock after such conversion. If the shares of Class A Stock that can be received upon the conversion of this group’s Class 1 Option Shares were included in the shares of Class A Stock beneficially owned by this group of executive officers and directors, this group would beneficially own (i) 16,013,101 shares of Class A Stock, representing 9.9% of the outstanding Class A Stock, if the shares of Class B Stock beneficially owned by this group were not converted, and (ii) 38,606,340 shares of Class A Stock, representing 21.0% of the outstanding Class A Stock, if the shares of Class B Stock beneficially owned by this group were converted.

EXECUTIVE OFFICERS

Information concerning the Company’s executive officers and their terms of office can be found in Part I of the Annual Report on Form 10-K for the fiscal year ended February 29, 2012 (the “2012 Form 10-K”).

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Note Regarding Our Fiscal Years

Our fiscal year ends on the last day of February of each calendar year. Throughout this proxy statement, fiscal years are referred to by the calendar year in which a fiscal year ends. For example, the fiscal year beginning March 1, 2011 and ending February 29, 2012, which is the primary focus of this Compensation Discussion and Analysis, is referred to as “fiscal 2012.”

Executive Summary

The purpose of our executive compensation program is to provide competitive remuneration as our named executive officers implement our strategy, by focusing on what we call our strategic imperatives, and create stockholder value. Our executive compensation programs seek to promote the achievement of our strategic imperatives – focusing for fiscal 2012 on our profitability and cash flow generation and are designed to align executive compensation to our performance. The short-term bonus and the long-term equity-based compensation opportunities result in compensation that varies with, and ties the compensation of our executives directly to, the performance of our company and its Class A Stock. We believe this provides a strong link between executive compensation and the performance of our company.

The Human Resources Committee of our Board of Directors, or the Committee, reviews and approves the elements of our executive compensation program on an annual basis and may modify particular elements of the program to maintain proper alignment with our goals and strategies and with market practices. In connection with the Committee’s ongoing efforts, the following events have occurred since the commencement of fiscal 2012:

Key Executive Compensation Actions During Fiscal 2012

•

Base Salaries: In setting fiscal 2012 base salaries for our named executive officers, the Committee approved increases of 2.5% for named executive officers other than our Chairman of the Board (who received no increase). The Committee also completed a special review of the compensation of Mr. Wright in July 2011 in connection with his appointment as our Chief Operating Officer and approved an off-cycle adjustment of approximately 10% effective to June 1 when Mr. Wright assumed the role of Chief Operating Officer. These increases are believed to be in line with the market.

•

Short-Term Cash Bonus Awards: In April 2012, the Committee reviewed our performance for fiscal 2012 and approved cash bonus payments to our named executive officers pursuant to our Annual Management Incentive Plan, or AMIP. In light of our strategic imperatives of improving profitability and maximizing the generation of cash flow, these payments rewarded achievement in comparable earnings before interest and taxes, or

EBIT, and free cash flow, or FCF. Based on our fiscal 2012 results, the cash bonus awards for fiscal 2012 represented payments at 112.8% of the target award levels the Committee set for the named executive officers. Fiscal 2012 AMIP results are summarized in the table below:

$ in Millions	Weighting	Threshold Performance Level	Target Performance Level	Maximum Performance Level	Actual Fiscal 2012 Results	Resulting Bonus Payout Factor	Resulting Weighted Payout As a Percentage of Each Executive’s Target Bonus
Comparable EBIT	80%	$724.7	$775.0	$813.8	$768.5	0.94	75.2%
FCF	20%	$575.0	$650.0	$725.0	$715.7	1.88	37.6%
Total							112.8%

•

Long-Term Equity-Based Incentives: In fiscal 2012, the Committee granted all of our named executive officers (except for our Chairman of the Board) a combination of performance share units, or PSUs, restricted stock, and stock options. Our Chairman received all of his equity awards in the form of stock options. The Committee granted these awards in order to directly link the value of compensation they earn to stockholder value creation and to align their interests with those of our stockholders. The Committee again selected earnings per share, or EPS, as the performance measure for these PSUs, as it believed EPS would provide a link to our strategic plan and to stockholder value creation, would be a measure of management’s performance, and would not duplicate the performance metrics already used in our short-term cash bonus plan. In April 2012, the Committee reviewed our EPS results for fiscal 2012 and certified achievement at 200% of the target award levels set by the Committee in April 2011. In order to receive a payout of these awards, a named executive officer must satisfy service vesting terms generally requiring continued employment with us until May 2014.

•

Clawback Provisions: Our fiscal 2012 stock option awards included a provision designed to allow us to clawback or recoup any awards to the extent required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or other law.

•

Peer Group Revisions: In light of the sale of a majority of our businesses in the United Kingdom and Australia, the Committee undertook with the assistance of its independent compensation consultant a review of the composition of our compensation peer group. At the conclusion of this review in July 2011, the Committee approved a revised peer group selected from companies involved with managing and marketing premium brands and having gross revenues generally between 0.5 and 2.5 times those of the Company. This new peer group is described in more detail below.

•	Stock Ownership Guidelines: The Board of Directors adopted revised stock ownership guidelines which increased the ownership requirements applicable to our directors and executive officers.

Key Executive Compensation Changes for Fiscal 2013

•	Base Salaries: For fiscal 2013, each named executive officer, including our Chairman, received an increase of 2.5% to his base salary. These increases are believed to be in line with the market.

•

Short-Term Cash Bonus Award Changes: For fiscal 2013, the Committee has approved the addition of organic net sales growth, along with comparable EBIT and FCF, as the expected means of determining cash bonus payments. The Committee also approved the addition of a requirement that at least threshold comparable EBIT performance be achieved in order for the approval of any fiscal 2013 bonus payout to our named executive officers. The Committee made these refinements in order to better align our bonus program with our evolving strategic imperatives, which are focused primarily on growing market share and profitability. In addition, the Committee has approved, subject to the receipt of stockholder approval at the Meeting, the changes to our short-term bonus plan, the AMIP, as described in Proposal 4 below.

•

Long-Term Equity-Based Incentive Award Changes: First, while the Committee again decided to grant PSUs to all named executive officers, except for our Chairman, to further enhance the linkage between executive compensation and stockholder value creation, the Committee decided to tie the vesting levels of these awards to our stock price appreciation relative to the companies included in the S&P 500 Index. This PSU performance measure will be based on fiscal 2013-2015 performance and any payouts will require the satisfaction of a service vesting requirement, generally requiring continued service with us until May 1, 2015. Second, the Committee reviewed our overall equity grant levels for our named executive officers in connection with a larger review of our equity granting practices with respect to our U.S. employees. In connection with that review, the Committee reduced the stock option award factors by approximately 10% for all named executive officers, except for our Chairman whose stock option award factor was reduced by approximately 5% due to the fact that he receives his entire annual equity award in the form of options. Third, instead of granting restricted stock to our named executive officers, other than our Chairman, the Committee decided to grant restricted stock units, or RSUs, as part of the fiscal 2013 equity awards. This change to RSUs will utilize fewer shares as compared to grants of restricted stock, will simplify the payment of taxes on these awards, and is consistent with the types of restricted equity awards we grant to non-executives. Finally, the Committee has approved, subject to the receipt of stockholder approval at the Meeting, the changes to our Long-Term Stock Incentive Plan as described in Proposal 5 below.

•

Clawback Provisions: All fiscal 2013 stock option, RSU and PSU awards included a provision designed to allow us to clawback or recoup any awards to the extent required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or other law.

2011 Say-on-Pay Vote

At the 2011 Annual Meeting of Stockholders, we conducted our initial vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in the 2011 Proxy Statement. Stockholders approved our executive compensation at that time with more than 94% of the vote being cast in favor of approval. The Committee considered the results of that vote and did not make any changes to our named executive officer compensation program in response to the vote.

Philosophy and Objectives

We operate in a highly competitive, complex and international business environment. The ability to attract, motivate and retain employees throughout the organization is critical to our long-term success. Accordingly, the objective of our executive compensation program is to attract, motivate and retain key executives by providing a compensation package that is competitive with the pay practices of other companies of comparable size, status, and industry with a comparable business model.

The compensation program for our named executive officers consists of fixed compensation (base salary), variable compensation (cash bonus payments and equity awards), and certain perquisites and other benefits. We have designed the elements of executive compensation to operate together in a manner that seeks to reward our named executive officers for their respective abilities and day-to-day service, assistance with the achievement of annual goals and financial targets, and contributions toward enhancing long-term stockholder value.

We feel the overall design of our executive compensation program has provided the intended results, and we continue to periodically review the program elements in an effort to maintain or improve the alignment of the executive compensation program with our strategic imperatives. We believe our compensation is market competitive and has resulted in the attraction and retention of executives who can contribute to our future success. In addition, we believe the program creates a strong linkage between pay and performance through our bonus and equity awards such that executives will receive higher compensation in our more successful periods and lower compensation during less successful periods.

How Executive Compensation is Established

The Committee discharges the Board’s responsibilities relating to executive compensation, including the annual review and approval of named executive officer compensation. Management personnel within our Human Resources Department support the Committee in its work. Executive officers, including the Chairman of the Board, the President and Chief Executive Officer, and the Executive Vice President and Chief Human Resources and Administrative Officer, make recommendations and provide information to, and answer questions from, the Committee as the Committee fulfills its responsibilities regarding executive compensation during each fiscal year. The Committee engages an independent compensation consultant to assist with its review and analysis of executive compensation and to provide data and advice on matters relating to executive officer compensation. Since August 2008, Towers Watson has served as the Committee’s consultant.

Peer Group

In making its executive compensation decisions, the Committee evaluates each element of our executive compensation program, including comparing our practices against those of a specific peer group of consumer product companies. In establishing this peer group, the Committee worked with its independent compensation consultant and sought to ensure that the group consisted of companies of appropriate size, type and complexity by reviewing metrics such as gross revenues, enterprise value, international operations, and market capitalization. The Committee determined that the inclusion of a pro rata share of the revenues of our domestic and international joint ventures was appropriate for the purpose of determining the composition of the peer group.

The peer group considered by the Committee for most of its key fiscal 2012 named executive officer compensation decisions (including prior to setting base salaries, short-term incentive targets and equity grants for fiscal 2012 in April 2011) consisted of the following companies:

• Brown-Forman Corporation	• Hershey Company (The)
• Campbell Soup Company	• Hormel Foods Corporation
• ConAgra Foods, Inc.	• Kellogg Company
• Dean Foods Company	• Lorillard, Inc.
• Del Monte Foods Company	• Molson Coors Brewing Company
• Dr. Pepper Snapple Group, Inc.	• Reynolds American Inc.
• Fortune Brands, Inc.*	• J. M. Smucker Company (The)
• H. J. Heinz Company

*	now known as Beam Inc.

In June and July 2011, the Committee reviewed the composition of our peer group and established a revised peer group of companies listed below:

• Beam Inc.	• Harley-Davidson, Inc.
• Brown-Forman Corporation	• H. J. Heinz Company
• Campbell Soup Company	• Hershey Company (The)
• Church & Dwight Co., Inc.	• Lorillard, Inc.
• Clorox Company (The)	• McCormick & Company, Inc.
• Coach, Inc.	• Mead Johnson Nutrition Company
• Diageo plc	• Molson Coors Brewing Company
• Dr. Pepper Snapple Group, Inc.	• Ralph Lauren Corporation
• Energizer Holdings, Inc.	• Revlon, Inc.
• Estée Lauder Companies Inc. (The)	• J. M. Smucker Company (The)

In establishing this revised peer group, the Committee sought to identify companies that manage and market portfolios of premium brands and that are of appropriate size, type and complexity. In doing so, the Committee reviewed metrics such as gross revenues (targeting companies between 0.5 and 2.5 times those of the Company) and margin structure. The Committee determined that a pro rata portion of revenues from our Crown Imports LLC joint venture should be considered for the purpose of establishing this peer group. To the extent possible, the Committee also sought to include a number of peers from the beverage alcohol industry. The Committee reviewed data regarding this new peer group prior to making an off-cycle salary adjustment for Mr. Wright in July 2011 and prior to setting base salaries, short-term incentive targets, and equity grants for fiscal 2013.

In addition to its review of peer group executive compensation data, the Committee may receive general executive compensation survey data when insufficient peer group data is available for a specific executive position or as another means of performing market checks of its overall compensation program or the individual components thereof. This information helps ensure that the Committee makes well-informed decisions regarding executive compensation matters. Throughout this Compensation Discussion and Analysis, the peer group and other survey data is sometimes referred to as applicable market data.

Compensation of Named Executive Officers (other than the Chairman of the Board)

The Committee reviews the executive compensation program on an annual basis with awards and adjustments being made at a regularly scheduled meeting of the Committee, usually in early April. Compensation decisions may be made at other times of the year in the case of promotions, new hires, or changes in responsibilities. For example, the Committee completed a special review of Mr. Wright’s salary in July 2011, and decided to make an adjustment at that time in connection with his appointment as our Chief Operating Officer. In making these determinations, the Committee may consider our performance, the performance of our named executive officers, executive compensation information from its independent compensation consultant, and compensation and benefit recommendations from management. The Committee also annually reviews tally sheets comparing current and proposed base salaries, short-term cash bonus awards, and long-term equity-based incentive awards.

Our executive compensation program generally aims to provide our named executive officers with target cash compensation approximating the midpoint of that of our peer group companies. In order to align the interests of our named executive officers with those of our stockholders, the Committee allocates a majority of the annual compensation opportunity for our named executive officers to performance based awards in the form of short-term cash bonuses and long-term equity-based incentive awards. However, other than the fact that cash bonuses and equity grants are based upon base salary amounts, the Committee does not have a policy regarding the specific allocation of compensation between short-term and long-term compensation or between cash and non-cash compensation.

The Committee places an emphasis on long-term equity-based incentive awards in our executive compensation program, and on stock options and PSUs in particular, as it believes this causes executives to focus on long-term stockholder value. With respect to stock options, for example, named executive officers will only realize compensation from these awards to the extent our stock price appreciates. In April 2010, the Committee decided to allocate equity compensation to our named executive officers (other than the Chairman of the Board) on the following basis starting in fiscal 2011 — approximately 50% in options, 25% in restricted stock and 25% in PSUs. At that time, these equity grants for named executive officers were generally positioned at or above the 75th percentile of the applicable market data with our Chief Executive Officer positioned between the 50th and 75th percentile of the applicable market data. During fiscal 2012, the Committee reconsidered equity award levels as part of a larger review of equity-based compensation within our U.S. organization. In connection with that review, the Committee lowered the formula for issuing stock option awards starting in fiscal 2013 for all of our named executive officers.

Compensation of the Chairman of the Board

Prior to July 2007, Richard Sands served as our Chairman of the Board and Chief Executive Officer. He transitioned from the role of Chief Executive Officer in July 2007 and has remained our Chairman of the Board and a member of management since that time.

The Committee determined that, starting in fiscal 2011, the total direct compensation opportunity (that is, salary, potential bonus at target level and equity awards) for the Chairman of the Board should approximate 85% of the Chief Executive Officer’s total direct compensation opportunity. The Committee received data from its independent compensation consultant indicating that this level of compensation approximates the median of the applicable market data. As a result of this determination, the Committee decided not to increase Mr. Sands’ salary for fiscal 2011 or fiscal 2012 in order to bring the Chairman’s compensation in line with this target. For these same years, the Committee decided to provide Mr. Sands with 100% of his equity awards in the form of stock options since this form of equity award provides a stronger link to the creation of long-term stockholder value than restricted stock or PSUs based on EPS performance.

The Committee reviewed this approach with its independent compensation consultant in January 2012 and agreed to continue the practice of targeting the Chairman’s compensation at 85% of that of the Chief Executive Officer. As the Chairman’s targeted level of compensation had been achieved at that time, in April 2012 the Committee decided to award the Chairman a fiscal 2013 salary increase of 2.5% in order to maintain this level of compensation. The Committee also determined that Mr. Sands should continue to receive all of his equity awards in the form of stock options.

Elements of Compensation and Analysis of Compensation Decisions

The elements of compensation for our named executive officers consist of the following:

•	base salary;
•	short-term cash bonus awards;
•	long-term equity-based incentive awards; and
•	perquisites and other benefits.

Pay Mix

The Committee believes that a significant portion of each named executive officer’s compensation opportunity should be at risk in order to align the interests of our executives with those of our stockholders. As shown below, approximately 76% to 83% of our named executive officers’ total annual compensation opportunity is at risk and dependent on our performance results since it is received in the form of short-term cash bonus incentives and long-term equity-based incentives.

Fiscal 2012 Named Executive Officer Pay Mix

(Excluding Chairman of the Board)

Base Salary

The Committee considers base salary adjustments on an annual basis as part of its comprehensive review of executive compensation matters, usually in early April. In April 2011, the Committee approved a 2.5% increase for each named executive officer at that time (other than the

Chairman of the Board) based on the Committee’s consideration of market practices and our performance. The Committee may also approve mid-year base salary adjustments in the event of a new hire, promotion or other significant change in responsibilities. Mr. Wright received such an increase effective in June 2011 after the Committee completed a special compensation review in connection with Mr. Wright’s elevation to the role of Chief Operating Officer. Salaries for our named executive officers for fiscal 2012 appear in the Summary Compensation Table below.

In April 2012, the Committee also awarded each named executive officer (including the Chairman of the Board) a salary increase of 2.5% for fiscal 2013 after considering market practices and our performance.

We set base salary levels for our named executive officers to provide current compensation for their day-to-day services during the fiscal year, taking into account their individual roles and responsibilities as well as their respective experience and abilities. We generally seek to pay our named executive officers base compensation near the 50th percentile suggested by the applicable market data. The Committee may decide, however, to set an individual executive’s salary at an amount above or below this level. These variations may occur due to reasons such as the specific expertise of an executive, the complexity or criticality of the business managed by the executive, an executive’s tenure in the role, and concerns regarding internal pay equity.

Short-Term Cash Bonus Awards

In addition to their base salaries, our named executive officers, like other eligible members of management, have the opportunity to earn short-term cash bonuses based on Company performance. The Committee views these bonuses as an integral element of the entire compensation package.

Annual Management Incentive Plan – Fiscal 2012

The AMIP serves as the primary mechanism for short-term performance based incentive bonuses. The Committee administers an annual program under the plan in order to accomplish the following objectives:

•	to motivate executive officers to achieve our profit and other key goals;
•	to support our annual planning, budget and strategic planning processes;
•	to provide compensation opportunities that are competitive with those of other beverage alcohol, industry-related or peer companies in order to attract and retain key executives; and
•	to design a portion of our annual compensation expense to be variable and based on our performance rather than fixed.

We believe these goals have been achieved during fiscal 2012. As described below, the Committee ultimately awarded bonus payments for fiscal 2012 based on comparable EBIT at between threshold and target levels and FCF performance above the target level and near the maximum level established at the beginning of the year.

The AMIP allows the Committee to exercise negative discretion to reduce, but not increase, an award under the plan. In April 2011, the Committee established an eligible bonus pool under the plan for fiscal 2012 equal to 0.50% of our EBIT for each of Mr. Robert Sands and Mr. Richard Sands and

0.25% of our EBIT for each other named executive officer. The plan defines EBIT as the sum of our operating income plus equity in earnings of equity method investees, and the Company views this as a measure of its profitability. In each case in accordance with the provisions of Internal Revenue Code Section 162(m), the plan provides that the effects of extraordinary items, such as certain unusual or nonrecurring items of gain or loss, the effects of mergers, acquisitions, divestitures, spin-offs or significant transactions, among other items specified in the plan, are excluded in calculating EBIT for this purpose. Consistent with the plan, no individual award for a fiscal year may exceed $5 million and the Committee reserved the right to exercise its negative discretion at the end of fiscal 2012 to reduce or eliminate an award to any named executive officer and to consider such quantitative and qualitative factors it deems appropriate in making such determinations.

In April 2012, the Committee met to review our actual fiscal 2012 performance and to consider payouts to participants. After reviewing our fiscal year performance against the applicable performance criteria, the Committee confirmed that, prior to any application of negative discretion by the Committee, our fiscal 2012 EBIT and corresponding eligible bonus pools for each named executive officer were as follows:

Annual Management Incentive Plan

Results for Fiscal 2012 Prior to the Application of Negative Discretion

Named Executive Officer	Eligible Bonus Pool Calculation	Fiscal 2012 EBIT (as Calculated Pursuant to the Plan)	Eligible Bonus Pool (Before the Application of Negative Discretion)
Chairman of the Board; and President and Chief Executive Officer	0.50% of fiscal 2012 EBIT	$768,500,000	$3,842,500
Each other named executive officer	0.25% of fiscal 2012 EBIT	$768,500,000	$1,921,250

The Committee then considered whether and how to apply negative discretion to these amounts. In doing so, the Committee took into account the following:

•	the named executive officer’s position;
•	the named executive officer’s base salary earned in fiscal 2012; and
•	Company performance for fiscal 2012 with respect to certain specified financial performance goals the Committee established at the beginning of the year.

The Committee first considered individual incentive award opportunities depending on the executive’s position. The Committee established these opportunities as a percentage of each named executive officer’s fiscal 2012 base salary with the understanding that they were competitive with the market and placed at risk an appropriate amount of the executive’s compensation.

Annual Management Incentive Plan

Fiscal 2012 Award Levels for the Application of Negative Discretion

Named Executive Officer	Threshold	Target	Maximum
Chairman of the Board; and President and Chief Executive Officer	30%	120%	240%
Each other named executive officer	17.5%	70%	140%

These percentages assume that the same threshold, target or maximum performance is achieved for each applicable performance criteria utilized by the Committee in its application of negative discretion. Accordingly, an incentive award payment under the Committee’s application of negative discretion for fiscal 2012 could have been less than the threshold percentage set forth above if a threshold level was not achieved for one or more of the criteria.

The Committee chose comparable EBIT and FCF as the applicable performance criteria to use in its application of negative discretion, as these criteria represent key drivers of our short-term business success. We believe that comparable EBIT serves as a measure of our profitability, while FCF reflects our ability to generate the cash required to operate the business and pay down debt. Comparable EBIT is EBIT excluding restructuring charges, acquisition-related integration costs and unusual items. The Committee can also make further adjustments for restructuring and acquisition-related activities that, had they been known at the beginning of the performance period, would have impacted the Company’s projections. FCF is equal to net cash provided by (used in) operating activities less purchases of property, plant and equipment. For all named executive officers, these criteria are reviewed on a company-wide basis. In exercising their negative discretion right, the Committee elected to apply the following criteria weightings to determine awards for named executive officers: 80% for comparable EBIT and 20% for FCF.

In April 2011, the Committee established target levels for the comparable EBIT and FCF metrics corresponding to the expected level of performance under our fiscal 2012 operating plan. This operating plan was reviewed with and approved by the Board in April 2011. With the assistance of the Human Resources Department, the Committee had also established at that time a range of performance level award opportunities from threshold to maximum by considering a variety of factors, including the minimal acceptable growth for each performance criterion, our strategic direction and focus, and the various risks and uncertainties we face. The Committee established performance targets intended to be appropriately challenging at all levels, including the threshold level, but attainable with increasing difficulty for each level beyond threshold upon achievement of the strategic objectives of the business. Threshold levels were expected to be appropriately challenging but achievable under normal circumstances. Target levels would be achieved if the Company performed as expected under our operating plan. Maximum levels would be achievable only with exceptional performance versus our operating plan.

In April 2012, the Committee determined that it would be appropriate to consider these fiscal 2012 performance levels in applying negative discretion. The Committee then completed its application of negative discretion by comparing fiscal 2012 performance against the performance levels the Committee had established at the beginning of fiscal 2012 in April 2011. At the conclusion of its review, the Committee then certified awards to the named executive officers based on the following performance levels and actual results:

Annual Management Incentive Plan

Fiscal 2012 Performance Levels and Results under the

Application of Negative Discretion

Performance Criteria	Threshold Performance Level	Target Performance Level	Maximum Performance Level	Fiscal 2012 Results
Comparable EBIT	$724.7 million	$775 million	$813.8 million	$768.5 million, equal to 94% of a target payout (for performance between threshold and target levels)
FCF	$575 million	$650 million	$725 million	$715.7 million, equal to 188% of a target payout (for performance between target and maximum levels)

Based on the weighting of comparable EBIT (80%) and FCF (20%), the Committee applied negative discretion to reduce awards from the eligible bonus pool amounts to 112.8% of the target payouts. The resulting AMIP awards paid to the named executive officers for fiscal 2012 are set forth below and also appear in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.

Summary of Fiscal 2012 Annual Management Incentive Plan Results

Named Executive Officer	Eligible Bonus Pool ($)	Actual Awards Based on Fiscal 2012 Performance under the Application of Negative Discretion ($)
Robert Sands	3,842,500	1,627,656
Richard Sands	3,842,500	1,597,294
Robert Ryder	1,921,250	465,647
W. Keith Wilson	1,921,250	424,999
John A. (Jay) Wright	1,921,250	450,626

Annual Management Incentive Plan – Fiscal 2013

In April 2012, the Committee established the bonus pool under the AMIP for fiscal 2013. The Committee adopted the same methodology as it used for the fiscal 2012 program, establishing a bonus pool equal to 0.5% of our fiscal 2013 EBIT for each of Mr. Robert Sands and Mr. Richard Sands and 0.25% of our fiscal 2013 EBIT for each of our other named executive officers. The Committee reserved the right to reduce or eliminate awards based on such quantitative and qualitative factors as it deems appropriate. The Committee approved the inclusion of organic net sales growth, in addition to comparable EBIT and FCF, as the factors it expects to use when calculating fiscal 2013 bonus amounts. Accordingly, it established a range of fiscal 2013 performance levels for each of these measures, which it expects to weight as follows: 40% comparable for EBIT, 40% for organic net sales growth, and 20% for FCF. In doing so, the Committee determined it would be appropriate to require at least threshold comparable EBIT performance in order for named executive officers to earn any bonus payout for fiscal 2013. The Committee made these refinements in order to better align the program with our evolving strategic imperatives, which are focused primarily on growing market share and profitability.

Other Cash Bonus Awards

In addition to any payments under the AMIP, the Committee has discretion to pay cash bonuses outside of that plan. Such payments might be paid to executives, for example, after the closing of a significant acquisition or other transaction. No named executive officer received such a payment in fiscal 2012.

Long-Term Equity-Based Incentive Awards

Equity Award Granting Practices

The Committee (as well as the full Board) has the flexibility to award non-qualified stock options, restricted stock, stock appreciation rights, and other stock-based awards, such as RSUs and PSUs, under our Long-Term Stock Incentive Plan. The Committee grants options to purchase Class 1 Stock to individuals subject to U.S. taxation, including named executive officers, and options to purchase Class A Stock to other participants. Prior to fiscal 2013, the Committee granted restricted stock to individuals subject to U.S. taxation, including named executive officers, and RSUs to other participants. Starting in fiscal 2013, the Committee granted RSUs, instead of restricted stock, to all participants other than non-management directors. All restricted stock and RSUs relate to Class A Stock.

The Committee annually considers equity awards to named executive officers at the regularly scheduled meeting at which it considers annual compensation-related actions and awards, including the grant of equity awards to other eligible employees around the world. The Committee generally grants new employee awards, awards associated with promotions, and awards associated with significant business activities at regularly scheduled meetings of the Committee, which may or may not be one at which other compensation-related decisions are made. In addition, the Committee has delegated to our Chief Human Resources Officer limited authority to grant stock option awards provided that (i) the recipient is at or below the level of Vice President, (ii) any such award is not for more than 5,000 shares of our Class A Stock or Class 1 Stock, and (iii) the number of shares and the terms and conditions for such grants are consistent with the past practices of the Committee. The Chief Human Resources Officer did not exercise this authority in fiscal 2012. All stock option awards under our Long-Term Stock Incentive Plan are priced at the closing price of our Class A Stock on the date of grant. (As no trading market exists for the Class 1 Stock, the fair market value of a share of Class 1 Stock is deemed to be equal to the fair market value of a share of Class A Stock unless the Committee determines otherwise.)

The Board considers equity awards to the directors pursuant to our non-management director compensation policy as described more fully below under the heading “Director Compensation.” The Board generally approves these annual awards to directors at the Board meeting immediately following each Annual Meeting of Stockholders. As directors serve annual terms, such awards are intended to coincide with the beginning of their term of office. For example, the Board approved fiscal 2012 equity awards for directors on July 21, 2011 following the Annual Meeting of Stockholders held earlier that day. The Board may also grant equity awards upon the appointment of a new member of the Board. Since Mr. Wandell was appointed to the Board on the day of the 2011 Annual Meeting of Stockholders, he received a full annual grant of stock option and restricted stock awards at that time.

We do not backdate equity awards and do not time awards of equity so that they are intentionally made prior to the announcement of favorable information or subsequent to the announcement of unfavorable information.

Named Executive Officer Awards – Fiscal 2012

In fiscal 2012, the Committee granted stock options, restricted stock, and PSUs to our named executive officers. The use of equity-based awards, together with the stock ownership guidelines described below, directly ties our executives’ interests to the value and appreciation of our Class A Stock. These awards also assist in the retention of executives as they vest over a period of employment with us. The Committee considers granting equity-based awards as part of its annual review of executive compensation, usually in early April.

The Committee included stock options as a significant element of annual compensation for each named executive officer, as the Committee believes the value of options has a direct link to the creation of stockholder value. For each named executive officer other than the Chairman of the Board, the Committee also granted restricted stock to provide for diversification and retention value in our equity program. Finally, in order to further diversify our mix of equity awards in a manner more consistent with our peer group and to enhance the linkage between executive compensation and performance, the Committee awarded PSUs to all named executive officers (other than the Chairman of the Board) commencing in fiscal 2011. When doing so, the Committee determined that it would be appropriate to keep overall long-term equity-based incentive award values constant and to replace a portion of value formerly awarded as stock options with PSUs. In particular, for all named executive officers (except for the Chairman of the Board) the Committee determined that the allocation of such awards should be approximately 50% in stock options, 25% in restricted stock, and 25% in PSUs. As stated in the “Compensation of the Chairman of the Board” subsection above, the Committee determined that it would again be advisable for the Chairman of the Board to receive all of his equity-based awards in the form of stock options.

The Committee awarded stock options, restricted stock, and PSUs to our named executive officers in fiscal 2012 after taking into account the executives’ positions and salaries, so that more senior executives received a greater portion of their compensation through equity-based incentives. Specifically, the Committee awarded options, restricted stock and PSUs using the following methodology:

Fiscal 2012 Long-Term Equity-Based Incentive Award Methodology

Named Executive Officer	Stock Option Award	Restricted Stock Award	PSU Award (at Target)
Chairman of the Board	7.9 x salary ÷ grant date stock price	Not applicable	Not applicable
President and Chief Executive Officer	4.87 x salary ÷ grant date stock price	1.0 x salary ÷ grant date stock price	1.0 x salary ÷ grant date stock price
Each other named executive officer	3.67 x salary ÷ grant date stock price	0.6 x salary ÷ grant date stock price	0.6 x salary ÷ grant date stock price

The Committee selected EPS as the performance metric for the PSUs granted in fiscal 2012, as EPS would provide a link to the Company’s strategic plan and to stockholder value creation, would be a measure of management’s performance, and would not duplicate the performance metrics already used in our AMIP. While PSU awards granted in fiscal 2011 contained a three-year performance period and a similar three-year service vesting period, the Committee determined that, due to the difficulty of forecasting EPS results over a three-year period, the PSUs granted in fiscal 2012 would consist of a one-year performance period and a three-year service vesting period. For this purpose, EPS would be calculated under generally accepted accounting principles as adjusted for non-recurring items in accordance with the terms of the Long-Term Stock Incentive Plan. This amount is consistent with the Company’s reported comparable EPS results.

The Committee established target levels for fiscal 2012 EPS corresponding to the expected level of performance under our operating plan. With the assistance of the Human Resources Department, the Committee had also established at that time a range of performance level award opportunities from threshold to maximum by considering a variety of factors, including the minimal acceptable growth for EPS, our strategic direction and focus, and the various risks and uncertainties we face. The Committee established performance targets intended to be appropriately challenging at all levels, including the threshold level, but attainable with increasing difficulty for each level beyond threshold upon achievement of the strategic objectives of the business. The threshold level, which would equate to a payout of 25% of a target award, was expected to be appropriately challenging but achievable under normal circumstances. The target level would be achieved if the Company performed as expected under our operating plan. The maximum level, which would equate to a payout of 200% of a target award, was expected to be achievable only with exceptional performance.

In April 2012, the Committee reviewed fiscal 2012 EPS performance against the levels established at the beginning of the fiscal year and certified achievement at 200% of target. Accordingly, if a named executive officer meets the service vesting requirement that generally requires continued service until May 1, 2014, he will receive 200% of the target amount of his fiscal 2012 PSU award.

Long-Term Stock Incentive Plan

Fiscal 2012 PSU Award Performance Levels and Results

Performance Criteria	Threshold Performance Level	Target Performance Level	Maximum Performance Level	Fiscal 2012 Results
EPS	$1.78	$1.95	$2.08	$2.34, equal to 200% of target payout (for performance above the maximum levels) upon satisfaction of the service vesting requirements

More information concerning these stock option awards, restricted stock awards and PSUs can be found below in the Summary Compensation Table and the Grants of Plan-Based Awards in Fiscal 2012 table.

Named Executive Officer Awards – Fiscal 2013

In April 2012, the Committee determined that it was important to retain a mix of equity awards as a significant element of compensation for all named executive officers (other than the Chairman of the Board) and that it would be advisable for the Chairman of the Board to continue to receive all of his equity compensation in the form of stock options.

The Committee determined that it would be advisable to retain stock options as a significant portion of these awards. Instead of issuing restricted stock, however, the Committee decided to issue RSUs, which would not involve the issuance of any actual shares of stock until vesting. The granting of RSUs instead of restricted stock is consistent with the approach the Company uses for similar awards outside of the U.S. and will be more administratively convenient for the Company and recipients, including the named executive officers. With respect to PSUs, the Committee determined that it would be appropriate to base awards on a measure of relative stockholder return instead of EPS. Accordingly, the Committee issued fiscal 2013 PSU awards whose ultimate payout level, if any, will depend on our fiscal 2013-2015 performance with respect to our stock price performance as compared to the other companies in the S&P 500 Index. In addition, an executive must generally remain an employee until May 1, 2015 in order for the award to vest.

In April 2012, the Committee also reconsidered the overall equity grant levels for our named executive officers in connection with a larger review of our equity granting practices in the U.S. In connection with that review, the Committee lowered stock option award factors for our named executive officers starting in fiscal 2013 by approximately 10% for each named executive officer, except for our Chairman whose reduced stock option award factor was approximately 5% due to the fact that he receives his entire annual equity award in the form of options.

The Committee awarded stock options, RSUs and PSUs to our named executive officers in fiscal 2013 after taking into account the executives’ positions and salaries, so that more senior executives received a greater portion of their compensation through equity-based incentives. Specifically, the Committee awarded options, RSUs and PSUs using the following methodology:

Fiscal 2013 Long-Term Equity-Based Incentive Award Methodology

Named Executive Officer	Stock Option Award	RSU Award	PSU Award (at Target)
Chairman of the Board	7.51 x salary ÷ grant date stock price	Not applicable	Not applicable
President and Chief Executive Officer	4.38 x salary ÷ grant date stock price	1.0 x salary ÷ grant date stock price	1.0 x salary ÷ grant date stock price
Each other named executive officer	3.30 x salary ÷ grant date stock price	0.6 x salary ÷ grant date stock price	0.6 x salary ÷ grant date stock price

Stock Ownership Guidelines

In order to further align the interests of our executive officers, including our named executive officers, with the long-term interests of our stockholders, the Board has established guidelines for the amounts of our common stock that our executive officers should beneficially own. These guidelines were reviewed by the Board in October 2011, and the guidelines were increased at all levels. In establishing these guidelines for stock ownership, we considered the length of an executive officer’s tenure. We allow individuals five years in which to reach the applicable ownership guideline. Ownership guidelines can be satisfied by the ownership of stock, unvested restricted stock or RSUs, unvested PSUs after the performance period has been completed and the Committee has established the number of shares that will be issued upon satisfaction of the service requirement, and vested stock options. The current guidelines for our executive officers are as follows:

Executive Officer	Stock Ownership Guideline
Chairman of the Board	6 times base salary
President and Chief Executive Officer	6 times base salary
Executive Vice Presidents	3 times base salary

As of February 29, 2012, each of our named executive officers had either met his respective guideline or was within the five-year window for doing so.

Other Benefits

Savings Plans and Health and Welfare Benefits

As with other eligible employees, we offer our named executive officers the following retirement savings opportunities and health and welfare benefits in order to help provide a reasonable level of support during and after employment with us and to attract, maintain, and motivate employees with a competitive benefits package:

•

Named executive officers who are resident in the U.S. are eligible to participate in our 401(k) and Profit Sharing Plan on the same terms as other eligible employees. Each year, eligible employees may elect to contribute on a before-tax basis into their plan accounts up to 50% of their annual salary but not in excess of the annual limit set by the Internal Revenue Code and adjusted for cost-of-living increases. We currently provide a 50% match on the first 6% of salary contributed by the participant to his or her plan account as well as a 3% annual contribution. In addition, at the conclusion of each fiscal year the Committee analyzes our performance and has discretion to award a supplemental profit sharing contribution.

•

Named executive officers are eligible to participate in our 2005 Supplemental Executive Retirement Plan, which is a non-qualified retirement savings plan designed to provide participants with the benefit of our annual contributions and supplemental profit sharing contributions that could not be made pursuant to the 401(k) and Profit Sharing Plan due to Internal Revenue Code limitations. Further detail concerning this plan is provided below under the heading “Nonqualified Deferred Compensation.”

•

Named executive officers are generally eligible to participate on the same terms as other eligible employees in our 1989 Employee Stock Purchase Plan, an Internal Revenue Code Section 423 plan that allows employees to purchase shares of Class A Stock at a discount through salary deductions. Due to their levels of stock ownership in our company, neither Mr. Robert Sands nor Mr. Richard Sands is eligible to participate in this plan.

•

Named executive officers also receive customary employee benefits, such as our medical, dental and vision benefits, long-term and short-term disability insurance programs, paid time off (vacation/sick leave), and life insurance programs, in the same manner as other eligible employees.

Severance Benefits

In April 2008, the Committee determined that it was appropriate to standardize our relationships with executive officers and approved the execution of employment agreements with each of our executive officers, including all of our named executive officers except for Mr. Wright. In approving the execution of these agreements, the Committee believed it appropriate to ensure that similarly situated executive officers had similar employment terms. In establishing these agreements, we considered information from the Committee’s compensation consultant at that time regarding existing market practices. During fiscal 2011, the Committee and its current compensation consultant conducted an in-depth review of these employment terms and current market practices. Although the Committee’s consultant did not recommend any changes to the existing agreements with our named executive officers, it did recommend certain changes to future agreements in order to better align with current best practices. Specifically, the Committee’s independent compensation consultant recommended that we not include in future agreements severance benefits in the event of retirement, the gross-up of any excise tax payments or the post-employment continuation of airplane or automobile benefits and product allowances. The Committee and management agreed with these recommendations, and our November 2010 employment agreement with Mr. Wright reflected these revised terms. More information concerning the agreements and amounts payable to named executive officers in the event of a severance or change in control event are described below under the heading “Employment Agreements and Potential Payments Upon Termination or Change-in-Control.”

Perquisites

We provide our named executive officers with perquisites and other personal benefits that we believe to be fair, reasonable and competitive with those offered by comparable companies to their executive officers. The Committee believes these benefits further our objective of attracting, motivating and retaining key executive talent and assist executive officers in dedicating the appropriate amount of time and attention to business initiatives. Executives pay all personal income taxes that are attributable to the taxable perquisites we provide.

We offer the following benefits to our named executive officers:

•

Automobile lease or allowance – We provide a designated leased vehicle or monthly allowance to our named executive officers. We believe this is competitive with benefits provided to executives at comparable companies.

•

Car/Driver Services – We provide our Chief Executive Officer and our other executive officers with the option of using car/driver services. We believe this enhances the security of our executive officers and assists them to devote maximum time and attention to our business.

•

Personal use of our corporate aircraft when not needed for business purposes – We offer our named executive officers the use of our corporate aircraft both to enhance their security and to permit them to devote maximum time and attention to our business while away from our offices.

•

Product allowance – We provide a product allowance to our named executive officers and believe that the product allowances enhance knowledge and appreciation of our products and serve as an additional tool to facilitate their role as ambassadors for our brands in both on and off premise retail establishments where making a purchase is important for customer relations and with third parties who we desire to sample our products. The current annual allowance is $10,000 for our Chairman of the Board and for our President and Chief Executive Officer and $5,000 for our other named executive officers.

•	Expanded annual physical health review on a voluntary basis – We offer our named executive officers an annual comprehensive health physical in order to encourage them to protect their health.

We may provide additional benefits to our named executive officers in special circumstances, such as the payment of cost of living adjustments, tax preparation fees and tax equalization costs in the event of an expatriate assignment or relocation benefits in the event of a new hire or transfer. The perquisites and other personal benefits we provided to our named executive officers during fiscal 2012 are quantified below in the Summary Compensation Table.

Accounting Considerations

Accounting for Equity-Based Compensation

We follow the Financial Accounting Standards Board, or FASB, guidance for equity-based compensation in FASB ASC Topic 718 requiring that we recognize in our financial statements the cost resulting from all equity-based payment transactions, including stock options, restricted stock awards, RSUs, and PSUs. As with any significant accounting requirement, we and our Board have considered and continue to monitor the impact of this guidance. At this time, we continue to believe that equity-based executive compensation serves an important role in our executive compensation program design, and we have not significantly altered our compensation philosophy or award mix in light of this accounting guidance.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code provides that certain compensation in excess of $1 million per year paid to certain executive officers of a company who are employed at year-end may not be deductible by the company unless the compensation qualifies as performance based compensation. The Committee recognizes the benefits of structuring executive compensation so that, where possible, Section 162(m) does not limit our tax deductions for compensation, and our Long-Term Stock Incentive Plan and Annual Management Incentive Plan have been designed so that the Committee may award performance based compensation that is not subject to the limits imposed by Section 162(m). Under certain circumstances, such as the payment of cash bonus awards outside of the AMIP and the granting of restricted stock awards and RSUs, the Committee may decide to award executive compensation in an amount and form that is not deductible under Section  162(m).

Compensation Committee Report

We, the Human Resources Committee of the Board (which committee functions as the compensation committee of the Board), have reviewed and discussed the Compensation Discussion and Analysis set forth above with the management of the Company, and, based on such review and discussion, have recommended to the Board the inclusion of the Compensation Discussion and Analysis in this Proxy Statement and, through incorporation by reference to this Proxy Statement, the Company’s 2012 Form 10-K.

Human Resources Committee

Jeananne K. Hauswald (Chair)

Jerry Fowden

Keith E. Wandell

Compensation Tables and Related Information

The following table sets forth the compensation paid or accrued by us for services rendered for fiscal 2012 (our fiscal year ended February 29, 2012) by our Chief Executive Officer, our Chief Financial Officer, and our three other most highly compensated executive officers. These individuals are referred to as “named executive officers.” Where applicable, the following table also sets forth the compensation paid or accrued by us to these named executive officers for fiscal 2011 (our fiscal year ended February 28, 2011) and fiscal 2010 (our fiscal year ended February 28, 2010).

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Robert Sands, President and Chief Executive Officer	2012	1,202,465	2,318,324	2,144,045	1,627,656	414,391	7,706,881
	2011	1,129,647	2,261,452	2,144,153	2,624,397	310,367	8,470,016
	2010	1,102,298	1,103,235	3,096,311	1,269,847	210,273	6,781,964
Richard Sands, Chairman of the Board	2012	1,180,034	—	3,409,970	1,597,294	504,271	6,691,569
	2011	1,136,329	—	3,495,502	2,639,919	557,354	7,829,104
	2010	1,135,472	1,136,415	3,189,486	1,308,064	338,829	7,108,266
Robert Ryder, Executive Vice President and Chief Financial Officer	2012	589,725	682,272	792,436	465,647	42,034	2,572,114
	2011	554,013	665,466	792,479	750,798	76,094	2,838,850
	2010	540,600	324,690	1,062,970	363,283	51,422	2,342,965
W. Keith Wilson, Executive Vice President and Chief Human Resources and Administrative Officer	2012	538,247	622,944	723,263	424,999	27,425	2,336,878
	2011	505,652	607,454	723,286	685,260	63,713	2,585,365
	2010	493,410	296,369	970,194	331,571	40,482	2,132,026
John A. (Jay) Wright, Executive Vice President and Chief Operating Officer	2012	570,702	615,116	714,499	450,626	50,134	2,401,077

(1)	These amounts represent the full grant date fair value of awards of restricted stock and performance share units (“PSUs”) granted in each fiscal year noted. For PSUs, which were first awarded in fiscal 2011, the grant date fair value is based upon the probable outcome of the performance conditions as of the grant date (which was performance at target level). This represents the aggregate amount that we expected to expense for such grants in accordance with FASB ASC Topic 718 over the grants’ respective vesting schedules. We do not include any impact of estimated forfeitures related to service-based vesting terms in these calculations. These amounts reflect our expected aggregate accounting expense for these awards as of the grant date and do not necessarily correspond to the actual values that will be expensed by us or realized by the named executive officers or to our expected aggregate accounting expense for these awards as of the end of fiscal 2012. If the PSUs granted during fiscal 2012 were included in these calculations at their maximum levels (as opposed to their target levels), the full grant date fair values set forth for the fiscal 2012 stock awards would be as follows: Mr. Robert Sands – $3,477,486; Mr. Richard Sands – $0; Mr. Ryder – $1,023,408; Mr. Wilson – $934,416; and Mr. Wright – $922,674. See the Grants of Plan-Based Awards in Fiscal 2012 table below for additional information regarding awards made during fiscal 2012.

(2)	These amounts represent the full grant date fair value of awards of stock options granted in each fiscal year noted. This represents the aggregate amount that we expected to expense for such grants in accordance with FASB ASC Topic 718 over the grants’ respective vesting schedules. We do not include any impact of estimated forfeitures related to service-based vesting terms in these calculations. Assumptions used in calculating these values may be found in Note 17 of our financial statements in our 2012 Form 10-K. These amounts reflect our expected aggregate accounting expense for these awards as of the grant date and do not necessarily correspond to the actual values that will be realized by the named executive officers. See the Grants of Plan-Based Awards in Fiscal 2012 table below for additional information regarding awards made during fiscal 2012.

(3)	These amounts reflect cash payments made under our Annual Management Incentive Plan in April 2012 for fiscal 2012, in April 2011 for fiscal 2011, and in April 2010 for fiscal 2010.

(4)	These amounts, as set forth below, include for fiscal 2012 (i) our matching contributions under the 401(k) and Profit Sharing Plan, (ii) our annual contributions under the 401(k) and Profit Sharing Plan, (iii) our contributions under the 2005 Supplemental Executive Retirement Plan, and (iv) perquisites and other personal benefits. During fiscal 2012, we did not provide to any named executive officer any tax gross-up or any payments in connection with a separation of employment.

Name	401(k) and Profit Sharing Plan Matching Contributions ($)	401(k) and Profit Sharing Plan Annual and Supplemental Profit Sharing Contributions ($)	2005 Supplemental Executive Retirement Plan Contributions ($)	Perquisites and Other Personal Benefits ($)	Total “All Other Compensation” ($)
Robert Sands	8,818	7,350	27,419	370,804	414,391
Richard Sands	8,661	7,350	26,740	461,520	504,271
Robert Ryder	8,070	7,350	9,702	16,912	42,034
W. Keith Wilson	—	7,350	8,213	11,862	27,425
John A. (Jay) Wright	8,336	7,350	9,600	24,848	50,134

For fiscal 2012, we have changed the methodology for reporting contributions under the 2005 Supplemental Executive Retirement Plan so that, like contributions to our 401(k) and Profit Sharing Plan, such contributions are reported in the year to which they relate, as opposed to the year in which they are approved and ultimately contributed. We have reconciled the All Other Compensation amounts for fiscal 2011 and fiscal 2010 to be consistent with this approach. Under our previous methodology, the following contributions during fiscal 2012 based on fiscal 2011 performance would have been reported for fiscal 2012: Mr. Robert Sands – $86,342; Mr. Richard Sands – $86,994; Mr. Ryder – $30,160; Mr. Wilson – $25,440; and Mr. Wright – $24,888.

Perquisites and other personal benefits provided to named executive officers in fiscal 2012 are described below and included personal use of our corporate aircraft, automobile allowances, an automobile lease, car/driver services, physical health review expenses, and product allowances:

•	Mr. Robert Sands – $333,718 for personal use of corporate aircraft, $9,969 for automobile allowance, $5,532 for product allowance, and $21,585 for car/driver services;
•	Mr. Richard Sands – $441,551 for personal use of corporate aircraft, $9,969 for automobile allowance, and $10,000 for product allowance;
•	Mr. Ryder – $9,969 for automobile allowance, $4,521 for product allowance, and $2,422 for a physical health review;
•	Mr. Wilson – $9,969 for automobile allowance and $1,893 for product allowance; and
•	Mr. Wright – $16,389 for a leased automobile, $5,000 for product allowance, and $3,459 for a physical health review.

Values noted above for the personal use of our corporate aircraft represent the aggregate incremental cost to us for such use. The aggregate incremental cost of personal use of the corporate aircraft includes (i) the cost of fuel (using aircraft-specific average consumption rates per hour and aircraft-specific average fuel costs), (ii) ordinary aircraft maintenance (using aircraft-specific average maintenance costs per hour), and (iii) specific trip-related expenses, including crew hotel and meals, on-board catering, trip-related landing fees, hangar and parking costs, and similar costs. Since our aircraft are used primarily for business travel, the methodology excludes fixed, capital and similar costs. In instances where family members or guests fly on our aircraft as additional passengers on business flights with an executive, the aggregate incremental cost to us is de minimis in amount, and no amount is reflected in the table for these additional passengers.

Grants of Plan-Based Awards in Fiscal 2012

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards	Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)(5)	Grant Date Fair Value of Stock and Option Awards ($)(6)
Name	Grant Date	Target ($)(1)	Threshold (#)	Target (#)	Maximum (#)
Robert Sands	NA	3,842,500
	4/5/11		14,068	56,270	112,540				1,159,162
	4/5/11					56,270			1,159,162
	4/5/11						274,000	20.60	2,144,045
Richard Sands	NA	3,842,500
	4/5/11						435,780	20.60	3,409,970
Robert Ryder	NA	1,921,250
	4/5/11		4,140	16,560	33,120				341,136
	4/5/11					16,560			341,136
	4/5/11						101,270	20.60	792,436
W. Keith Wilson	NA	1,921,250
	4/5/11		3,780	15,120	30,240				311,472
	4/5/11					15,120			311,472
	4/5/11						92,430	20.60	723,263
John A. (Jay) Wright	NA	1,921,250
	4/5/11		3,733	14,930	29,860				307,558
	4/5/11					14,930			307,558
	4/5/11						91,310	20.60	714,499

(1)	This amount represents the eligible bonus pool that was established for each named executive officer for fiscal 2012 under our Annual Management Incentive Plan. It does not represent an actual payout to the named executive officer. No threshold or maximum levels were associated with the creation of these eligible bonus pools. The method for determining these amounts as well as the actual awards for named executive officers for fiscal 2012 are described above under the heading “Short-Term Cash Bonus Awards” and subheading “Annual Management Incentive Plan – Fiscal 2012” in the Compensation Discussion and Analysis. The actual award paid to each named executive officer under the plan for fiscal 2012 is set forth above in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.

(2)	This represents the number of shares of Class A Stock that may be issued to the named executive officer pursuant to the terms of a PSU award granted under our Long-Term Stock Incentive Plan. The terms of these awards are described above under the heading “Long-Term Equity-Based Incentive Awards” and subheading “Named Executive Officer Awards – Fiscal 2012” in the Compensation Discussion and Analysis and below in the Outstanding Equity Awards at February 29, 2012 table. After the conclusion of fiscal 2012, the Human Resources Committee certified that our performance would equate to a maximum award payout on the May 1, 2014 vesting date.

(3)	This represents the number of restricted shares of Class A Stock granted to the named executive officer under our Long-Term Stock Incentive Plan. These restricted stock awards are scheduled to vest 25% per year at each of the first four annual anniversaries of May 1, 2011. Further information concerning these awards can be found above under the heading “Long-Term Equity-Based Incentive Awards” and subheading “Named Executive Officer Awards – Fiscal 2012” in the Compensation Discussion and Analysis and below in the Outstanding Equity Awards at February 29, 2012 table.

(4)

This represents the number of options to purchase shares of Class 1 Stock granted to the named executive officer under our Long-Term Stock Incentive Plan. These options are scheduled to vest and become exercisable 25% per year at each of the first four annual anniversaries of the grant date. Further information concerning these awards can be found above under the heading “Long-Term Equity-Based Incentive Awards” and subheading “Named Executive Officer Awards – Fiscal 2012” in the Compensation Discussion and Analysis and below in the Outstanding Equity Awards at February 29, 2012 table. No trading market exists for the Class 1 Stock. Class 1 Stock may be converted into shares of Class A Stock on a one-for-one basis, provided such conversion is permitted only if the holder immediately sells the Class A Stock acquired upon conversion in a market transaction or to an unrelated party in a bona fide private sale. Under the plan, the fair market value of a share of Class 1 Stock is equal to the fair market value of a share of Class A Stock unless our Human Resources Committee determines otherwise.

(5)	The exercise price of these options, which relate to Class 1 Stock (for which there is no public trading market), is the closing price of a share of Class A Stock on the grant date.

(6)	These amounts represent the full grant date fair value of the PSUs, restricted stock and stock options, respectively, granted in fiscal 2012. This represents the aggregate amount that we expected to expense for such grants in accordance with FASB ASC Topic 718 over the grants’ respective vesting schedules. We do not include any impact of estimated forfeitures related to service-based vesting terms in these calculations. These amounts reflect our expected aggregate accounting expense for these awards as of the grant date and do not necessarily correspond to the actual values that will be expensed by us or realized by the named executive officers. For PSUs, the grant date fair value is based on the probable outcome of the performance conditions as of the grant date. In particular, we assumed that the PSUs would eventually be paid out at target levels. Assumptions used in calculating these values with respect to stock option awards may be found in Note 17 of our 2012 Form 10-K.

Outstanding Equity Awards at February 29, 2012

The following table presents information concerning outstanding stock option, restricted stock, RSU and PSU awards to each of the named executive officers.

			Option Awards(1)				Stock Awards(2)
Name	Grant Date	Grant Type (3)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(4)	Option Expiration Date (5)	Number of Shares or Units of Stock that Have Not Vested (#)(6)	Market Value of Shares or Units of Stock that Have Not Vested ($)(7)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(8)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(7)
Robert Sands	4/2/03	SO	107,600		11.7950	4/2/13
	4/3/03	SO	60,000		11.7500	4/3/13
	4/6/04	SO	191,800		16.6300	4/6/14
	12/23/04	SO	40,000		23.0200	12/23/14
	4/7/05	SO	128,000		27.2350	4/7/15
	4/5/06	SO	30,000		25.8800	4/5/16
	4/5/06	SO	164,800		25.8800	4/5/16
	4/3/07	SO	315,343		20.7900	4/3/17
	4/3/07	SO	48,750		20.7900	4/3/17
	4/18/07	SO	16,250		22.2700	4/18/17
	7/26/07	SO	4,384		22.0800	7/26/17
	1/2/08	SO	30,000		23.4800	1/2/18
	4/1/08	SO	318,225	106,075	19.1200	4/1/18
	4/1/08	RS					14,150	309,036
	4/6/09	SO	349,096	349,094	11.8500	4/6/19
	4/6/09	RS					46,550	1,016,652
	4/5/10	SO	82,583	247,747	16.6700	4/5/20
	4/5/10	RS					50,872	1,111,044
	4/5/10	PSU							101,745	2,222,111
	4/5/11	SO		274,000	20.6000	4/5/21
	4/5/11	RS					56,270	1,228,937
	4/5/11	PSU					112,540	2,457,874

			Option Awards(1)				Stock Awards(2)
Name	Grant Date	Grant Type (3)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(4)	Option Expiration Date (5)	Number of Shares or Units of Stock that Have Not Vested (#)(6)	Market Value of Shares or Units of Stock that Have Not Vested ($)(7)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(8)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(7)
Richard Sands	4/2/03	SO	152,200		11.7950	4/2/13
	4/3/03	SO	60,000		11.7500	4/3/13
	4/6/04	SO	242,800		16.6300	4/6/14
	12/23/04	SO	40,000		23.0200	12/23/14
	4/7/05	SO	156,200		27.2350	4/7/15
	4/5/06	SO	201,000		25.8800	4/5/16
	4/5/06	SO	30,000		25.8800	4/5/16
	4/3/07	SO	315,343		20.7900	4/3/17
	4/3/07	SO	48,750		20.7900	4/3/17
	4/18/07	SO	16,250		22.2700	4/18/17
	7/26/07	SO	70,483		22.0800	7/26/17
	1/2/08	SO	30,000		23.4800	1/2/18
	4/1/08	SO	327,750	109,250	19.1200	4/1/18
	4/1/08	RS					14,575	318,318
	4/6/09	SO	359,600	359,600	11.8500	4/6/19
	4/6/09	RS					47,950	1,047,228
	4/5/10	SO	134,630	403,890	16.6700	4/5/20
	4/5/11	SO		435,780	20.6000	4/5/21
Robert Ryder	6/27/07	SO	150,000		24.1300	6/27/17
	1/2/08	SO	30,000		23.4800	1/2/18
	4/1/08	SO	109,275	35,425	19.1200	4/1/18
	4/1/08	RS					4,175	91,182
	4/6/09	SO	59,923	119,844	11.8500	4/6/19
	4/6/09	RS					13,700	299,208
	4/5/10	SO	30,523	91,567	16.6700	4/5/20
	4/5/10	RS					14,970	326,945
	4/5/10	PSU							29,940	653,890
	4/5/11	SO		101,270	20.6000	4/5/21
	4/5/11	RS					16,560	361,670
	4/5/11	PSU					33,120	723,341

			Option Awards(1)				Stock Awards(2)
Name	Grant Date	Grant Type (3)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(4)	Option Expiration Date (5)	Number of Shares or Units of Stock that Have Not Vested (#)(6)	Market Value of Shares or Units of Stock that Have Not Vested ($)(7)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(8)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(7)
W. Keith Wilson	12/23/04	SO	40,000		23.0200	12/23/14
	4/7/05	SO	29,000		27.2350	4/7/15
	4/5/06	SO	50,800		25.8800	4/5/16
	4/5/06	SO	30,000		25.8800	4/5/16
	4/3/07	SO	98,500		20.7900	4/3/17
	4/3/07	SO	48,750		20.7900	4/3/17
	4/18/07	SO	16,250		22.2700	4/18/17
	1/2/08	SO	30,000		23.4800	1/2/18
	4/1/08	SO	1,345	33,250	19.1200	4/1/18
	4/1/08	RS					3,800	82,992
	4/6/09	SO		109,384	11.8500	4/6/19
	4/6/09	RS					12,504	273,087
	4/5/10	SO		83,572	16.6700	4/5/20
	4/5/10	RS					13,665	298,444
	4/5/10	PSU							27,330	596,887
	4/5/11	SO		92,430	20.6000	4/5/21
	4/5/11	RS					15,120	330,221
	4/5/11	PSU					30,240	660,442
John A. (Jay) Wright	6/29/06	SO	30,000		26.2400	6/29/16
	4/3/07	SO	51,400		20.7900	4/3/17
	4/1/08	SO	51,075	17,025	19.1200	4/1/18
	6/25/08	RSU					2,150	46,956
	4/6/09	SO	86,710	86,710	11.8500	4/6/19
	4/6/09	RS					7,564	165,198
	9/29/09	RS					65,147	1,422,810
	4/5/10	SO	27,520	82,560	16.6700	4/5/20
	4/5/10	RS					13,500	294,840
	4/5/10	PSU							27,000	589,680
	4/5/11	SO		91,310	20.6000	4/5/21
	4/5/11	RS					14,930	326,071
	4/5/11	PSU					29,860	652,142

(1)	Options granted prior to April 18, 2007 relate to Class A Stock. Options granted on or after April 18, 2007 relate to Class 1 Stock. The vesting schedule for all option awards set forth in the table that were not fully vested on February 29, 2012 is 25% per year at each of the first four annual anniversaries of the grant date. In addition, all such options would vest upon a named executive officer’s retirement (which requires the executive to be 60 years of age and have 10 years of service with us), death or disability or upon a change in control of the Company.

(2)	Unvested restricted stock and RSU awards and PSU awards whose performance periods have been completed (but whose related service vesting periods extend beyond fiscal 2012) are reflected in the first two columns of this section, while PSUs with performance periods extending beyond fiscal 2012 are reflected in the final two columns.

(3)	This column indicates whether the award is a stock option award (“SO”), restricted stock award (“RS”), restricted stock unit award (“RSU”), or performance share unit award (“PSU”).

(4)	The exercise price of an option, whether it relates to Class A Stock or Class 1 Stock, is the closing price for a share of Class A Stock on the grant date. (The information in this table reflects, where applicable, the effects of subsequent stock splits effectuated through stock dividends.) Since October 12, 1999, Class A Stock has traded on the New York Stock Exchange.

(5)	All option awards set forth in the table were granted with ten-year terms.

(6)	Except as noted below, the vesting schedule for all restricted stock and RSU awards is 25% per year at each of the first four annual anniversaries of May 1 of the year of grant. For example, a restricted stock award granted on April 5, 2011 will vest 25% per year at each of the first four annual anniversaries of May 1, 2011. Mr. Wright’s September 29, 2009 restricted stock award is subject to cliff vesting whereby 100% of the award will vest on May 1, 2013. In addition, all such restricted stock and RSU awards would vest upon a name executive officer’s death or disability or upon a change in control of the Company.

The vesting of the April 5, 2011 PSU awards is based on our EPS results for fiscal 2012. In April 2012, the Human Resources Committee certified that the fiscal 2012 EPS results equated to a maximum level of achievement, and the number of units associated with this performance level are included in this column. To receive a payout of any such award, a named executive officer must remain in continuous employment with us until May 1, 2014. In the event a named executive officer dies or becomes disabled prior to that date or upon a change in control of the Company, the named executive officer would receive a target award equal to half of the amount set forth in this column.

(7)	These amounts are based on the closing price of $21.84 for a share of Class A Stock on the New York Stock Exchange on February 29, 2012.

(8)	The vesting of the April 5, 2010 PSU awards will be determined based on our EPS results for fiscal 2013. To receive a payout of any such award, a named executive officer must generally remain in continuous employment with us until May 1, 2013. In addition, these PSU awards also provided for the opportunity to earn an interim award if we met a certain EPS target for fiscal 2011 (and if the named executive officer remained in continuous employment with us until May 1, 2011). As our EPS results for fiscal 2011 exceeded the interim target, each named executive officer earned a payout of 50% of his target PSU award on May 1, 2011. The shares that were issued during fiscal 2012 in connection with the achievement of the interim PSU target are reflected in the Option Exercises and Stock Vested in Fiscal 2012 table below.

Based on our fiscal 2012 EPS performance, the amounts set forth in this column represent a payout at the maximum level (less the 50% of the named executive officer’s target award that was paid out as the interim award on May 1, 2011). The actual payout, if any, for these PSUs will be determined based on our EPS results for fiscal 2013 (and whether the named executive officers remain in continuous employment with us until May 1, 2013). Any such actual payout may be less than the amount reflected in this column. In addition, the PSUs would vest at target level (reduced for the 50% of the target award paid out as the interim award) in the event of a named executive officer’s earlier death or disability or upon a change in control of the Company. Such target amounts reduced for the interim award for each named executive officer would be as follows: Mr. Robert Sands – 33,915 shares; Mr. Ryder – 9,980 shares; Mr. Wilson – 9,110 shares; and Mr. Wright – 9,000 shares.

Option Exercises and Stock Vested in Fiscal 2012

The following table presents information concerning stock option exercises and shares of stock acquired upon vesting of restricted stock, RSU and PSU awards by each of the named executive officers in fiscal 2012.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Robert Sands	—	—	88,298	1,976,992
Richard Sands	—	—	38,550	863,135
Robert Ryder	—	—	25,995	582,028
W. Keith Wilson	244,916	1,605,386	23,718	531,046
John A. (Jay) Wright	—	—	19,433	435,105

(1)	These amounts reflect the aggregate of the differences between the exercise price of the option and the market price of a share of Class A Stock at the time of exercise for each option exercise by a named executive officer in fiscal 2012.

(2)	For each named executive officer, these amounts are based on the closing price of $22.39 for a share of Class A Stock on the New York Stock Exchange on April 29, 2011 (being the last trading day prior to the vesting date of May 1, 2011).

Retirement Benefits

We maintain the Constellation Brands, Inc. 401(k) and Profit Sharing Plan, a defined contribution plan qualified under Section 401(a) of the Internal Revenue Code. This plan allows us to make tax-favored retirement savings available to all eligible U.S. employees, including the named executive officers. Additional detail regarding this plan is included above in the Compensation Discussion and Analysis under the heading “Other Benefits” and subheading “Savings Plans and Health and Welfare Benefits.”

Participants may choose to direct the investment of their accounts under the plan in an array of third-party managed investment options as selected by plan fiduciaries from time to time or through a self-directed brokerage account. All participants are 100% vested in their contributions, the annual contributions made by us, and any earnings on these contributions. Our matching contributions and any supplemental profit sharing contributions and the earnings on those amounts vest at the rate of 20% a year at the end of each year of service until the participant is 100% vested. The Human Resources Committee did not award supplemental profit sharing contributions for fiscal 2012. See footnote (4) to the Summary Compensation Table above for additional information about our contributions to the accounts of the named executive officers.

Nonqualified Deferred Compensation

In addition to our 401(k) and Profit Sharing Plan, certain U.S. employees, including each of the named executive officers, also are eligible to participate in our 2005 Supplemental Executive Retirement Plan, which is a nonqualified retirement savings plan. The 2005 Supplemental Executive Retirement Plan and its predecessor plan, the Supplemental Executive Retirement Plan (in which employees, including named executive officers, may have balances but to which no further contributions will be made), are designed to provide participants with the benefit of our annual contributions and, if applicable, supplemental profit sharing contributions that could not be made to the 401(k) and Profit Sharing Plan due to Internal Revenue Code limitations. The 2005 Supplemental Executive Retirement Plan is also designed to satisfy Section 409A of the Internal Revenue Code.

Once a year, participants may choose to direct the investment of their accounts under the plans in an array of third-party managed investment options that are similar to those offered under our 401(k) and Profit Sharing Plan as selected by the plan fiduciaries from time to time. Contributions to the 2005 Supplemental Executive Retirement Plan currently vest consistently with the vesting of our matching contributions and supplemental profit sharing contributions under the 401(k) and Profit Sharing Plan. Accounts are distributed in a single lump sum upon a separation from service and in accordance with Section 409A.

For each of fiscal 2012, fiscal 2011, and fiscal 2010, the Company contributed to the 2005 Supplemental Executive Retirement Plan on behalf of each participant, including the eligible named executive officers, a sum equal to the amount of our annual contribution and the supplemental profit sharing contribution, if any, that a participant would have otherwise received under the 401(k) and Profit Sharing Plan on the portion of his or her salary that exceeded the applicable Internal Revenue Code limits. Named executive officers do not make contributions under the 2005 Supplemental Executive Retirement Plan. See the table below for additional information, including information concerning our contributions to the accounts of named executive officers for fiscal 2012 (which can also be found in footnote (4) to the Summary Compensation Table).

Name	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Robert Sands	27,419	(4,222)	—	793,164
Richard Sands	26,740	(2,084)	—	960,051
Robert Ryder	9,702	1,114	—	65,074
W. Keith Wilson	8,213	3,555	—	119,220
John A. (Jay) Wright	9,600	402	—	35,073

(1)	These amounts reflect our contributions credited to the account of each named executive officer for fiscal 2012 under the 2005 Supplemental Executive Retirement Plan. All of these amounts are reflected in the Summary Compensation Table for fiscal 2012.

(2)	These amounts represent the aggregate earnings during fiscal 2012 on the accounts held for each named executive officer under the 2005 Supplemental Executive Retirement Plan and, if applicable, our predecessor plan. None of these amounts are reflected in the Summary Compensation Table.

(3)	These amounts represent the fiscal 2012 year end aggregate balance of the accounts held for each named executive officer under the 2005 Supplemental Executive Retirement Plan and, if applicable, our predecessor plan. The following portions of these amounts were reflected in our Summary Compensation Tables in previous years: Mr. Robert Sands – $446,724; Mr. Richard Sands – $548,591; Mr. Ryder – $26,661; Mr. Wilson – $26,376; and Mr. Wright – $0.

Employment Agreements and Potential Payments upon Termination or Change in Control

Employment Agreements

We entered into employment agreements with each of our named executive officers, with the exception of Mr. Wright, in May 2008. In October 2010, we revised our form of executive employment agreement for incoming executive officers based on a review conducted by our Human Resources Committee with the assistance of its compensation consultant. In November 2010, the Company entered into an executive employment agreement with Mr. Wright, who became a named executive officer for fiscal 2012.

The current term of the agreements with each of our named executive officers expires at the end of our fiscal year, at which time they each automatically renew for an additional one year period. Each agreement will continue to renew for successive one year periods unless we provide at least 180 days notice of a decision not to renew such agreement. These agreements provide for an initial annual base salary level for each executive, which may be adjusted upward by the Human Resources Committee. The following table presents the minimum annual base salary levels set forth in the employment agreements for the named executive officers:

Name	Minimum Base Salary ($)
Robert Sands	1,081,500
Richard Sands	1,114,048
Robert Ryder	530,400
W. Keith Wilson	484,100
John A. (Jay) Wright	500,000

Actual fiscal 2012 salaries for the named executive officers are set forth above in the Summary Compensation Table. The employment agreements do not provide for any specific perquisites or other personal benefits for the named executive officers during their terms of employment.

The employment agreements with our named executive officers provide the following benefits in the event an executive’s employment terminates upon the expiration of the agreement or if the executive’s employment terminates during the term of the agreement due to death, due to disability (which requires the executive to be unable to perform his duties for six months as determined by the Board), due to retirement (which requires an executive to be at least 60 years of age and have 10 years of service) for any executive other than Mr. Wright, is terminated by the executive for “good reason” (as defined in the agreement), or is terminated by us for any reason other than “for cause” (as defined in the agreement):

•

in the case of Mr. Robert Sands and Mr. Richard Sands, three (3) times base salary and three (3) times the average annual bonus paid to the executive over the prior three (3) fiscal years; and in the case of all other named executive officers, two (2) times base salary and two (2) times the average annual bonus paid to the executive over the prior three (3) fiscal years;

•

payments equal to the total monthly cost of the executive’s medical and dental coverage in effect at the time of termination extending for 36 months in the case of Mr. Robert Sands and Mr. Richard Sands and 24 months in the case of the other named executive officers;

•	in the case of all named executive officers, outplacement services for a period of up to 18 months;

•

in the case of Mr. Robert Sands and Mr. Richard Sands, continued personal use of our corporate aircraft, when not needed for business purposes, at comparable levels to that provided over the three-year period prior to termination and continued participation in our annual product allowance program, each for a period of three (3) years following termination; and in the case of all other named executive officers (with the exception of Mr. Wright), automobile allowance payments and continued participation in our annual product allowance program, each for a period of two (2) years following termination; and

•

in the case of all named executive officers (with the exception of Mr. Wright), payment of any excise taxes, penalties or interest attributed to payments related to a change in control under Section 4999 of the Internal Revenue Code on a grossed-up basis.

In order to receive these benefits, a terminating executive must execute a release in favor of us and agree not to compete with us without our consent for a period of three years in the case of Mr. Robert Sands and Mr. Richard Sands or two years in the case of the other executives. The agreements also prohibit the executives, for a period of 18 months after termination in the case of Mr. Robert Sands or Mr. Richard Sands and for a period of 12 months after termination in the case of other named executive officers, from seeking to induce our employees to leave employment with us.

Finally, the agreements provide the executives with certain indemnification rights and prohibit the executives, whether during or after employment, from divulging our confidential information or trade secrets or using such information in connection with any outside business activity.

Additional information concerning these agreements is set forth above in the Compensation Discussion and Analysis under the heading “Other Benefits” and subheading “Severance Benefits.”

Termination or Change in Control

The following information describes and quantifies certain compensation and benefits for our named executive officers that would have become payable if a named executive officer’s employment had terminated on February 29, 2012, based on the terms and conditions of our agreements, plans, and arrangements. These benefits are in addition to the benefits generally available to salaried employees in the U.S., such as our 401(k) and Profit Sharing Plan, 1989 Employee Stock Purchase Plan, life and disability insurance programs, and medical, dental and vision benefits.

Many factors can affect the nature and amount of the compensation and benefits that a named executive officer may receive upon a termination of employment. Factors that could affect these amounts include the nature of or basis for such termination, the timing during the year of any such event, whether and when a named executive officer decides to exercise stock options and our stock price on that date, that named executive officer’s age and years of service, and the exercise of discretion by the Board or Human Resources Committee regarding the payment of compensation and benefits. As of February 29, 2012, no named executive officers (other than Mr. Richard Sands and Mr. Wilson) were eligible for retirement as that term is defined in our executive employment agreement and Long-Term Stock Incentive Plan.

Severance Benefits. The severance benefits contained in the employment arrangements for named executive officers are described above in the Compensation Discussion and Analysis under the heading “Other Benefits” and subheading “Severance Benefits” and in the “Employment Agreements” subsection immediately above. The following table presents information concerning the severance payments each named executive officer would have received if that executive had qualified for benefits under his respective employment agreement in connection with a termination of employment as of February 29, 2012:

Name	Severance Pay ($)(1)	Medical and Dental ($)(2)	Aircraft / Automobile ($)(3)	Product Allowance ($)(4)	Outplacement Services ($)(5)	Estimated Tax Gross-Ups ($)(6)	Total ($)
Robert Sands	8,998,827	52,269	638,156	30,000	40,000	—	9,759,252
Richard Sands	8,954,264	62,222	1,122,769	30,000	40,000	—	10,209,255
Robert Ryder	2,189,945	35,700	19,200	10,000	40,000	—	2,294,845
W. Keith Wilson	1,998,780	36,966	19,200	10,000	40,000	—	2,104,946
John A. (Jay) Wright	1,941,863	34,846	NA	NA	40,000	NA	2,016,709

(1)	For Mr. Robert Sands and Mr. Richard Sands, these amounts represent (i) three times the base salary in effect on February 29, 2012 and (ii) three times the average annual bonus paid during the three most recently completed fiscal years (including fiscal 2012). For the other named executive officers, these amounts represent (i) two times the base salary in effect on February 29, 2012 and (ii) two times the average annual bonus paid during the three most recently completed fiscal years (including fiscal 2012).

(2)	For Mr. Robert Sands and Mr. Richard Sands, these amounts represent the total cost of the executive’s medical and dental coverage in effect on February 29, 2012 for a period of 36 months. For the other named executive officers, these amounts represent the total cost of the executive’s medical and dental coverage in effect on February 29, 2012 for a period of 24 months.

(3)	For Mr. Robert Sands and Mr. Richard Sands, these amounts represent the estimated aggregate incremental cost of continued personal use of our aircraft for three years (when not needed by us for business purposes) at comparable levels to that provided over the three year period prior to February 29, 2012 (including fiscal 2012). For the other named executive officers (except for Mr. Wright), these amounts represent the total of 24 monthly cash payments pursuant to our annual automobile allowance program as in effect on February 29, 2012.

(4)	For Mr. Robert Sands and Mr. Richard Sands, these amounts represent the value of continued participation in our annual product allowance program as in effect on February 29, 2012 for a period of three years. For the other named executive officers (except for Mr. Wright), these amounts represent the value of continued participation in our annual product allowance program as in effect on February 29, 2012 for a period of two years.

(5)	For the named executive officers, these amounts represent the estimated cost to us for providing an executive with 18 months of outplacement services.

(6)	We do not believe that any tax gross-ups would have been incurred in connection with a termination of the employment of any named executive officer on February 29, 2012 whether or not due to a change in control. Pursuant to the terms of his employment agreement, Mr. Wright is not eligible for a tax gross-up for any payment due in connection with a change in control.

Equity Awards. The unvested equity awards held by each of the named executive officers are described above in the Outstanding Equity Awards at February 29, 2012 table. We made each of those awards pursuant to our Long-Term Stock Incentive Plan. In accordance with that plan, except as noted below, no accelerated vesting of stock options, restricted stock, RSUs or PSUs would have occurred as of February 29, 2012 in the event of a voluntary termination by a named executive officer or an involuntary termination by us, whether with or without cause. Generally, a participant, including any named executive officer, would (i) forfeit any unvested restricted stock, RSUs and PSUs and (ii) would have either 30 days from termination for stock option grants made prior to July 26, 2007 or 90 days from termination for stock option grants made on or after July 26, 2007 to exercise vested option awards (or, if earlier, until the option expiration date). However, in the event of death, disability or retirement (which requires a participant to be at least 60 years of age and have 10 years of service), the unvested stock options of a plan participant, including any named executive officer, would then vest and remain exercisable for one year from such event (or, if earlier, until the option expiration date). Mr. Richard Sands and Mr. Wilson would each have been eligible for such retirement treatment regarding their stock options on February 29, 2012. In the event of death or disability (but not retirement) of a participant, any unvested restricted stock, RSUs and the target number of PSUs of a plan participant would also vest. Generally, unvested stock options, restricted stock, RSUs and, pursuant to the terms of the PSU agreements, the target number of PSUs will also vest under the plan in the event of a change in control.

The values of (i) unvested in-the-money stock options, (ii) restricted stock and RSUs, and (iii) the target award under the unvested PSUs held by each of the named executive officers as of February 29, 2012 (based on the New York Stock Exchange closing price of $21.84 for a share of Class A Stock on February 29, 2012) were as follows:

Name	Unvested In-the-Money Stock Options ($)	Restricted Stock and RSUs ($)	Unvested PSUs at Target ($)
Robert Sands	5,396,585	3,665,669	1,969,640
Richard Sands	6,518,043	1,365,546	—
Robert Ryder	1,892,574	1,079,005	579,634
W. Keith Wilson	1,729,867	984,744	529,183
John A. (Jay) Wright	1,452,601	2,255,875	522,631

Annual Management Incentive Plan Payments. Our Annual Management Incentive Plan is described above in the Compensation Discussion and Analysis under the heading “Short-Term Cash Bonus Awards” and subheading “Annual Management Incentive Plan — Fiscal 2012.” The fiscal 2012 award program adopted under the plan provided that, in the event a named executive officer’s employment terminated for any reason prior to the end of the fiscal year, the executive would forfeit all rights to an award under the plan for that year. Since February 29, 2012 was the end of our fiscal year however, a named executive officer whose employment terminated for any reason as of that date could receive an annual payment for fiscal 2012 as determined in accordance with the plan. Actual payouts under the plan to the named executive officers for fiscal 2012 are set forth above in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

Supplemental Executive Retirement Plans. Our supplemental executive retirement plans are described above under the heading “Nonqualified Deferred Compensation.” In the event of any termination of employment as of February 29, 2012, each named executive officer (or, in the case of death, the named executive officer’s beneficiary) would be entitled to receive the value of his respective supplemental executive retirement plan account balance set forth above in the table included under the heading “Nonqualified Deferred Compensation.” In addition, because February 29, 2012 was the end of our fiscal year, each named executive officer would also have received a contribution from us to his 2005 Supplemental Executive Retirement Plan account as approved by the Human Resources Committee in April 2012. These contribution amounts are set forth above in the table included under the heading “Nonqualified Deferred Compensation” and in footnote (4) to the Summary Compensation Table.

The plans call for distributions of vested benefits to the named executive officers to be made by lump sum. Payments under the Supplemental Executive Retirement Plan would be made after the termination event, while payments under the 2005 Supplemental Executive Retirement Plan would be made in compliance with Section 409A of the Internal Revenue Code, usually six months after termination. The plans would automatically terminate, all participant accounts would vest, and we would make similar lump sum payments of account balances to participants in the event of a change in control as defined by the plans. The aggregate account balance for each named executive officer as of February 29, 2012 is set forth above under the heading “Nonqualified Deferred Compensation.”

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

Mr. Robert Sands is Chairman of the Board of The New York Wine and Culinary Center, Inc., a registered New York charity located in Canandaigua, New York (the “NYWCC”). He served as President of the NYWCC until February 2012. During fiscal 2012, we made $201,875 in donations to the NYWCC, including $150,000 of donations made in tandem with donations from one or more of the other organizations instrumental in the NYWCC’s founding and continuing operations. From time to time, we use the NYWCC and its services for business meetings or other functions. We pay the NYWCC at not more than its standard rates for these services. During fiscal 2012, we paid $16,365 to the NYWCC for such services. Throughout the course of the year, various employees volunteer at the NYWCC or serve as uncompensated directors or officers of the NYWCC.

By an agreement dated December 20, 1990, we entered into a split-dollar insurance agreement with a trust established by the late Mr. Marvin Sands of which Mr. Robert Sands is the trustee. Pursuant to the agreement, in prior years we paid the annual premium on an insurance policy held in the trust, and the trust has reimbursed us for the portion of the premium equal to the “economic benefit” to Mr. Marvin and/or Mrs. Marilyn Sands, calculated in accordance with the United States Treasury Department rules then in effect. The policy is a joint life policy payable upon the death of Mrs. Marilyn Sands, as the survivor of the two insureds, with a face value (including paid up additional insurance) of approximately $8.4 million as of February 29, 2012. Pursuant to the terms of the trust, Mr. Robert Sands (in his individual capacity), Mr. Richard Sands and the children of the late Dr. Laurie Sands (the deceased sister of Mr. Richard Sands and Mr. Robert Sands) will each receive one-third of the proceeds of the policy (after the repayment of the indebtedness to us out of such proceeds as described below) if they survive Mrs. Marilyn Sands. While we have made no premium payment on behalf of the trust since fiscal 2002, from the inception of the agreement through the end of fiscal 2002, we paid aggregate premiums, net of reimbursements, of approximately $2.4 million. The aggregate amount of such unreimbursed premiums constitutes indebtedness from the trust to us and is secured by a collateral assignment of the policy. As of February 29, 2012, the net death benefit under the policy was approximately $3.7 million. Upon the termination of the agreement, whether by the death of Mrs. Marilyn Sands or earlier cancellation, we are entitled to be repaid by the trust the amount of indebtedness outstanding at that time.

Policy Regarding Related Person Transactions

The Board has adopted a written policy providing that all related person transactions or series of similar transactions required to be disclosed pursuant to Regulation S-K Item 404(a) must be presented to the Corporate Governance Committee of the Board for pre-approval or ratification. The policy requires each of our directors and executive officers to notify the General Counsel promptly and, wherever possible, in advance of the occurrence of any potential related person transaction in which such director or executive officer is directly or indirectly involved.

The General Counsel is responsible for reviewing all potential related person transactions and taking reasonable steps to ensure that all related person transactions requiring disclosure under Regulation S-K Item 404(a) are presented to the Corporate Governance Committee for pre-approval or ratification by members of the committee in their discretion at the committee’s next regularly scheduled meeting or, if deemed appropriate, by consent in lieu of a meeting. No director may engage in a vote to pre-approve or ratify any related person transaction in which he or she or any member of his or her immediate family has a material interest; provided, however, that such director must provide any information concerning such related person transaction that the Corporate Governance Committee may reasonably request. If a potential related person transaction involves the General Counsel, the Chief Financial Officer assumes the responsibilities of the General Counsel under the policy with respect to that transaction.

The Corporate Governance Committee may consider all factors it deems relevant when determining whether to approve or ratify a related person transaction. In the context of evaluating potential transactions, the Corporate Governance Committee may consider, among other factors, the nature of the transaction and the related person’s interest in the transaction, the size of the transaction, whether we are able to engage in a comparable transaction with an unaffiliated party on more favorable terms, the benefit of the transaction to us, and the impact of the transaction on the related person. We are not aware of any related person transaction required to be reported under Regulation S-K Item 404(a) since the beginning of fiscal 2012 that has not been pre-approved or ratified pursuant to this policy.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who beneficially own more than 10% of a registered class of our equity securities, to file with the Securities and Exchange Commission reports of ownership and changes in ownership of our Class A Stock, Class B Stock or Class 1 Stock. Executive officers, directors and greater than 10% stockholders are required to furnish us with copies of all such reports they file. Based solely upon review of copies of such reports furnished to us and related information, we believe all filing requirements were complied with in a timely manner during fiscal 2012, except that Mr. Robert Sands and Mr. Richard Sands each inadvertently had one late Form 4 filing involving one transaction.

PROPOSAL 1 — ELECTION OF DIRECTORS

Director Nominees

The Board has nominated nine (9) directors to be elected by the stockholders at the Meeting to hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualified. The nominees for election to the Board are Mr. Jerry Fowden, Mr. Barry A. Fromberg, Ms. Jeananne K. Hauswald, Mr. James A. Locke III, Mr. Richard Sands, Mr. Robert Sands, Mr. Paul L. Smith, Mr. Keith E. Wandell and Mr. Mark Zupan, all of whom are currently serving as directors of the Company until the Meeting and until their successors are elected and qualified. Of the nine nominees, Mr. Fromberg, Ms. Hauswald and Mr. Smith have been designated as the three (3) nominees to be elected by the holders of Class A Stock, voting as a separate class. The remaining six (6) nominees are to be elected by the holders of Class B Stock, voting as a separate class.

Each of these nominees was recommended to the Board by the Corporate Governance Committee. In making its recommendation, the Corporate Governance Committee considered (i) the experience, qualifications, attributes and skills of each nominee as set forth in the biographies below, (ii) each director’s past performance on and contributions to the Board, and (iii) which director nominees should be presented for election by the holders of Class A Stock and which director nominees should be presented for election by the holders of Class B Stock. Management does not anticipate that any of the nominees will become unavailable for any reason, but if that should occur before the Meeting, proxies will be voted FOR another nominee or nominees to be selected by the Board. The reported age of each nominee as presented in the following biographies is as of June 8, 2012.

Jerry Fowden	Director since 2010

Mr. Fowden, age 55, has served as Chief Executive Officer of Cott Corporation, a private label non-alcoholic beverage manufacturer, since February 2009 and as a member of Cott’s Board of Directors since March 2009. Prior to that, he served as President of Cott’s international operating segments and Interim President, North America from May 2008 to February 2009, and as Interim President of Cott’s United Kingdom operating segment from September 2007 to May 2008. He served as Chief Executive Officer of Trader Media Group Ltd., a media company, and as a member of its parent Guardian Media Group plc’s Board of Directors from 2005 until 2007. From 2001 until 2004, he served in a variety of roles with AB InBev S.A. Belgium, a beverage alcohol company, including President, European Zone, Western, Central and Eastern Europe from 2003 to 2004, Global Chief Operating Officer from 2002 to 2003 and Chief Executive Officer of Bass Brewers Ltd., a subsidiary of AB InBev S.A. Belgium, from 2001 to 2002. During the past five years, Mr. Fowden also served as a director of Chesapeake Corporation (now known as Canal Corporation). Mr. Fowden is a current chief executive officer of a public company and brings to the Board his extensive experience in executive leadership, the beverage industry, and international operations.

Barry A. Fromberg	Director since 2006

Mr. Fromberg, age 57, has served as Chief Financial Officer of Hospitalists Now, Inc., a technology-enabled health care services company, since June 2010. Prior to that, Mr. Fromberg was Chief Financial Officer of Goodman Networks, Inc., a telecommunications services company, from March 2010 through May 2010. Mr. Fromberg served as Executive Vice President and Chief Financial Officer of Dean Foods Company, a food and beverage company, from 1998 until 2006. From 1995 to 1998, Mr. Fromberg served as Chairman and Chief Executive Officer of a subsidiary of Paging Network, Inc., a provider of wireless communications services, and from 1993 to 1995 he was Senior Vice President and Chief Financial Officer of Paging Network, Inc. He served as Executive Vice President and Chief Financial Officer of Simmons Communications, Inc., a cable television operator, from 1987 to 1993. He is a Certified Public Accountant. Mr. Fromberg has not served as a director of any other public company during the past five years. Mr. Fromberg brings to the Board extensive accounting, audit and financial reporting expertise, having served as chief financial officer of a public corporation as well as having held senior financial and leadership roles at a variety of public and private corporations over the course of his career.

Jeananne K. Hauswald	Director since 2000

Ms. Hauswald, age 68, has been a managing partner of Solo Management Group, LLC, a corporate finance and investment management consulting company, since September 1998. From 1987 to her retirement in 1998, Ms. Hauswald was employed by The Seagram Company Ltd., a beverage and entertainment/communications company, where she served in various positions, including Vice President Human Resources from 1990 to 1993 and Vice President and Treasurer from 1993 to 1998. Ms. Hauswald currently serves on the Board of Directors of Thomas & Betts Corporation and has not

served as a director of any other public company during the past five years. Ms. Hauswald brings to the Board extensive experience in the areas of human resource management, corporate finance, as well as substantial knowledge of the international beverage alcohol industry.

James A. Locke III	Director since 1983

Mr. Locke, age 70, has been engaged in the practice of business and corporate law, including primarily mergers and acquisitions, since 1971. Currently, Mr. Locke is Senior Counsel to the law firm of Nixon Peabody LLP. From 1996 through January 2008, he was a partner with Nixon Peabody LLP. He is located in the Rochester, New York office of the firm. Nixon Peabody LLP is the Company’s principal outside counsel. Prior to joining Nixon Peabody LLP, Mr. Locke practiced law in Rochester as a partner with another law firm. Mr. Locke has not served as a director of any other public company during the past five years. Mr. Locke brings to the Board his extensive knowledge in the areas of business and corporate law, corporate governance, and mergers and acquisitions. He also has had direct experience with the Company and its management since the Company first became a public company, including through his nearly 30 years of service on the Board. As a result, he is able to have a broad understanding of and provide insight and guidance with respect to the Company’s development and strategies. He currently serves as the lead director.

Richard Sands, Ph.D.	Director since 1982

Mr. Sands, age 61, is the Chairman of the Board of the Company. He has been employed by the Company in various capacities since 1979. Mr. Sands was elected Chairman of the Board in September 1999. He served as Chief Executive Officer from October 1993 to July 2007, as President from May 1986 to December 2002, as Chief Operating Officer from May 1986 to October 1993, and as Executive Vice President from 1982 to May 1986. Mr. Sands has not served as a director of any other public company during the past five years. Mr. Sands is the brother of Robert Sands, the Chief Executive Officer, and a son of the Company’s founder, the late Marvin Sands. He is also a significant stockholder of the Company. Mr. Sands brings to the Board a depth and breadth of knowledge of the Company based on his more than 30-year career, which includes over 13 years of service as Chief Executive Officer. Mr. Sands has extensive experience with the Company’s management, operations and strategic direction, as well as substantial knowledge regarding the beverage alcohol industry.

Robert Sands	Director since 1990

Mr. Sands, age 53, is President and Chief Executive Officer of the Company. He was appointed Chief Executive Officer in July 2007 and was appointed President in December 2002. Mr. Sands also served as Chief Operating Officer from December 2002 to July 2007, as Group President from April 2000 through December 2002, as Chief Executive Officer, International from December 1998 through April 2000, as Executive Vice President from October 1993 through April 2000, as General Counsel from June 1986 to May 2000, and as Vice President from June 1990 through October 1993. Mr. Sands has not served as a director of any other public company during the past five years. Mr. Sands is the brother of Richard Sands, the Chairman of the Board, and a son of the Company’s founder, the late Marvin Sands. He is also a significant stockholder of the Company. Mr. Sands brings to the Board over 25 years of experience in a variety of legal, operational and management roles at the Company, including approximately five years of service as Chief Executive Officer. He also possesses substantial knowledge of, and has extensive relationships within, the beverage alcohol industry.

Paul L. Smith	Director since 1997

Mr. Smith, age 76, retired from Eastman Kodak Company in 1993 after working there for 35 years. Mr. Smith was employed in various positions at Eastman Kodak Company, the last of which was from

1983 to 1993, when he served as Senior Vice President and Chief Financial Officer. Also from 1983 to 1993, he served on the Board of Directors of Eastman Kodak Company. Mr. Smith served a term on the Financial Accounting Standards Advisory Council. Mr. Smith currently serves on the Board of Directors of Home Properties, Inc. and has not served as a director of any other public company during the past five years. As a former chief financial officer of an international company, Mr. Smith brings to the Board extensive accounting, audit and financial reporting expertise that is complemented by his extensive experience serving as a director of public companies, including approximately 15 years of service on our Board.

Keith E. Wandell	Director since 2011

Mr. Wandell, age 62, is Chairman of the Board, Chief Executive Officer and President of Harley-Davidson, Inc., a global motorcycle manufacturer. He has served as Chairman since February 2012 and as CEO, President and a director since 2009. Mr. Wandell was formerly the President and Chief Operating Officer of Johnson Controls, Inc., a global manufacturer of automotive, power and building solutions from 2006 to 2009. He also served at Johnson Controls as Executive Vice President from 2005 to 2006, Corporate Vice President from 1997 to 2005, President of the Automotive Experience business from 2003 to 2006, and President of the Power Solutions business from 1998 to 2003. Mr. Wandell is a current chief executive officer of a public company and brings to the Board his expertise in executive leadership, international business matters, operations and oversight of a global premium brand. He is also a director of Dana Holding Corporation.

Mark Zupan, Ph.D.	Director since 2007

Mr. Zupan, age 52, is Dean of the William E. Simon Graduate School of Business Administration at the University of Rochester. He has held this position since January 2004. Mr. Zupan previously served as Dean and Professor of Economics at the University of Arizona’s Eller College of Management from 1997 to 2003. Prior to that, Mr. Zupan taught at the University of Southern California’s Marshall School of Business, where he also served as Associate Dean of master’s degree programs. Mr. Zupan served as a member of the Board of Directors of PAETEC Holding Corp. from 2006 until 2011 and has not served as a director of any other public company during the past five years. Mr. Zupan brings to the Board an in-depth knowledge of economics, significant leadership experience having served as dean at two prestigious business schools, and a high level of financial literacy.

Additional information concerning the director nominees is set forth under the headings “Certain Relationships and Related Transactions” above and “The Board of Directors and Committees of the Board” below. For information with respect to the number of shares of the Company’s common stock beneficially owned by each of the above named director nominees, see the tables and the footnotes thereto under the heading “Beneficial Ownership” above.

Director Compensation

Our compensation program for non-management members of the Board currently runs on an annual cycle starting with the first Board meeting following the Annual Meeting of Stockholders and includes compensation in the form of cash, restricted stock, and stock options.

The cash component of non-management director compensation currently consists of (i) an annual retainer of $60,000, payable in quarterly installments of $15,000, (ii) a Board meeting fee of $2,500 for each Board meeting attended, (iii) a committee meeting fee of $1,500 for each meeting attended, and (iv) an annual fee of $13,500 (payable in quarterly installments of $3,375) to the Chair of the Audit Committee, an annual fee of $11,000 (payable in quarterly installments of $2,750) to the Chair of the Human Resources Committee, and an annual fee of $9,000 (payable in quarterly installments of $2,250) to the Chair of the Corporate Governance Committee.

Equity awards are another element of non-management director compensation. Equity awards in the form of stock options, stock appreciation rights, restricted stock, and other stock-based awards are available for grant under our Long-Term Stock Incentive Plan. Each non-management director currently receives annually, if and as approved by the Board, a stock option grant and a restricted stock award. Under our current compensation program for non-management directors, (i) the annual stock option grant is not to exceed the number of option shares for Class 1 Stock obtained by dividing $140,000 by the closing price of a share of Class A Stock on the date of the grant and (ii) the annual restricted stock award is not to exceed the number of restricted shares obtained by dividing $60,000 by the closing price of a share of Class A Stock on the date of grant. While the Board has the flexibility to determine at the time of each grant the vesting provisions for that grant, historically the stock option grants vest six (6) months following the date of grant and the restricted stock awards vest one (1) year following the date of grant.

Consistent with this compensation program, on July 21, 2011 we awarded a stock option to purchase up to 6,517 shares of Class 1 Stock to each non-management director who then served on the Board. These awards reflected an exercise price of $21.48 per share and an exercise period of January 21, 2012 through July 21, 2021. In addition, on July 21, 2011 each non-management director who then served on the Board also received 2,793 restricted shares of Class A Stock. On the date of these grants, the closing price of Class A Stock was $21.48 per share. Subject to applicable provisions in the award document, the restricted stock will vest on July 21, 2012 or earlier in the event a director dies or becomes disabled, we undergo a change in control, or the director’s term expires without him or her being renominated other than for cause. As Mr. Wandell joined the Board on July 21, 2011, he received both of these grants.

We reimburse our directors for reasonable expenses incurred in connection with attending Board and Board committee meetings. We also provide our directors with complimentary products having a value of up to $5,000 per year.

Our current non-management directors are Mr. Fowden, Mr. Fromberg, Ms. Hauswald, Mr. Locke, Mr. Smith, Mr. Wandell, and Mr. Zupan. The remaining two directors, Mr. Robert Sands and Mr. Richard Sands, who are also employees of the Company, receive no additional compensation for serving as directors.

The Board is expected to consider director compensation at a future Board meeting at which time the compensation paid to directors may be modified. The Corporate Governance Committee advises the Board with regard to compensation of non-management directors. That committee engaged Towers Watson to assist with its review and analysis of director compensation data and to provide advice on matters relating to non-management director compensation during fiscal 2012. Management personnel within the Human Resources Department support the Corporate Governance Committee and the Board in their work concerning non-management director compensation. Executive officers, including the Chairman of the Board, the President and Chief Executive Officer, the Executive Vice President and General Counsel, and the Executive Vice President and Chief Human Resources and Administrative Officer, may make recommendations or provide information to, or answer questions from, the Corporate Governance Committee and the Board regarding non-management director compensation.

Director Compensation in Fiscal 2012

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Jerry Fowden	86,500	59,994	50,632	—	197,126
Barry A. Fromberg	92,500	59,994	50,632	—	203,126
Jeananne K. Hauswald	101,000	59,994	50,632	—	211,626
James A. Locke III	92,500	59,994	50,632	—	203,126
Paul L. Smith	108,750	59,994	50,632	—	219,376
Keith E. Wandell (4)	48,000	59,994	50,632	—	158,626
Mark Zupan	92,500	59,994	50,632	—	203,126

(1)	These amounts represent the full grant date fair value of awards of restricted stock granted in fiscal 2012. This represents the aggregate amount that we expected to expense for such grants in accordance with FASB ASC Topic 718 over the grants’ respective vesting schedules. We do not include any impact of estimated forfeitures related to service-based vesting terms in these calculations. These amounts reflect our expected aggregate accounting expense for these awards as of the grant date and do not necessarily correspond to the actual values that will be expensed by us or realized by the directors. The aggregate number of shares of unvested restricted stock held at the end of fiscal 2012 by each director was 2,793.

(2)	These amounts represent the full grant date fair value of awards of stock options granted in fiscal 2012. This represents the aggregate amount that we expected to expense for such grants in accordance with FASB ASC Topic 718 over the grants’ respective vesting schedules. We do not include any impact of estimated forfeitures related to service-based vesting terms in these calculations. Assumptions used in calculating these values may be found in Note 17 of our financial statements in our 2012 Form 10-K. All fiscal 2012 option awards to directors fully vested during fiscal 2012, and we completely expensed these awards during fiscal 2012. These amounts reflect our aggregate accounting expense for these awards and do not necessarily correspond to the actual values that will be realized by the directors. The aggregate number of shares subject to option awards outstanding at the end of fiscal 2012 for each non-management director was: Mr. Fowden – 16,730; Mr. Fromberg – 41,737; Ms. Hauswald – 51,563; Mr. Locke – 51,563; Mr. Smith –47,049; Mr. Wandell – 6,517; and Mr. Zupan – 36,321.

(3)	The value of perquisites and other personal benefits provided to each of our non-management directors for fiscal 2012 was less than $10,000.

(4)	Mr. Wandell joined the Board on July 21, 2011, the date of our 2011 Annual Meeting of Stockholders.

Compensation Committee Interlocks and Insider Participation

During all of fiscal 2012, Ms. Hauswald served as Chairperson of the Human Resources Committee of the Board and Mr. Fowden has served as a member of the Human Resources Committee. Mr. Wandell has served as a member of the Human Resources Committee since July 21, 2011. None of these individuals are or have ever been officers or employees of the Company. None of our executive officers served on the compensation committee or the board of directors of any company that had one or more of its executive officers serving as a member of our Human Resources Committee or Board during fiscal 2012.

The Board of Directors and Committees of the Board

On December 19, 2003, the Board adopted revised Board of Directors’ Corporate Governance Guidelines containing categorical standards for determining director independence. These standards, which were most recently revised on October 5, 2011, are designed to satisfy the applicable requirements of the Securities and Exchange Commission and the New York Stock Exchange. The Board of Directors’ Corporate Governance Guidelines, including the categorical standards, are available on our website at www.cbrands.com/investors/corporate-governance.

The Board has affirmatively determined that each current member of the Board, other than Mr. Robert Sands and Mr. Richard Sands, meets the categorical standards set by the Board to qualify as an independent director. Therefore, each director, other than Mr. Robert Sands and Mr. Richard Sands, is independent, and a majority of the members of the current Board are independent. As part of its oversight of director independence, the Board has considered the following relationships. Mr. Locke serves as Senior Counsel to our principal outside counsel, Nixon Peabody LLP, and as an uncompensated director of Friends of the Constellation Brands-Marvin Sands Performing Arts Center, Inc. (“CMAC”). CMAC is a registered New York charity to which we make payments for naming rights and for food and entertainment at CMAC events and for which several of our employees serve as uncompensated officers or directors or otherwise volunteer their time. In the past, we have also made donations to this charity. During fiscal 2012, one of our subsidiaries entered into an arm’s length packaging services agreement with Cott Corporation, where Mr. Fowden serves as Chief Executive Officer. During fiscal 2012, we made donations of less than $75,000 to the University of Rochester. Mr. Richard Sands serves as a member of the Board of Trustees of that entity and Mr. Zupan serves as Dean of the William E. Simon Graduate School of Business Administration at the University of Rochester. We also made donations of less than $10,000 to the George Eastman House. Messrs. Locke and Smith serve as uncompensated members of the Board of Directors of that charity. These relationships are not considered to be material relationships that would impair a director’s independence under our categorical standards of independence.

Our Board of Directors’ Corporate Governance Guidelines provide that there is no pre-determined policy as to whether or not the roles of Chairman of the Board and Chief Executive Officer should be separate and, if the roles are to be separate, whether or not the Chairman of the Board should be a non-management director. If the Chief Executive Officer serves as Chairman of the Board or if there is a separate Chairman of the Board who is also a member of management, our Corporate Governance Guidelines provide for the designation of one of the independent directors as lead director. The lead director schedules and presides at executive sessions of non-management directors (and, if any non-management director is not independent, executive sessions of independent directors) and, as required, facilitates communication between other members of the Board and the Chairman of the Board or the Chief Executive Officer. Since our Chairman of the Board, Mr. Richard Sands, serves as a member of management, a lead director has been designated. Currently, Mr. Locke serves in this capacity. Our Corporate Governance Guidelines provide that there is no fixed schedule for the rotation of the lead director, although rotation may be desirable from time to time. We believe this structure is appropriate as it provides us with a Chairman who is a significant stockholder and has provided more than 30 years of service to us, including over 13 years of service as Chief Executive Officer; a current Chief Executive Officer who is also a significant stockholder and has provided more than 25 years of service to us in a variety of roles, including approximately five years of service as Chief Executive Officer; as well as an independent lead director to oversee executive sessions of the Board and to facilitate communications as necessary among management and non-management directors.

The Board held seven (7) meetings during fiscal 2012. In addition, the non-management members of the Board, all of whom are independent, meet periodically in regularly scheduled sessions without management. Stockholders or other interested parties may arrange to communicate directly with the directors, the lead director, or the non-management directors as a group by writing to them in the care of Constellation Brands, Inc., 207 High Point Drive, Building 100, Victor, New York 14564. We will forward all such communications (other than unsolicited advertising materials).

Committees of the Board include a standing Audit Committee, Corporate Governance Committee and Human Resources Committee. Each member of these committees is independent in accordance with the applicable requirements of the New York Stock Exchange’s listing standards, the Securities and Exchange Commission, and the categorical standards of independence contained within our Board of Directors’ Corporate Governance Guidelines. In addition, each committee operates under a written charter that was approved by the Board and is available on our website at www.cbrands.com/investors/corporate-governance.

During fiscal 2012, each of the incumbent directors attended at least 75% of the total number of meetings held by the Board and each committee of the Board on which he or she served during his or her period of service. Our directors are encouraged to attend each Annual Meeting of Stockholders, and all directors attended our 2011 Annual Meeting of Stockholders (other than Mr. Wandell who was subsequently elected to the Board by a unanimous vote by the Board of Directors at their meeting immediately following the 2011 Annual Meeting of Stockholders).

Audit Committee. The Audit Committee is a standing committee currently composed of Mr. Smith (Chair), Mr. Fromberg and Mr. Zupan, each of whom the Board has determined is (i) independent (as independence is determined for audit committee members under New York Stock Exchange listing standards) and (ii) an audit committee financial expert. Mr. Zupan’s relevant experience includes serving as Dean of the William E. Simon Graduate School of Business Administration at the University of Rochester and as a former member of the Audit Committee of PAETEC Holding Corp. He also holds a Ph.D. in Economics. Additional information regarding the experience of each committee member is set forth under the heading “Director Nominees” above. No committee member simultaneously serves on the audit committees of more than two other public companies. This committee performs the Board’s oversight responsibilities as they relate to our accounting policies, internal controls and financial reporting practices. In addition, this committee maintains a line of communication between the Board and our financial management, internal auditors and independent registered public accounting firm. The Audit Committee held ten (10) meetings during fiscal 2012.

Corporate Governance Committee. The Corporate Governance Committee is a standing committee currently composed of Mr. Locke (Chair), Ms. Hauswald and Mr. Smith. This committee functions as the nominating committee of the Board. The Corporate Governance Committee identifies individuals qualified to become Board members consistent with criteria and qualifications for membership approved by the Board and selects, or recommends that the Board select, director nominees for each annual meeting of stockholders. The Corporate Governance Committee advises the Board concerning the appropriate composition of the Board and its committees, develops and recommends corporate governance guidelines to the Board, and advises the Board regarding appropriate corporate governance practices and assists the Board in achieving them. Among other matters, this committee also makes recommendations to the Board with respect to an officer to be designated as Chief Executive Officer, a director to serve as Chairman of the Board, and, if applicable, an independent director to serve as lead director. In addition, this committee advises the Board with regard to compensation for the non-management directors and reviews related person transactions involving the Company and its directors, officers or significant stockholders. This committee held four (4) meetings during fiscal 2012.

The Corporate Governance Committee identifies potential director candidates from any outside advisors it may retain, as well as from other members of the Board, executive officers and other contacts. The Corporate Governance Committee has from time to time engaged the services of an independent third-party search firm in order to assist it in identifying and evaluating potential director candidates who will bring to the Board specific skill sets as established by the Corporate Governance Committee. A third-party search firm identified Mr. Wandell as a potential director candidate. Mr. Wandell’s qualifications were subsequently reviewed by the Corporate Governance Committee with the assistance of the search firm, and Mr. Wandell was appointed to the Board effective July 21, 2011 based in part on the recommendation of the Corporate Governance Committee.

The Corporate Governance Committee will consider director nominations by our stockholders. Nominations by stockholders must include sufficient biographical information so that the committee can appropriately assess the proposed nominee’s background and qualifications. In its assessment of potential candidates, the committee will review the candidate’s character, wisdom, judgment, ability to make independent analytical inquiries, business experiences, understanding of our business environment, acumen, and ability to devote the time and effort necessary to fulfill his or her responsibilities, all in the context of the perceived needs of the Board at that time.

Pursuant to our Board of Directors’ Corporate Governance Guidelines, individual diversity as well as diversity in experience and areas of expertise are factors that are considered by the Corporate Governance Committee in its assessment of candidates. The Board, however, has not adopted any objective diversity-driven criteria or composition requirements. The Board seeks individuals having knowledge and experience in such disciplines as finance and accounting, international business, marketing, law, human resources and consumer products. The Board also seeks individuals who bring unique and varied perspectives and life experiences to the Board. As such, the Corporate Governance Committee assists the Board by recommending prospective director candidates who it believes will enhance the overall diversity of the Board.

To be considered for nomination at the 2013 Annual Meeting of Stockholders, stockholder submissions for nomination should be received in writing at our offices, to the attention of the Company’s Secretary, Constellation Brands, Inc., 207 High Point Drive, Building 100, Victor, New York 14564 no later than February 18, 2013. Potential nominees recommended by a stockholder in accordance with these procedures will receive the same consideration and be evaluated in the same manner as other potential nominees.

Human Resources Committee. The Human Resources Committee is a standing committee currently composed of Ms. Hauswald (Chair), Mr. Fowden and Mr. Wandell. This committee functions as the compensation committee of the Board. The Human Resources Committee fulfills the Board’s responsibilities relating to the compensation of our executives, including the Chief Executive Officer, and has engaged a third-party consultant, Towers Watson, to assist the committee in its review and analysis of executive compensation. Additionally, the Human Resources Committee monitors, among other matters, the following: our human resources policies and procedures as they relate to our goals and objectives and good management practices; our material policies and procedures which relate to compliance with pertinent human resources laws and regulations, the ethical conduct of the business as it relates to human resources matters, and the management of human resources capital; and our procedures and internal controls that relate to personnel administration, pay practices and benefits administration. The Human Resources Committee is responsible for evaluating the performance of the Chief Executive Officer and approves each element of his compensation, as well as the compensation of our other executive officers. This committee presently administers our Long-Term Stock Incentive Plan, Annual Management Incentive Plan, and 1989 Employee Stock Purchase Plan, and reviews our senior management development and succession plans as well as other important human resources issues. As described above in the Compensation Discussion and Analysis under the heading “Long-Term Equity-Based Incentive Awards” and subheading “Equity Award Granting Practices,” the Human Resources Committee has delegated to our Chief Human Resources Officer limited authority to grant stock option awards in certain circumstances. This committee also reviews with management each Compensation Discussion and Analysis and, as appropriate, recommends to the Board that it be included in our applicable filings with the Securities and Exchange Commission (“SEC”). The Human Resources Committee held six (6) meetings during fiscal 2012.

Risk Oversight. The Board oversees the management of risks inherent in the operation of our business, with a focus on the most significant risks that we face. The Board performs this oversight role at multiple levels. In connection with its oversight of our strategic direction as well as operations of our business units and corporate functions, the Board considers and addresses the primary risks associated with those strategic plans, units and functions on a macro level. In addition, each Board committee addresses the risks specific to the function of that committee. In particular, the Board committees address the following risks:

•	As part of its oversight responsibilities, the Audit Committee reviews and assesses our major financial risk exposures and the manner in which such risks are being monitored and controlled.

•

As part of its oversight of executive compensation matters, the Human Resources Committee considers whether our executive or other compensation programs and practices give rise to significant risks to us. In April 2012, this committee received a report from its compensation consultant analyzing our executive compensation programs for potential risks created by such programs. The committee also received a comparable report with respect to our non-executive compensation programs prepared by the human resources, legal, and internal audit departments. This committee’s review process did not identify any compensation-related risks that it considered reasonably likely to have a material adverse effect on us.

•

As part of its activities, the Corporate Governance Committee oversees risks related to our governance structure and processes as well as potential risks arising from related person transactions and our processes for mitigating such risks.

We have created a management committee named the Risk Management Oversight Committee. This committee is comprised of members of management whose job functions relate to a wide variety of risk-sensitive areas, including operations, internal audit, finance, accounting, legal, and human resources. The committee meets periodically for the purposes of identifying and assessing risks that we face and developing and implementing processes and procedures to manage, mitigate or otherwise address identified risks. To facilitate the Board’s and the Board committees’ oversight functions as they relate to risk issues, the Risk Management Oversight Committee periodically reports to, and receives comments from, the Board and the Audit Committee.

Compensation Consultant. As discussed in the Compensation Discussion and Analysis and under the subheading “Human Resources Committee” above, the Human Resources Committee directly engaged a compensation consultant, Towers Watson, to assist with its review and analysis of executive compensation matters during fiscal 2012. The scope of services performed generally consisted of the following:

•	a peer group review;
•	an incentive plan design review;
•	a review of Chairman of the Board compensation;
•	a competitive review of executive compensation;
•	a pay for performance review;
•	an assessment of the difficulty of performance goals;
•	a compensation risk assessment;
•	a review of the Compensation Discussion and Analysis;
•	participation at Human Resources Committee meetings; and
•	periodic updates concerning executive compensation regulations and trends.

As discussed under the heading “Director Compensation” above, the Corporate Governance Committee engaged Towers Watson to assist with its review and recommendation of non-management director compensation awards in July 2011. The agreement provided that Towers Watson would conduct a competitive review of director pay relative to directors serving at companies within our executive compensation peer group and include a review of the following:

•	pay levels by element (e.g., retainer, meeting fees, committee fees);
•	pay levels in aggregate;
•	mix of pay;
•	other pay practices and policies, such as stock ownership guidelines; and
•	recent trends in outside director pay.

During fiscal 2012, Towers Watson did not provide us with any significant additional services.

Audit Committee Report

The following report shall not be deemed incorporated by reference in any filing under the federal securities laws by virtue of any general incorporation of this Proxy Statement by reference and shall not otherwise be treated as filed under the federal securities laws.

The Audit Committee of the Board provides oversight to our financial reporting process through periodic meetings with our independent registered public accounting firm, internal auditors and management. Our management is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements and our internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing reports thereon. The Audit Committee, in carrying out its role, relies on our senior management and independent registered public accounting firm.

In connection with the preparation and filing of our 2012 Form 10-K, the Audit Committee met, reviewed and discussed with our management and with KPMG LLP, our independent registered public accounting firm, our audited financial statements and related disclosures and KPMG LLP’s evaluation of our internal control over financial reporting. Also, the Audit Committee discussed with

KPMG LLP, with respect to the fiscal year ended February 29, 2012, the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61, as amended by SAS 89 and SAS 90 (AICPA, Professional Standards, Vol. 1, Codification of Statements on Auditing Standards AU §380), “Communications with the Audit Committee,” as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

In addition, the Audit Committee has received the written disclosures and the letter from KPMG LLP required by the Public Company Accounting Oversight Board in Rule 3526, “Communication with Audit Committees Concerning Independence.” The Audit Committee also has discussed with KPMG LLP the independence of that firm as our independent registered public accounting firm. The Audit Committee has concluded that KPMG LLP’s provision of audit and non-audit services to us is compatible with KPMG LLP’s independence.

Based on the review and discussions described above, the Audit Committee recommended to the Board that our audited financial statements be included in our 2012 Form 10-K for filing with the Securities and Exchange Commission.

Audit Committee:

Paul L. Smith (Chair)

Barry A. Fromberg

Mark Zupan

Vote Required

A plurality of the votes cast at the Meeting by the holders of Class A Stock is required for the election of the three (3) directors to be elected by the holders of Class A Stock. A plurality of the votes cast at the Meeting by the holders of Class B Stock is required for the election of the six (6) directors to be elected by the holders of Class B Stock.

The Board of Directors recommends a vote “FOR ALL” nominees. Unless authority to vote for one or more of the nominees is specifically withheld, the shares represented by your proxy, if properly submitted and not revoked, will be voted FOR ALL of the nominees for whom you are entitled to vote.

PROPOSAL 2 — RATIFICATION OF THE SELECTION OF KPMG LLP AS

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On April 3, 2012, the Audit Committee determined to engage KPMG LLP to serve as our independent registered public accounting firm for the fiscal year ending February 28, 2013. Although ratification by stockholders of this selection is not required, the selection of KPMG LLP as our independent registered public accounting firm will be presented to the stockholders for their ratification at the Meeting. If the stockholders do not ratify the selection of KPMG LLP, the Audit Committee will reconsider its choice. A representative of KPMG LLP is expected to be present at the Meeting and will be given an opportunity to make a statement if he or she so desires and will be available to respond to any appropriate questions.

Fees Paid to KPMG LLP

The following table shows the amounts that were billed to us by KPMG LLP during the last two fiscal years for “Audit Fees,” “Audit-Related Fees,” “Tax Fees,” and “All Other Fees,” respectively:

Fee Type	Fiscal Year Ended February 29, 2012 ($)	Fiscal Year Ended February 28, 2011 ($)
Audit Fees	3,948,237	4,604,116
Audit-Related Fees	371,892	179,337
Tax Fees	84,023	124,798
All Other Fees	—	—

Total	4,404,152	4,908,251

Audit Fees. These amounts relate to the annual audit of our consolidated financial statements included in our Annual Reports on Form 10-K, annual audit of the effectiveness of our internal control over financial reporting, quarterly reviews of interim financial statements included in our Quarterly Reports on Form 10-Q, services normally provided by the independent registered public accounting firm in connection with statutory or regulatory filings or engagements for the indicated fiscal year, statutory audits of certain of our subsidiaries, and services relating to filings under the Securities Act of 1933 and the Securities Exchange Act of 1934.

Audit-Related Fees. These amounts relate to professional services for various employee benefit plan audits, an assessment of a system implementation and related controls, and agreed-upon procedures related to the eXtensible Business Reporting Language format.

Tax Fees. These amounts relate to professional services for tax compliance, tax advice and tax planning.

All Other Fees. These amounts relate to all products and services provided to the Company by KPMG LLP other than services disclosed in the categories above. For the years ended February 29, 2012 and February 28, 2011, KPMG LLP did not provide any products or services other than as disclosed above and, consequently, did not bill the Company for any fees other than as disclosed above.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy for the pre-approval of audit and non-audit services that may be provided by our independent registered public accounting firm. The committee’s policy is to pre-approve all audit and permissible non-audit services provided by KPMG LLP prior to the engagement. Any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated to its Chair authority to pre-approve proposed audit and non-audit services that arise between Audit Committee meetings, provided that the decision to approve the service is presented at the next scheduled Audit Committee meeting. All audit and non-audit services performed by KPMG LLP during the fiscal years ended February 29, 2012 and February 28, 2011 were pre-approved in accordance with this policy. These services have included audit services, audit-related services, and tax services. The Audit Committee did not pre-approve any other products or services that did not fall into these categories, and KPMG LLP provided no other products or services during the past two fiscal years.

Vote Required

The adoption of Proposal 2 to ratify the selection of KPMG LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the votes entitled to be cast by stockholders present in person or represented by proxy at the Meeting. With respect to this proposal, holders of Class A Stock and Class B Stock will vote together as a single class at the Meeting, with holders of Class A Stock having one (1) vote per share and holders of Class B Stock having ten (10) votes per share.

The Board of Directors recommends a vote “FOR” the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2013. Unless you properly direct otherwise, the shares represented by your proxy, if properly submitted and not revoked, will be voted FOR such proposal.

PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

Section 14A of the Securities Exchange Act of 1934 added by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and related Securities and Exchange Commission rules require us to obtain an advisory vote from our stockholders on the compensation of our named executive officers as disclosed in this Proxy Statement, which is often referred to as a “say-on-pay” vote.

As described above in the Compensation Discussion and Analysis, we have designed the elements of our executive compensation program to operate together in a manner that seeks to reward our named executive officers for their respective abilities and day-to-day service, assistance with the achievement of annual goals and financial targets, and contributions toward enhancing long-term stockholder value. We feel the overall design of our executive compensation program has provided the intended results, and we continue to periodically review the program elements in an effort to maintain or improve the alignment of the executive compensation program with our strategic imperatives. We believe our compensation is market competitive and has resulted in the attraction and retention of executives who can contribute to our future success. In addition, we believe the program creates a strong linkage between pay and performance through our bonus and equity awards such that executives will receive higher compensation in more successful periods for the Company and lower compensation during less successful periods.

We conducted our initial say-on-pay vote at the 2011 Annual Meeting of Stockholders. At that meeting, stockholders approved our executive compensation as disclosed in the 2011 Proxy Statement with more than 94% of the vote being cast in favor of approval. The Committee considered and did not make any changes to our named executive officer compensation program as a result of that vote.

At the Meeting, we will propose that our stockholders adopt the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2012 Annual Meeting of Stockholders pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

This vote is not intended to address specific items of compensation, but rather the overall compensation of our named executive officers and our executive compensation policies and procedures as described in this Proxy Statement. This vote is advisory, which means that the vote is not binding on the Company, the Board, or the Human Resources Committee. Even though it is non-binding, we will describe in our next Proxy Statement how we considered the results of this vote and how that consideration affected our executive compensation decisions and policies.

The adoption of the foregoing resolution requires the affirmative vote of a majority of the votes entitled to be cast by stockholders present in person or represented by proxy at the Meeting. With respect to this proposal, holders of Class A Stock and Class B Stock will vote together as a single class at the Meeting, with holders of Class A Stock having one (1) vote per share and holders of Class B Stock having ten (10) votes per share.

The Board of Directors recommends that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement and, accordingly, recommends that you vote “FOR” Proposal 3. Unless you properly direct otherwise, the shares represented by your proxy, if properly submitted and not revoked, will be voted FOR such proposal.

PROPOSAL 4 — PROPOSED AMENDMENT AND RESTATEMENT OF THE

COMPANY’S ANNUAL MANAGEMENT INCENTIVE PLAN

The Human Resources Committee of the Company’s Board of Directors has approved, subject to stockholder approval, an amendment and restatement of the Company’s Annual Management Incentive Plan (the “Incentive Plan”). The purpose of the Incentive Plan is to enable the Company to attract and retain valued Company employees and to provide them with incentives to attain certain annual financial and performance goals. The Incentive Plan is intended to satisfy the requirements for performance based compensation within the meaning of Section 162(m) of the Internal Revenue Code (“Section 162(m)”).

The amendment and restatement of the Incentive Plan will (i) add additional performance criteria and refine and clarify existing performance criteria, (ii) refine and add to the events that constitute an extraordinary item and refine the rules relating to the impact of an extraordinary item on bonus programs, (iii) refine the provisions addressing the impact of a participant’s termination of employment on such participant’s right to all or a portion of a bonus, (iv) refine the provisions addressing the coordination of the Incentive Plan with Section 162(m) and confirm that provisions designed to comply with Section 162(m) need be applied only to Covered Employees (as defined below), (v) refine the rules that will apply a change in control and conform certain aspects of the change in control provisions with similar concepts in certain of the Company’s debt arrangements, and (vi) make certain other administrative, technical and conforming amendments to the provisions of, and definitions used in, the Incentive Plan.

Section 162(m) requires that stockholders approve the material terms of a performance based incentive compensation plan every five years if the Company has the ability to change performance targets from year to year. The Incentive Plan was last re-approved by the Company’s stockholders on July 26, 2007. Accordingly, by being asked to approve the amendment and restatement of the Incentive Plan under this proposal, stockholders are being asked again to approve the Incentive Plan.

The amendment and restatement of the Incentive Plan will become effective upon the approval of the stockholders of the Company. The following discussion summarizes certain provisions of the Incentive Plan as so amended and restated. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Incentive Plan, which was filed electronically with the Securities and Exchange Commission as an appendix to this Proxy Statement but is not included in the printed version of this Proxy Statement. A copy of the Incentive Plan is also available from the Company’s Secretary at 207 High Point Drive, Building 100, Victor, New York 14564.

Summary of Terms

The Incentive Plan establishes a vehicle for the payment of cash bonuses to participating employees and for tying such bonuses to the performance of the Company with respect to certain performance criteria. The Incentive Plan is administered by the Human Resources Committee of the Company’s Board of Directors, all of whom are “outside directors” within the meaning of Section 162(m) and are not eligible to participate in the Incentive Plan.

The Committee establishes specific performance targets corresponding to performance periods for each employee selected by the Committee to participate in the Incentive Plan. The performance targets are based on one or more performance criteria. The permissible performance criteria under the Incentive Plan consist of the following:

• Sales Growth or Net Sales Growth	• Cash Flows from Operating Activities
• Net Sales*	• Return on Capital
• Assets or Asset Productivity*	• Return on Equity
• Operating Expenses / Selling, General and Administrative Expenses*	• Cost of Goods Sold / Cost of Product Sold*
• Cost reductions or cost control	• Return on Invested Capital*
• Gross Margin or Gross Profit	• Return on Assets / Return on Net Assets
• Brand Contribution / Contribution after Marketing*	• Capital Expenditures / Purchases of property, plant and equipment
• Operating Income or Net Operating Income	• Net Increase in Cash or Cash Equivalents*
• Operating Margins / Sales	• Stock Price
• Return on Operating Revenue	• Market share (volume or value-based)
• Earnings Before Interest and Taxes	• Total Stockholder Return*
• Earnings Before Interest, Taxes, Depreciation and Amortization	• Stockholder Value Added / Economic Value Added
• Income Before Income Taxes / Profit Before Tax*	• Goals relating to acquisitions or divestitures*
• Net Income*	• Units sold or depleted
• Earnings Per Share	• Customer service level*
• Cash Flow or Free Cash Flow	• Debt Ratio or Debt-to-Equity Ratio*
• Working Capital or any of its components (Accounts Receivable, Inventory, Accounts Payable)	• New Sales or Depletions or new product introductions
• New product introductions or launches*

*	Item added by the amendment and restatement of the Incentive Plan.

Performance criteria may be: (i) established on a corporate, divisional, business unit or consolidated basis, (ii) measured on an absolute basis or relative basis (e.g., passage of time (such as a year over year growth), as a relative comparison to a peer group, industry index, broad-based index, etc.), (iii) calculated on a pre-tax or after-tax basis, (iv) calculated on a per share basis, (v) calculated on a generally accepted accounting principles (“GAAP”) or non-GAAP basis, and/or (vi) calculated for all or a portion of a single year or calculated over multiple years. To the extent provided in a bonus program, the Committee will adjust performance targets to take into account extraordinary items affecting the Company. Extraordinary items mean:

•	items presented as such (or other comparable terms) on the Company’s audited financial statements;

•

extraordinary, unusual, transition, one-time and/or nonrecurring items of gain or loss (including, but not limited to, charges for reorganizing and restructuring, discontinued operations and asset write-downs);

•	changes in tax or accounting laws, regulations or principles;

•

the effects of mergers, acquisitions, divestitures, spin-offs or similar significant transactions (including, without limitation, gains or losses on the disposition of a business or business segment or arising from the sale of assets outside the ordinary course of business);

•	stock split, recapitalization, split-up, or similar change; or

•	share repurchases.

To qualify as an extraordinary item, the item must be identified in the audited financial statements and notes thereto or in the “management’s discussion and analysis” section of the financial statements in a period report filed with the SEC under the Exchange Act.

Performance targets for “Covered Employees” (generally, the Chief Executive Officer of the Company, other officers of the Company subject to the Section 162(m) limitations, and such other officers of the Company as the Committee may designate), must be established while the performance relative to the target remains substantially uncertain within the meaning of Section 162(m). Concurrently with the selection of the performance targets, the Committee must establish an objective formula or standard for calculating the maximum bonus payable to each participating employee. The Committee reserves the right to reduce or eliminate a bonus that is to be paid to a Covered Employee. Additionally, the Committee may bifurcate the provisions of the Plan so that the provisions of the Plan that are intended or required to satisfy the performance based compensation requirements of Section 162(m) are applicable only to bonuses awarded to Covered Employees.

The eligible persons under the Incentive Plan are employees of the Company and its subsidiaries who are selected by the Committee. There are approximately 160 employees currently participating in the Incentive Plan. The maximum bonus any participating employee can receive in any one fiscal year under the Incentive Plan is $5,000,000. The Incentive Plan may be amended, modified or terminated, in whole or in part, by the Committee from time to time, but no amendment, modification or termination will be effective without Board and/or stockholder approval if such approval is required to comply with the applicable rules under Section 162(m).

Reasons for Approval

The Board of Directors believes that it is desirable and in the best interests of the Company and its stockholders to insure that the Company’s compensation plans comply with the requirements of Section 162(m). Approval of the amendment and restatement of the Incentive Plan is being sought to preserve the Company’s ability to deduct performance based compensation paid to executives. The Board further believes that the Incentive Plan is consistent with the Company’s existing policies that establish a relationship between employee compensation and the Company’s performance. The Incentive Plan also serves the Company’s interests by granting the Committee discretion both in selecting the criteria by which performance is to be measured and in determining the actual amount of each participating employee’s bonus within the maximum limits imposed pursuant to the Incentive Plan.

Vote Required

The adoption of Proposal 4 to approve the amended and restated Annual Management Incentive Plan requires the affirmative vote of a majority of the votes entitled to be cast by stockholders present in person or represented by proxy at the Meeting. With respect to this proposal, holders of Class A Stock and Class B Stock will vote together as a single class at the Meeting, with holders of Class A Stock having one (1) vote per share and holders of Class B Stock having ten (10) votes per share.

The Board of Directors recommends that the stockholders approve the amendment and restatement of the Company’s Annual Management Incentive Plan in accordance with the periodic approval requirements of Internal Revenue Code Section 162(m) and, accordingly, recommends that you vote “FOR” Proposal 4. Unless you properly direct otherwise, the shares represented by your proxy, if properly submitted and not revoked, will be voted FOR such proposal.

PROPOSAL 5 — PROPOSED AMENDMENT AND RESTATEMENT OF THE

COMPANY’S LONG-TERM STOCK INCENTIVE PLAN

The Human Resources Committee of the Company’s Board of Directors has approved, subject to stockholder approval, an amendment and restatement of the Company’s Long-Term Stock Incentive Plan (the “Long-Term Stock Plan”). The purpose of the Long-Term Stock Plan is to provide a vehicle for the Company to attract and retain valued Company employees and to provide them with incentives that are tied to the creation of long-term stockholder value. Relevant aspects of the Long-Term Stock Plan are designed to satisfy the requirements for performance based compensation within the meaning of Section 162(m).

The amendment and restatement of the Long-Term Stock Plan will (i) add additional performance criteria and refine and clarify existing performance criteria, (ii) refine and add to the events that constitute an extraordinary item and refine the rules relating to the impact of an extraordinary item on performance based Awards (as defined below), (iii) establish limits on the number of shares that may be granted under an Award to any single participant in a fiscal year, (iv) expressly authorize the award of restricted stock units and performance share units separate from the category of other stock-based awards, (v) add provisions that require stockholder approval for stock option re-pricings and certain other events, (vi) impose a restriction that no dividends may be paid to a participant on shares of restricted stock prior to vesting, (vii) add the express flexibility for award agreements to permit the Human Resources Committee to exercise negative discretion with respect to performance based Awards, (viii) provide the Company with a default “clawback” or “recoupment” right where required by law, (ix) refine the provisions addressing the impact of a participant’s termination of employment on outstanding Awards, (x) refine the provisions addressing the coordination of the Long-Term Stock Plan with Internal Revenue Code Sections 409A and 162(m) and confirm that provisions designed to comply with Section 162(m) need be applied only to Covered Employees, (xi) grant the Committee the authority in connection with a merger or acquisition to issue substitute awards in the event that the Company assumes awards granted by another entity, (xii) refine the rules that will apply a change in control and conform certain aspects of the change in control provisions with similar concepts in certain of the Company’s debt arrangements, and (xiii) make certain other administrative, technical and conforming amendments to the provisions of, and definitions used in, the Long-Term Stock Plan.

Section 162(m) requires that stockholders approve the material terms of an incentive compensation plan every five years if the Company has the ability to change performance targets from year to year. The Long-Term Stock Plan was last re-approved by the Company’s stockholders on July 26, 2007. Accordingly, by being asked to approve the amendment and restatement of the Long-Term Stock Plan under this proposal, stockholders are being asked again to approve the Long-Term Stock Plan.

The amendment and restatement of the Long-Term Stock Plan will become effective upon the approval of the stockholders of the Company. The following discussion summarizes certain provisions of the Long-Term Stock Plan as so amended and restated. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Long-Term Stock Plan, which was filed electronically with the Securities and Exchange Commission as an appendix to this Proxy Statement but is not included in the printed version of this Proxy Statement. A copy of the Long-Term Stock Plan is also available from the Company’s Secretary at 207 High Point Drive, Building 100, Victor, New York 14564.

Summary of Terms

Awards under the Long-Term Stock Plan may consist of any combination of stock options, stock appreciation rights, restricted stock, restricted stock units, performance share units or other stock-based awards (collectively, “Awards”). As used in this section, the phrase “Other Stock-Based Awards” means all Awards other than stock options, stock appreciation rights, restricted stock, restricted stock units and performance share units. The aggregate number of shares of the Company’s stock available for Awards under the Long-Term Stock Plan is 108,000,000 shares and is not being amended. Awards may be granted with respect to shares of the Company’s Class A Stock or Class 1 Stock. The maximum aggregate number of shares of stock subject to Awards granted under the Long-Term Stock Plan to any one participant during any fiscal year of the Company are as follows:

Type of Award	Number of Shares
Stock options	5,000,000
Stock appreciation rights	1,000,000
Restricted stock	1,000,000
Restricted stock units or performance share units	2,000,000
Other stock-based awards	1,000,000

Awards with respect to the following number of shares of stock were outstanding under the Long-Term Stock Plan on May 29, 2012:

Type of Award	Number of Shares
Vested and unvested stock options	27,946,987
Unvested restricted stock	1,149,532
Unvested restricted stock units	705,498
Unvested performance share units (1)	1,663,605

(1)	Reported at the maximum award level (or 200% of the target award level) for each award.

No stock appreciation rights were then outstanding. Based on these figures, plus the number of shares previously issued upon the exercise of options and stock appreciation rights, the vesting of restricted stock or the vesting of restricted stock units or performance share units, an aggregate of 17,999,301 shares were available for Awards under the Long-Term Stock Plan as of May 29, 2012. Any Awards granted pursuant to the Long-Term Stock Plan are automatically adjusted to prevent dilution or enlargement in the event of any stock dividend, stock split, reorganization or other event affecting the Company’s capital stock. The market value of the Class A Stock as of May 29, 2012 was $19.51 per share. No trading market exists for the Class 1 Stock.

The Long-Term Stock Plan is generally administered by the Human Resources Committee of the Company’s Board of Directors. The Human Resources Committee may delegate its authority to others as provided in the Long-Term Stock Plan, and the entire Board of Directors may act as the Committee. The amendment and restatement of the Long-Term Stock Plan confirms the Committee’s authority to delegate administrative or ministerial functions to officers or employees of the Company. As used in this section, the term “Committee” means (i) the Human Resources Committee, (ii) a delegate acting under the authority of the Human Resources Committee or (iii) the entire Board of Directors acting as the Committee, as defined in the Long-Term Stock Plan, as applicable. Under the Long-Term Stock Plan, the Committee is charged with responsibility for selecting the participants and for determining the number and type of Awards to be granted to each participant, the timing of the Awards, and any other terms and conditions applicable to the Awards.

The persons who are eligible to participate in the Long-Term Stock Plan include directors and employees (including officers) of the Company and its subsidiaries. Currently, seven non-management directors and approximately 4,400 employees are eligible to participate in the Long-Term Stock Plan; however, only directors and employees selected by the Committee will be granted Awards under the Long-Term Stock Plan. As of May 29, 2012, there were outstanding Awards granted under the Long-Term Stock Plan with respect to 31,465,622 shares held by approximately 1,300 employees and each of the Company’s seven non-management directors.

The Long-Term Stock Plan may be amended, modified or terminated by the Committee from time to time. No amendment, modification or termination of the Long-Term Stock Plan will be effective without stockholder approval if such approval is required under any applicable law, rule or regulation. The amendment and restatement of the Long-Term Stock Plan adds a requirement that stockholder approval also be obtained for stock option re-pricings and certain other events. The exercisability of any Award will terminate if the Committee determines that the participant is engaged in competition with the Company or has been terminated for “cause” as defined in the Long-Term Stock Plan.

Awards previously granted pursuant to the Long-Term Stock Plan will not be affected by the amendment of the Long-Term Stock Plan and will remain outstanding until they are exercised, expire or otherwise terminate. The following table sets forth the aggregate number of stock options, shares of restricted stock, restricted stock units and performance share units that have been granted under the Long-Term Stock Plan to certain individuals and groups of individuals at any time through May 29, 2012:

Individual or Group of Individuals	Aggregate Granted Number of:(1)
	Stock Options		Shares of Restricted Stock	Performance Share Units(2)	Restricted Stock Units
Robert Sands, President and Chief Executive Officer	4,615,327		273,800	345,180	48,490
Richard Sands, Chairman of the Board	5,475,356		154,200	—	—
Robert Ryder, Executive Vice President and Chief Financial Officer	867,230		80,620	101,580	14,270
W. Keith Wilson, Executive Vice President and Chief Human Resources and Administrative Officer	1,238,960		73,550	92,740	13,030
John A. (Jay) Wright, Executive Vice President and Chief Operating Officer	602,320		113,207	94,240	22,790
All Executive Officers as a Group (7 persons) (3)	15,913,273		833,677	809,520	123,270
All Directors who are not Executive Officers as a Group (7 persons)	567,994		127,476	—	—
All employees other than Executive Officers as a Group	96,032,561	(4)	2,578,316	1,158,580	1,198,145

(1)	Numbers include all Awards granted even if such Awards expired without exercise, were forfeited or otherwise terminated without shares being issued with respect to such Awards.

(2)	Reported at the maximum award level (or 200% of the target award level) for each award.

(3)	This group consists of the Company’s executive officers as of May 29, 2012.

(4)	This amount includes 306,000 stock appreciation rights granted to employees. No current executive officer or director has received any stock appreciation rights under the Long-Term Stock Plan.

Stock Options. Under the Long-Term Stock Plan, the Committee may grant Awards in the form of stock options to purchase shares of Class A Stock and Class 1 Stock. The Committee will, with regard to each stock option, determine the class and number of shares subject to the option, the manner and period during which the option may be exercised and the exercise price per share of stock subject to the option. The exercise price of stock options granted to participants must be equal to or greater than the fair market value of the shares subject to the stock option on the date the stock option is granted. For purposes of the Long-Term Stock Plan, the fair market value of a share of Class A Stock is the closing price of the Class A Stock on the New York Stock Exchange or other national stock exchange on which the Class A Stock is actively traded. The fair market value of a share of Class 1 Stock is equal to the fair market value of a share of Class A Stock unless the Committee determines that such value is not a reasonable proxy for the fair market value of a share of Class 1 Stock, in which case the Committee will determine the fair market value of a share of Class 1 Stock or establish a methodology for doing so. Unless otherwise determined by the Committee, stock options will become exercisable 25% per year on each of the first four annual anniversaries of the grant (as compared to the default of 20% per year on each of the first five annual anniversaries as provided in the Long-Term Stock Plan prior to amendment and restatement). The Committee has fixed the terms of recently granted options to employees so that the options vest 25% per year on each of the first four annual anniversaries of the grant and to non-management directors so that the options fully vest six months after the grant. Upon exercise, the option price may be paid in a manner determined by the Committee, which may include payment in cash, by delivery of shares of Class A Stock or Class 1 Stock, through a cashless exercise arrangement, or through another method that the Committee deems appropriate. The Long-Term Stock Plan contains provisions to facilitate the amendment of stock options to purchase shares of Class A Stock so that they represent the right to purchase shares of Class 1 Stock on the same terms.

Stock Appreciation Rights. The Long-Term Stock Plan authorizes the Committee to grant stock appreciation rights (“SARs”) either in tandem with a stock option or independent of a stock option. SARs may be granted with respect to Class A Stock or Class 1 Stock. An SAR is a right to receive a payment equal to the difference between the fair market value of the underlying share on the date the SAR is exercised and the SAR’s reference price. A tandem SAR may be granted either at the time of the grant of the related stock option or at any time thereafter during the term of the stock option. Unless otherwise determined by the Committee, an SAR will become exercisable 25% per year on each of the first four annual anniversaries of the grant. The reference price of an SAR will be fixed by the Committee, but the reference price of an SAR must equal or exceed the fair market value of the underlying share on the date of the grant. Upon the exercise of a stock option as to some or all of the shares covered by a tandem SAR, the related tandem SAR will automatically expire in accordance with the terms and conditions specified in the grant, and vice versa.

Restricted Stock Awards. The Long-Term Stock Plan authorizes the Committee to grant Awards in the form of restricted shares of Class A Stock and Class 1 Stock. Such Awards will be subject to such terms, conditions, restrictions, and/or limitations, if any, as the Committee deems appropriate, including restrictions on transferability and continued employment. The amendment and restatement of the Long-Term Stock Plan adds a restriction that no dividends may be paid to a participant on shares of restricted stock until and unless the participant vests in his or her right to receive such shares.

Restricted Stock Units and Performance Share Units. The amendment and restatement of the Long-Term Stock Plan expressly authorizes the Committee to grant Awards in the form of restricted stock units and performance share units relating to shares of Class A Stock and Class 1 Stock. Prior to such amendment and restatement, the Committee granted restricted stock units and performance share units under its existing authority to grant other stock-based awards. Restricted Stock Units and Performance Share Units are subject to such terms, conditions, restrictions, and/or limitations, if any, as the Committee deems appropriate, including restrictions on transferability and continued employment. The holder of a restricted stock unit or a performance share unit may receive a payout that is calculated based on the satisfaction of performance goals, service requirements and/or other terms specified in the Award agreement. The Committee will specify in the Award agreement whether any earned restricted stock units and performance share units will be paid in the form of shares or cash (or in a combination thereof). The Committee may or may not grant to the holder of restricted stock units or performance share units the right to receive payments corresponding to dividends paid on shares underlying the Award; provided, no dividends may be paid to a participant on any Restricted Stock Units or Performance Share Units that do not fully vest.

Other Stock-Based Awards. The Committee may make Other Stock-Based Awards under the Long-Term Stock Plan. The Other Stock-Based Awards will be subject to such terms, conditions and limitations as the Committee deems appropriate.

Acceleration. Unless otherwise specified by the Committee in an Award agreement, all awards will vest in full in the event that a participant’s employment terminates due to the participant’s death or “disability” (as defined in the Long-Term Stock Plan) and, in the case of stock options and SARs only, in the event of the participant’s “retirement” (as defined in the Long-Term Stock Plan). In connection with such accelerated vesting, any Awards that include a performance based vesting schedule will vest assuming that the “target” level of performance has been achieved. In the event of a “change in control” of the Company (as defined in the Long-Term Stock Plan), all of a participant’s Awards will become immediately vested and exercisable or fully earned at the maximum amount, except as otherwise determined by the Committee.

Performance Criteria and Targets. For each restricted stock award, restricted stock unit, performance share unit and Other Stock-Based Award intended to comply with Section 162(m), the Committee will establish specific performance targets for specified performance periods. The performance targets will be based on one or more performance criteria. The permissible performance criteria consist of the following:

• Sales Growth or Net Sales Growth	• Cash Flows from Operating Activities
• Net Sales*	• Return on Capital
• Assets or Asset Productivity*	• Return on Equity
• Operating Expenses / Selling, General and Administrative Expenses*	• Cost of Goods Sold / Cost of Product Sold*
• Cost reductions or cost control	• Return on Invested Capital*
• Gross Margin or Gross Profit	• Return on Assets / Return on Net Assets
• Brand Contribution / Contribution after Marketing*	• Capital Expenditures / Purchases of property, plant and equipment
• Operating Income or Net Operating Income	• Net Increase in Cash or Cash Equivalents*
• Operating Margins / Sales	• Stock Price
• Return on Operating Revenue	• Market share (volume or value-based)
• Earnings Before Interest and Taxes	• Total Stockholder Return*
• Earnings Before Interest, Taxes, Depreciation and Amortization	• Stockholder Value Added / Economic Value Added
• Income Before Income Taxes / Profit Before Tax*	• Goals relating to acquisitions or divestitures*
• Net Income*	• Units sold or depleted
• Earnings Per Share	• Customer service level*

• Cash Flow or Free Cash Flow	• Debt Ratio or Debt-to-Equity Ratio*
• Working Capital or any of its components (Accounts Receivable, Inventory, Accounts Payable)	• New Sales or Depletions or new product introductions
• New product introductions or launches*

*	Item added by the amendment and restatement of the Long-Term Stock Plan.

Performance criteria may be: (i) established on a corporate, divisional, business unit or consolidated basis, (ii) measured on an absolute basis or relative basis (e.g., passage of time (such as a year over year growth), as a relative comparison to a peer group, industry index, broad-based index, etc.), (iii) calculated on a pre-tax or after-tax basis, (iv) calculated on a per share basis, (v) calculated on a GAAP or non-GAAP basis, and/or (vi) calculated for all or a portion of a single year or calculated over multiple years. Performance targets must be established while the performance relative to the target remains substantially uncertain within the meaning of Section 162(m) of the Internal Revenue Code. Concurrently with the selection of the performance targets, the Committee must establish an objective formula or standard for calculating the maximum Award granted to each Covered Employee. To the extent provided in an Award agreement, the Committee will adjust performance targets to take into account extraordinary items affecting the Company. Extraordinary items mean:

•	items presented as such (or other comparable terms) on the Company’s audited financial statements;

•

extraordinary, unusual, transition, one-time and/or nonrecurring items of gain or loss (including, but not limited to, charges for reorganizing and restructuring, discontinued operations and asset write-downs);

•	changes in tax or accounting laws, regulations or principles;

•

the effects of mergers, acquisitions, divestitures, spin-offs or similar significant transactions (including, without limitation, gains or losses on the disposition of a business or business segment or arising from the sale of assets outside the ordinary course of business);

•	stock split, recapitalization, split-up, or similar change; or

•	share repurchases.

To qualify as an extraordinary item, the item must be identified in the audited financial statements and notes thereto or in the “management’s discussion and analysis” section of the financial statements in a period report filed with the SEC under the Exchange Act. The Committee reserves the right to reduce an Award if the Committee deems such reduction is necessary or appropriate.

Covered Employees who are designated by the Committee as participants for a given performance period are only entitled to receive payments of Awards for such period to the extent that the pre-established objective performance targets set by the Committee for such period are attained. With regard to a particular performance period, the Committee will have the discretion, subject to the Long-Term Stock Plan’s terms, to select the length of the performance period, the type(s) of performance criteria to be used, the performance targets that will be used to measure performance for the period, and the performance formula that will be used to determine what portion, if any, of the Award has been earned for the period. Such discretion shall be exercised by the Committee in writing within the time prescribed by Section 162(m) (generally, the first 90 days of the performance period) and performance for the period will be measured by the Committee following the end of the performance period.

The provisions of the Long-Term Stock Plan may be bifurcated by the Committee so that the provisions of the Long-Term Stock Plan that are intended or required to satisfy the performance based compensation requirements of Section 162(m) are applicable only to Awards granted to Covered Employees.

U.S. Federal Tax Treatment of Stock Options and SARs. Stock options granted under the Long-Term Stock Plan are non-qualified stock options for federal tax purposes. A participant who receives a stock option will not realize income upon the grant of the option. The participant will realize ordinary income at the time of exercise of stock options in the amount of the difference between the exercise price and the fair market value of the underlying share on the date of exercise multiplied by the number of shares with respect to which the option is exercised. The Company is entitled to a deduction equal to the amount of such income at the time such income is realized by the participant.

With respect to SARs, participants will not realize any income at the time of grant. Upon exercise, any cash received and the fair market value on the exercise date of any shares received will constitute ordinary income to the participant. The Company will be entitled to a deduction in the amount of such income at the time such income is realized by the participant.

Individual income tax consequences may differ with respect to participants who are resident in jurisdictions outside the United States.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information with respect to the Company’s compensation plans under which its equity securities may be issued, as of February 29, 2012. The equity compensation plans approved by security holders include the Long-Term Stock Plan and the Company’s Incentive Stock Option Plan, 1989 Employee Stock Purchase Plan and U.K. Sharesave Scheme.

	(a)		(b)		(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under equity Compensation Plans (excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	28,313,004	(1)	$19.03	(2)	32,119,590	(3)(4)(5)
Equity compensation plans not approved by security holders	—		—		—
Total	28,313,004		$19.03		32,119,590

(1)	Includes 1,178,625 shares of unvested performance share units and 203,082 shares of unvested restricted stock units under the Long-Term Stock Plan. The unvested performance share units represent the maximum number of shares to be awarded, or 200% of the target shares granted. The Company currently estimates that 200% of the target shares granted will be awarded based upon the current expectations regarding the achievement of specified performance targets.

(2)	Excludes unvested performance share units and unvested restricted stock units under the Long-Term Stock Plan that can be exercised for no consideration.

(3)	Includes 7,438,756 shares of Class A Common Stock under the Company’s Incentive Stock Option Plan. However, by the current terms of the Incentive Stock Option Plan, no additional grants of incentive stock options are permitted.

(4)	Includes 1,715,719 shares of Class A Common Stock under the Company’s U.K. Sharesave Scheme. However, by the current terms of the U.K. Sharesave Scheme, no additional offerings under the U.K. Sharesave Scheme are permitted.

(5)	Includes 2,233,719 shares of Class A Common Stock under the Company’s Employee Stock Purchase Plan remaining available for purchase, of which approximately 126,800 shares are subject to purchase during the current offering period.

Reasons for Approval

The Board of Directors believes that it is desirable and in the best interests of the Company and its stockholders to provide employees and directors with incentives to maintain and enhance the Company’s long-term performance. The amendments effected by the amended and restated Long-Term Stock Plan will enable the Company to continue to provide such incentives. The approval of the amendment and restatement will also benefit the Company by satisfying the requirements of Section 162(m) and thereby preserving the Company’s ability to deduct performance based compensation paid to executives.

Vote Required

The adoption of Proposal 5 to approve the amended and restated Long-Term Stock Incentive Plan requires the affirmative vote of a majority of the votes entitled to be cast by stockholders present in person or represented by proxy at the Meeting. With respect to this proposal, holders of Class A Stock and Class B Stock will vote together as a single class at the Meeting, with holders of Class A Stock having one (1) vote per share and holders of Class B Stock having ten (10) votes per share.

The Board of Directors recommends that the stockholders approve the amendment and restatement of the Company’s Long-Term Stock Incentive Plan in accordance with the periodic approval requirements of Internal Revenue Code Section 162(m) and, accordingly, recommends that you vote “FOR” Proposal 5. Unless you properly direct otherwise, the shares represented by your proxy, if properly submitted and not revoked, will be voted FOR such proposal.

PROPOSALS 6 AND 7 — STOCKHOLDER PROPOSALS

In accordance with applicable regulations, we are including the following stockholder proposals and supporting statements in the forms proposed by the respective proponents of such proposals. The Board has considered the stockholder proposals and has recommended a vote against each of the proposals for the reasons set forth following each proposal. Each of the following stockholder proposals will be voted on at the Meeting if properly presented by or on behalf of the respective proponent of such proposal.

Proposal 6 — Stockholder Proposal Concerning

“Equal Shareholder Voting”

Proposal and Stockholder Supporting Statement:

Mr. Kenneth Steiner of 14 Stoner Avenue, 2M, Great Neck, New York 11021, who has indicated that he owns no less than 500 shares of our Class A Stock, has given notice that he or his designee intends to make the following stockholder proposal at the Meeting.

“Equal Shareholder Voting

RESOLVED: Shareholders request that our Board take steps to adopt a plan for all of our company’s outstanding stock to have one-vote per share. This would be all practicable steps including encouragement and negotiation with shareholders, who have 10-votes per share, to request that they relinquish, for the common good of all shareholders, any preexisting rights, if necessary.

This proposal is not intended to unnecessarily limit our Board’s judgment in crafting the requested change in accordance with applicable laws and existing contracts. This proposal is important because certain shares not owned by the general public have super-sized voting power with 10-votes per share compared to one-vote per share.

This proposal topic won majority support from our independent, general public shareholders at our 2011 annual meeting.

The danger of giving disproportionate power to insiders is illustrated by Adelphia Communications. Adelphia’s dual-class voting stock gave the Rigas family control and contributed to Adelphia’s participation in “one of the most extensive financial frauds ever to take place at a public company.” See Securities and Exchange Commission Litigation Release No. 17627 (July 24, 2002).

The SEC alleged that Adelphia fraudulently excluded more than $2 billion in bank debt from its financial statements and concealed “rampant self-dealing by the Rigas Family.” Meanwhile, the price of Adelphia stock collapsed from $20 to 79¢ in two-years.

With stock having 10-times more voting power our company takes our public shareholder money but does not let us have an equal voice in our company’s management. Without a voice, shareholders cannot hold management accountable.

The merit of this proposal should also be considered in the context of the opportunity for additional improvement in our company’s 2011 reported corporate governance in order to make our company more competitive:

The Corporate Library, an independent investment research firm rated our company “Very High Concern” in Takeover Defenses and “High Concern” in Executive Pay.

The Corporate Library said there were concerns regarding the compensation paid to the Sands brothers, Chairman Richard Sands and his brother, CEO Robert Sands. In 2010, both received a large grant of options — Robert received 330,000 market-priced stock options and Richard received 538,000 — and realized $9 million from the exercise of 932,000 options.

Market-priced stock options can provide lucrative financial rewards due to a rising market alone, regardless of an executive’s performance. In addition, our company paid for the brothers’ personal use of the company’s plane, totaling $605,000 in 2010. These arrangements suggest that executive pay practices were not aligned with the interests of non-family shareholders.

Please encourage our board to respond positively to this proposal for Equal Shareholder Voting — Yes on 6.”

Company Response:

We oppose this proposal because we do not believe it is in the best interests of the Company or its stockholders.

The Company was organized in 1972, as the successor to a business founded in 1945 by Marvin Sands, and has grown into the leading premium wine company in the world. During their more than 65-year history with the Company and its predecessor, the Sands family has aptly demonstrated their commitment to the success of the Company and its stockholders, and the founder’s sons, Mr. Richard Sands and Mr. Robert Sands, continue to serve in key positions.

Our basic dual class capital structure, consisting of both Class A Stock and Class B Stock, dates back to 1986 and was approved by our stockholders at that time. Both classes of stock currently trade on the New York Stock Exchange and since 1986 every stockholder and potential stockholder has been afforded a full opportunity to learn about the dual class capital structure before deciding whether or not to purchase shares of the Company.

We operate our business in accordance with applicable governance requirements, including those of the New York Stock Exchange. Other than Mr. Richard Sands and Mr. Robert Sands, each member of the Board qualifies as an independent director. In accordance with their fiduciary duties, our directors carry out their responsibilities in the manner they believe to be in the best interests of the Company and its stockholders.

The adoption of Proposal 6 requires the affirmative vote of a majority of the votes entitled to be cast by stockholders present in person or represented by proxy at the Meeting. With respect to this proposal, holders of Class A Stock and Class B Stock will vote together as a single class at the Meeting, with holders of Class A Stock having one (1) vote per share and holders of Class B Stock having ten (10) votes per share.

The Board of Directors recommends that you vote “AGAINST” Proposal 6. Unless you properly direct otherwise, the shares represented by your proxy, if properly submitted and not revoked, will be voted AGAINST such proposal.

Proposal 7 — Stockholder Proposal Concerning

“Multiple Performance Metrics”

Proposal and Stockholder Supporting Statement:

Mr. John C. Liu, Comptroller, City of New York, 1 Centre Street, New York, New York 10007-2341, on behalf of the Boards of Trustees of the New York City Police Pension Fund and the New York City Board of Education Retirement System (the “Systems”), which Mr. Liu has indicated own 112,516 and 8,366 shares of our Class A Stock, respectively, has given notice that the Systems intend to make the following stockholder proposal at the Meeting.

“MULTIPLE PERFORMANCE METRICS

WHEREAS: The Business Roundtable urges companies to consider a variety of performance metrics, both qualitative and quantitative, in setting performance measures (Business Roundtable: “Executive Compensation, Principles and Commentary” January 2007);

WHEREAS: Mercer recommends, among a list of ten actions that companies should take in 2010 to “drive business performance, secure key talent and withstand public scrutiny”, that performance metrics “cover the range of relevant dimensions of performance” (“Achieving Executive Compensation Success in 2010”);

WHEREAS: The Conference Board Task Force on Executive Compensation (September 2009) recommends that a pay for performance program include an “appropriate mix” of performance metrics that has been evaluated for risk, assesses company and executive performance, and help to drive achievement of company and business strategy and sustainable performance;

WHEREAS: Many companies (two-thirds of the top 300 publicly traded companies) use multiple performance measures to set short-term incentive pay;

WHEREAS: Companies are increasingly using multiple performance measures to set long-term incentive pay — the number of companies using two or more metrics increased from 45.9% in 2008 to 48.8% in 2010 and the average number of metrics used is 1.68 (Equilar — “CEO Performance Metric 2010”)

WHEREAS: For fiscal 2011, the Company awarded long-term incentive performance share units based on a single metric, earnings per share (EPS);

WHEREAS: The Company received weak pay for performance ratings from rating agencies Glass Lewis and Governance Metrics International;

RESOLVED: Shareholders request that the Compensation Committee of the Board of Directors, in setting performance measures for top executives,

include multiple weighted metrics that correctly reflect both individual and business accomplishments over an established multiyear period; and, excluding proprietary information, disclose to the shareholders any changes made in the basket of metrics during the multiyear period.

SUPPORTING STATEMENT

Performance metrics and targets may have contributed to excessive risk-taking, volatile compensation and the near-economic collapse. Choosing a single variable puts all the risk/reward in one variable. A diligently selected basket of variables, that is tested and validated for correlation between pay and performance, like an index, may help to moderate volatility and the tendency to take excessive risk.

The Annual Management Incentive Plan also determines annual incentive based on a single metric, earnings before interest and taxes (EBIT). However, for fiscal 2011, the Committee exercised its negative discretion to adjust bonus downwards and added free cash flow to the mix. The company should consider using multiple metrics consistently for annual incentive and not just on a discretionary basis.”

Company Response:

We oppose this proposal because we do not believe the requested changes are necessary. We believe the current executive compensation program established by the Human Resources Committee (the “Committee”) is appropriately balanced and already reflects a sufficient variety of award types and performance measures from our stockholder-approved plans. We also believe that it is appropriate for the Committee to maintain full responsibility for crafting and overseeing both the overall executive compensation program and the individual elements and awards under that program in the manner it believes to be in the best interests of the Company and its stockholders.

Our short-term bonus plan, the Annual Management Incentive Plan, and our long-term equity compensation plan, the Long-Term Stock Incentive Plan, each contain a list of performance criteria from which the Committee can select in making awards under those programs. Both of these plans have been approved by stockholders, and amended and restated versions of these plans providing even more performance criteria for use by the Committee are being submitted for approval by stockholders at the Meeting. The Committee consists entirely of independent members of our Board and has engaged the services of an independent compensation consultant, Towers Watson, to assist it in its work.

The Committee established executive officer short-term bonus awards for each of the past five fiscal years based on the Company’s EBIT or comparable EBIT and free cash flow (“FCF”) performance. For the past two years, the Committee also granted PSU awards that vest based on the Company’s EPS performance. One of these performance share unit (“PSU”) awards used a three-year performance period and the other PSU award used a one-year performance period along with an additional two-year service vesting requirement. Finally, for many years the Committee has granted our executive officers stock options which only have value to the extent our stock price increases after the grant date. Accordingly, the variable portion of our executive officers’ fiscal 2012 compensation program (other than for our Chairman who did not receive PSU awards) effectively includes four separate performance measures — comparable EBIT, FCF, EPS and our general stock price performance.

With the assistance of its compensation consultant, the Committee regularly evaluates our executive compensation program, including the structure of awards under our bonus and equity plans, and makes changes when it deems them appropriate and in the best interests of the Company. For example, the Committee established the fiscal 2013 short-term bonus program which focuses the attention of our executive officers on three different performance measures — comparable EBIT, FCF and organic net sales growth. The Committee also issued PSU awards which will vest, if at all, based on the Company’s stock price appreciation relative to companies included in the S&P 500 Index. For this award, the Committee selected a three-year performance period. Finally, the Committee again granted stock options to our executive officers. Accordingly, the variable portion of our executive officers’ fiscal 2013 compensation program (other than for our Chairman who did not receive PSU awards) will effectively depend on five separate performance measures — comparable EBIT, FCF, organic net sales growth, our stock price appreciation relative to companies included in the S&P 500 Index, and our general stock price performance.

Moreover, we believe the variety of elements in our executive compensation program, as well as the number of different performance measures used in the program, helps control any risks associated with executive compensation. The Committee completes an annual compensation risk assessment designed to identify significant risks that might be created by our executive and non-executive compensation programs. The Committee’s independent compensation consultant assists in the review of the executive officer compensation program. These annual reviews have not revealed any compensation-related risks that the Committee considers reasonably likely to have a material adverse effect on us.

The adoption of Proposal 7 requires the affirmative vote of a majority of the votes entitled to be cast by stockholders present in person or represented by proxy at the Meeting. With respect to this proposal, holders of Class A Stock and Class B Stock will vote together as a single class at the Meeting, with holders of Class A Stock having one (1) vote per share and holders of Class B Stock having ten (10) votes per share.

The Board of Directors recommends that you vote “AGAINST” Proposal 7. Unless you properly direct otherwise, the shares represented by your proxy, if properly submitted and not revoked, will be voted AGAINST such proposal.

STOCKHOLDER PROPOSALS FOR THE 2013 ANNUAL MEETING

In order for any stockholder proposal submitted pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934 to be included in our Proxy Statement to be issued in connection with our 2013 Annual Meeting of Stockholders, such proposal must be received by us no later than February 18, 2013. Nominations for directors submitted by stockholders must also be received no later than February 18, 2013.

Any notice of a proposal submitted outside the processes of Rule 14a-8 promulgated under the Securities Exchange Act of 1934 which a stockholder intends to bring forth at our 2013 Annual Meeting of Stockholders will be untimely for purposes of Rule 14a-4 of the Securities Exchange Act of 1934 and our by-laws if it is received by us after February 18, 2013.

AVAILABLE INFORMATION; WEBSITE MATERIALS

We have furnished our financial statements to stockholders by including in this mailing our 2012 Form 10-K (excluding the exhibits thereto). We are also including in this mailing our 2012 Summary Annual Report to stockholders.

Our Code of Business Conduct and Ethics, Global Code of Responsible Practices for Beverage Alcohol Advertising and Marketing, Chief Executive Officer and Senior Financial Executive Code of Ethics, policy regarding Communications from Stockholders or Other Interested Parties, Board of Directors’ Corporate Governance Guidelines, and the charters of the Audit Committee, the Corporate Governance Committee and the Human Resources Committee are available on our website at www.cbrands.com/investors/corporate-governance and are also available in print to any stockholder who requests them. Such requests should be directed to Investor Relations Department, Constellation Brands, Inc., 207 High Point Drive, Building 100, Victor, New York 14564. Additionally, any amendments to, and waivers granted to our directors and executive officers under, our codes of ethics referred to above will be posted in this area of our website.

Throughout this proxy statement, we refer to materials that are available on our website. Such materials are not made a part of this Proxy Statement and are not incorporated by reference.

OTHER

As of the date of this Proxy Statement, the Board does not intend to present, and has not been informed that any other person intends to present, any matter at the Meeting other than those specifically referred to in this Proxy Statement. If any other matters properly come before the Meeting, it is intended that the holders of the proxies will act in respect thereto in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

DAVID S. SORCE, Secretary

June 8, 2012

Appendix 1

EXPLANATORY NOTE: The Constellation Brands, Inc. Annual Management Incentive Plan is filed herewith pursuant to Instruction 3 of Item 10 of Schedule 14A and is not part of the Proxy Statement.

CONSTELLATION BRANDS, INC.

ANNUAL MANAGEMENT INCENTIVE PLAN

Amended and Restated as of July __, 2012

This Annual Management Incentive Plan (amended and restated as of July __, 2012) is adopted pursuant to Section 8 of the Plan by the Human Resources Committee of the Company’s Board of Directors, and by the stockholders of the Company. The Plan amends and restates in its entirety the Constellation Brands, Inc. Annual Management Incentive Plan that was approved by the Board of Directors on June 26, 2007, as amended. Certain capitalized terms used in the Plan are defined in Annex A. Bonus programs adopted under the Plan for a Performance Period shall be governed by the terms of the Plan, or a predecessor plan, in effect at the time the program is adopted.

1.	PURPOSE

The Plan is designed to enable the Company to attract and retain valued employees and to provide them with incentives to attain certain annual performance goals.

2.	ADMINISTRATION

The Plan shall be administered by a Committee of the Company’s Board of Directors. This Committee shall consist of at least two members of the Company’s Board of Directors, all of whom are (a) “outside directors” within the meaning of Section 162(m), and (b) not eligible to participate in the Plan. Subject to the Plan, the Committee shall possess the sole authority, in its discretion, to (i) establish a Bonus program for a Performance Period using such Performance Criteria and Performance Target(s) as it deems appropriate, (ii) select the Participating Employees who may receive Bonuses under the Plan, (iii) determine the amount of such Bonuses and any terms, conditions or limitations on the payment of any Bonuses, (iv) interpret and administer the Plan, (v) make and amend rules and regulations relating to the Plan and any Bonus program established for a Performance Period, and (vi) make all other determinations necessary or advisable for the administration of the Plan. The Committee may delegate its authority and administrative responsibilities under the Plan to the extent permitted by applicable law and Section 162(m).

3.	TERMS AND CONDITIONS OF BONUSES

The Committee shall determine the employees who may participate in, and rules that will apply to, a Bonus program that it adopts for a particular Performance Period. Each Participating Employee may receive a Bonus if the Performance Targets and other requirements established by the Committee are attained. The rules for the Bonus program, the Performance Criteria and the Performance Targets that the Committee adopts for each Performance Period shall be consistent with the terms of the Plan and Section 162(m). When the Committee establishes the terms of a Bonus program for a Performance Period, the Committee will specify those Extraordinary Items that will be taken into account under the Bonus program to adjust the Performance Targets. Such adjustments shall only be made to the extent permitted under Section 162(m) and shall be made in an equitable manner in light of the nature of the Performance Targets and the assumptions made by the Committee when establishing the Performance Targets.

The Performance Target with respect to a Performance Criteria will be established by the Committee in advance of the deadlines applicable under Section 162(m) and while the performance relating to the Performance Target remains substantially uncertain within the meaning of Section 162(m). Different Performance Targets and Performance Criteria may be established for different Participating Employees. At the time the Performance Target is established, the Committee shall provide, in terms of an objective formula or standard for each Participating Employee, the method of computing the specific amount that will represent the maximum amount of Bonus payable to the Participant if the Performance Target is attained. The Committee reserves the unilateral right to reduce or eliminate the Bonus that is to be paid to a Covered Employee upon the attainment of a Performance Target. The Committee’s discretion to exercise its right to reduce or eliminate a Bonus that is paid to such a Covered Employee shall not result in an increase in an amount that is payable to another Covered Employee.

Notwithstanding any other provision hereof, no Participating Employee shall receive a Bonus under the Plan for any fiscal year or other Performance Period in excess of $5 million. Any Bonuses awarded by the Committee under the Plan shall be paid within 30 days after year-end financial results are reported or, if later, as soon as practicable following the Committee’s determinations and certification under this Section; provided that it is intended that such Bonus be paid on or before the 15th day of the third month following the end of the Company’s Performance Period for which the Bonus is paid (e.g., if the Performance Period is the Company’s fiscal/taxable year, the Bonus will be paid on or before May 15th). Bonuses shall be paid in the form of a single lump sum cash payment or cash equivalent payment.

No Participating Employee shall receive any payment under the Plan unless the Committee has certified, by resolution or other appropriate action in writing, that the amount thereof has been accurately determined in accordance with the terms, conditions and limits of the Plan and the applicable Bonus program.

4.	TERMINATION OF EMPLOYMENT

If the employment of a Participating Employee terminates prior to end of the Performance Period by reason of such Participating Employee’s Retirement, Disability, death or involuntary termination without Cause, the Committee will pay a ratable portion of the applicable Bonus to the Participating Employee subject to the attainment of the applicable Performance Target. Such Bonus, if any, will be paid at the same time Bonuses are paid to similarly situated Participating Employees who do not terminate employment. The ratable portion of the Bonus shall be determined by multiplying the Bonus that would have been paid to the Participating Employee if the Participating Employee had not terminated employment by a fraction, the numerator of which is the number of full or partial months during the Performance Period during which the Participating Employee was employed, and the denominator of which is the number of calendar months in the Performance Period.

In the event of a Participating Employee’s termination for Cause or a Participating Employee’s voluntary termination of employment before the last day of the Performance Period, all Bonuses for which the Participating Employee may have been eligible shall be forfeited unless the Committee decides, in its sole discretion, to pay such Bonus or the Participating Employee has a contractual right to such Bonus in a written employment agreement or similar contract; provided that any Bonus paid to a Covered Employee in such circumstances will only be paid in accordance with and to the extent permitted by Section 162(m).

The Committee will pay a Bonus to a Participating Employee who terminates employment for any reason on or after the last day of the Performance Period and before the payment date. The amount of such Bonus would be the Bonus the Participating Employee would have been paid if the Participating Employee had not terminated employment. Such Bonus would be paid at the same time Bonuses are paid to similarly situated Participating Employees who do not terminate employment.

For purposes of applying the above rules, the date of termination includes the date a Participant ceases to be employed by the Company or a Subsidiary. Notwithstanding the foregoing, the Committee may establish such other rules it deems necessary or appropriate to apply when a Participating Employee dies or terminates employment, which rules shall be memorialized in the terms established under the Bonus program for a Performance Period or other written document.

5.	WITHHOLDING

The Company shall have the right to make all income tax, employment tax and other withholdings required under applicable law from all payments made under the Plan or owed in connection with benefits earned under the Plan.

6.	NO EMPLOYMENT RIGHTS

The Plan shall not confer upon any Participating Employee any right with respect to continuance as an employee of the Company, nor shall it interfere in any way with the right of the Company to terminate the Participating Employee’s position as an employee.

7.	DISCRETION OF COMPANY

Any decision made or action taken by the Company, the Committee or the Board of Directors in connection with the creation, amendment, construction, administration, interpretation or effect of the Plan shall be within the absolute discretion of such entity and shall be conclusive and binding upon all persons. No officer, director or member of the Committee shall have any liability for actions taken or omitted under the Plan by the member or by any other person.

8.	AMENDMENT AND DISCONTINUANCE

Subject to the requirements of Section 162(m), the Plan or a Bonus program for a Performance Period may be amended, modified or terminated by the Committee at any time, and all Bonuses shall be subject to the Plan or program as amended from time to time, except that subsequent to a Change of Control the Committee may not amend the Plan or program without the approval of the Participating Employee whose rights are adversely affected by the amendment. No amendment, modification or termination shall be effective without the approval of the Board of Directors and/or the stockholders if such approval is necessary to comply with the applicable provisions of Section l62(m).

9.	CHANGE OF CONTROL

Notwithstanding other provisions of the Plan, in the event of a Change of Control of the Company, the Performance Period for a Participating Employee shall end on the date of the Change of Control, and, if appropriate, the Committee shall adjust the Performance Target in an equitable manner to reflect the early termination of the Performance Period. The Participating Employee’s Bonus will be calculated by comparing the performance through the date of the Change in Control against the adjusted Performance Target, and a ratable portion of such Bonus shall be paid to the Participating Employee. The ratable portion of the Bonus shall be determined by multiplying such Bonus by a fraction, the numerator of which is the number of months from the first day of the Performance Period to the date of the Change of Control (including any fractional month) and the denominator of which is the total number of months in the original Performance Period. Notwithstanding the foregoing, the Committee may establish different rules to apply upon a Change in Control in the Bonus program that is adopted for a particular Performance Period.

The Plan shall be binding upon any successor to the Company, whether such successor is the result of a direct or indirect purchase, merger, consolidation or other acquisition of all or substantially all of the business and/or assets of the Company.

10.	SECTION 162(m) CONDITIONS

It is the intent of the Company that the Plan and Bonuses paid to Covered Employees satisfy the applicable requirements of Section 162(m) so that such Bonuses qualify as performance-based compensation. The Plan and any Bonus program adopted for a Performance Period shall be administered and interpreted consistent with that intent and any provision, application or interpretation of the Plan or any Bonus program adopted for a Performance Period that is inconsistent with this intent shall be disregarded. Notwithstanding the foregoing, with respect to Bonuses that are intended to qualify as performance-based compensation under Section 162(m), the Committee may adopt non-compliant Section 162(m) provisions that apply upon a Change in Control or the death or disability of a Covered Employee.

Notwithstanding anything in the Plan to the contrary, the provisions of the Plan and any Bonus program adopted for a Performance Period may be bifurcated by the Committee so that the provisions of the Plan that are intended or required to satisfy the performance-based compensation requirements of Section 162(m) are applicable only to Covered Employees. For example, the Committee may establish separate Bonus programs for a Performance Period for Covered Employees and Participating Employees who are not Covered Employees. With respect to the Bonus program that does not apply to Covered Employees, the Committee can adopt such rules and provisions that it deems appropriate without regard to the terms of the Plan that are required to comply with Section 162(m). For example, the Committee may design a Bonus program for a Performance Period that covers Participating Employees who are not Covered Employees without being bound by the Plan’s definitions of Performance Criteria and Extraordinary Items and the limitations on adjusting Performance Targets.

11.	NO FUNDING OF THE PLAN

The Company shall not be required to fund or otherwise segregate any cash or any other assets which may at any time be paid to any Participating Employee under the Plan. The Plan shall constitute an “unfunded” plan of the Company. The Company shall not, by any provisions of the Plan, be deemed to be a trustee of any property, and any rights of any Participating Employee shall be limited to those of a general unsecured creditor.

12.	NON-TRANSFERABILITY

Except as expressly provided by the Committee, no benefit payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void. This Section shall not apply to an assignment of a contingency or payment due after the death of a Participating Employee to such Participating Employee’s legal representative or beneficiary.

13.	EFFECTIVE DATE

The effective date of the Plan shall be the date the Plan was initially approved by the Company’s stockholders.

14.	DEFINITIONS

Any terms or provisions used herein which are defined in Section 162(m) shall have the meanings as therein defined.

15.	GOVERNING LAW

To the extent not inconsistent with the provisions of Section 162(m), the Plan shall be construed under the laws of the State of New York.

Dated: July __, 2012	CONSTELLATION BRANDS, INC.

By:
Title:

Date of Stockholder Approval: July __, 2012

ANNEX A

TO

ANNUAL MANAGEMENT INCENTIVE PLAN

CERTAIN DEFINITIONS

Capitalized terms used in the Plan shall have the meanings set forth below:

“Bonus” means a cash payment or payment opportunity under the Plan.

“Cause” means, solely for the purposes of the Plan, gross negligence or willful misconduct or commission of a felony or an act of moral turpitude determined by the Committee to be detrimental to the best interests of the Company or, if the Participating Employee is subject to a written employment or similar agreement with the Company that has a different definition of “Cause”, “Cause” shall have the meaning set forth in that agreement.

“Change of Control” means, unless the Committee specifies otherwise in a Bonus program for a Performance Period:

(a) there shall be consummated

(i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which any Shares are to be converted into cash, securities or other property, provided that the consolidation or merger is not with a corporation which was a direct or indirect wholly-owned subsidiary of the Company or a parent of the Company immediately before the consolidation or merger; or

(ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; or

(b) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

(c) any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) other than any of the Permitted Holders shall become the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of 35% or more of the voting control of the Company’s then outstanding common stock, provided that such person shall not be a wholly-owned subsidiary of the Company immediately before it becomes such 35% beneficial owner of voting control; or

(d) individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority of the Company’s Board of Directors (for this purpose “Incumbent Board” means at any time those persons who are then members of the Board of Directors of the Company and who either (i) are members of the Company’s Board of Directors on the date hereof, or (ii) have been elected, or have been nominated for election by the Company’s stockholders, by the affirmative vote of at least two-thirds of the directors comprising the Incumbent Board at the time of such election or nomination (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director without objection to such nomination)).

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means Constellation Brands, Inc. and its Subsidiaries, except when the context indicates that only the parent company is intended.

“Committee” means the committee appointed by the Board of Directors of the Company to administer the Plan as provided in Section 2, and if no committee is appointed, the Committee shall be the Human Resources Committee.

“Covered Employee” means an employee who is a “covered employee” as such term is defined under Section 162(m) and such additional employees as the Committee may treat as being subject to the rules that apply to “covered employees” under Section 162(m).

“Disability” means, unless the Committee specifies otherwise in a Participant’s Award document, a termination of employment due to the inability of a Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than six months, all as verified by a physician acceptable to, or selected by, the Committee.

“Extraordinary Items” means (a) items presented as such (or other comparable terms) on the Company’s audited financial statements, (b) extraordinary, unusual, transition, one-time and/or nonrecurring items of gain or loss (including, but not limited to, charges for reorganizing and restructuring, discontinued operations and asset write-downs), (c) changes in tax or accounting laws, regulations or principles, (d) the effects of mergers, acquisitions, divestitures, spin-offs or similar significant transactions (including, without limitation, gains or losses on the disposition of a business or business segment or arising from the sale of assets outside the ordinary course of business), (e) stock split, recapitalization, split-up, or similar change, or (f) share repurchases. To qualify as an Extraordinary Item, the item must be identified in the audited financial statements and notes thereto or in the “management’s discussion and analysis” section of the financial statements in a period report filed with the SEC under the Exchange Act.

“Participating Employee” means an employee of the Company or one of its Subsidiaries selected by the Committee to participate in the Plan.

“Performance Criteria” means one or more of the following performance criteria selected by the Committee for a Bonus program the Committee adopts for a Performance Period:

•    Sales Growth or Net Sales Growth

•    Net Sales

•    Assets or Asset Productivity

•    Operating Expenses / Selling, General and
Administrative Expenses

•    Cost reductions or cost control

•    Gross Margin or Gross Profit

•    Brand Contribution / Contribution after
Marketing

•    Operating Income or Net Operating Income

•    Operating Margins / Sales

•    Return on Operating Revenue

•    Earnings Before Interest and Taxes

•    Earnings Before Interest, Taxes,
Depreciation and Amortization

•    Income Before Income Taxes /
Profit Before Tax

•    Net Income

•    Earnings Per Share

•    Cash Flow or Free Cash Flow

•    Working Capital or any of its components
(Accounts Receivable, Inventory, Accounts
Payable)

•    New product introductions or launches

•    Cash Flows from Operating Activities

•    Return on Capital

•    Return on Equity

•    Cost of Goods Sold /
Cost of Product Sold

•    Return on Invested Capital

•    Return on Assets / Return on Net Assets

•    Capital Expenditures / Purchases of
property, plant and equipment

•    Net Increase in Cash or Cash Equivalents

•    Stock Price

•    Market share (volume or value-based)

•    Total Stockholder Return

•    Stockholder Value Added / Economic
Value Added

•    Goals relating to acquisitions or
divestitures

•    Units sold or depleted

•    Customer service level

•    Debt Ratio or Debt-to-Equity Ratio

•    New Sales or Depletions or new product
introductions

Performance Criteria may be: (a) established on a corporate, divisional, business unit or consolidated basis, (b) measured on an absolute basis or relative basis (e.g., passage of time (such as a year over year growth), as a relative comparison to a peer group, industry index, broad-based index, etc.) (c) calculated on a pre-tax or after-tax basis, (d) calculated on a per share basis, (e) calculated on a GAAP or non-GAAP basis, and/or (f) calculated for all or a portion of a single year or calculated over multiple years.

“Performance Period” means the fiscal year or years or other period established by the Committee with respect to which the Performance Targets are set by the Committee.

“Performance Target” means one or more specific objective goal or goals (which may be cumulative or alternative) that are timely set in writing by the Committee for each Participant for the applicable Performance Period with respect to any one or more of the Performance Criteria.

“Permitted Holders” means, unless the Committee specifies otherwise in a Bonus program for a Performance Period, (a) Marilyn Sands, her descendants (whether by blood or adoption), her descendants’ spouses, her siblings, the descendants of her siblings (whether by blood or adoption), Hudson Ansley, Lindsay Caleo, William Caleo, Courtney Winslow, or Andrew Stern, or the estate of any of the foregoing individuals, or The Sands Family Foundation, Inc., (b) trusts which are for the benefit of any combination of the individuals and foundation described in clause (a), or any trust for the benefit of any such trust, or (c) partnerships, limited liability companies or any other entities which are controlled by any combination of the individuals described in clause (a) or the estate of any such individuals, The Sands Family Foundation, Inc., a trust referred to in the foregoing clause (b), or an entity that satisfies the conditions of this clause (c).

“Plan” means the Annual Management Incentive Plan (amended and restated as of July __, 2012), as amended from time to time.

“Retirement” means a termination of employment by an employee who is at least 60 years of age and after at least 10 years of service with the Company. For an individual who becomes employed by the Company in connection with a business acquisition (regardless of the form of the transaction), service shall include the individual’s service with the acquired business, unless the Committee determines otherwise.

“Section 162(m)” means Section 162(m) of the Code, together with the regulations promulgated thereunder, all as amended from time to time.

“Shares” means shares of the Company’s Class A Common Stock, par value $.01 per share.

“Subsidiaries” means (a) all corporations of which at least fifty percent of the voting stock is owned by the Company directly or through one or more corporations at least fifty percent of whose voting stock is so owned, and (b) partnerships or other entities in which the Company has, either directly or indirectly, at least a fifty percent interest in the capital or profits.

Appendix 2

EXPLANATORY NOTE: The Constellation Brands, Inc. Long-Term Stock Incentive Plan is filed herewith pursuant to Instruction 3 of Item 10 of Schedule 14A and is not part of the Proxy Statement.

CONSTELLATION BRANDS, INC.

LONG-TERM STOCK INCENTIVE PLAN

Amended and Restated as of July __, 2012

This Long-Term Stock Incentive Plan (amended and restated as of July __, 2012) is adopted by the Human Resources Committee of the Board of Directors of Constellation Brands, Inc., acting in its capacity as the Committee under the Plan, and by the stockholders of the Company. The Plan amends and restates in its entirety the Constellation Brands, Inc. Long-Term Stock Incentive Plan (amended and restated as of December 6, 2007), as amended, and applies to Awards made on or after July __, 2012. Grants of Awards made under the Plan prior to July __, 2012 shall be governed by the terms of the Plan in effect as of the date of the Award. Certain capitalized terms used in the Plan are defined in Annex A.

1.	PURPOSE

The Plan is designed to assist the Company in attracting and retaining valued employees and directors and to provide them with incentives to maintain and enhance the Company’s long-term performance record by aligning the interests of the Participants and the stockholders of the Company.

2.	ADMINISTRATION

The Plan shall be administered by the Committee. The Committee shall possess the authority, in its discretion, (a) to determine the employees and directors of the Company to whom Awards shall be granted and the time or times at which Awards shall be granted; (b) to determine at the time of grant the number of Shares to be subject to each Award; (c) to prescribe the form of the Award Agreement representing such Award; (d) to establish any appropriate terms and conditions applicable to the Awards including any limitations on grants, vesting or exercisability, and to make any amendments to such Award Agreements or the Awards which may, without limitation, include any acceleration of vesting or exercisability, waiver of any condition or requirement or taking of other action consistent with the purposes of the Plan; (e) to interpret and construe the Plan and Awards; (f) to make and amend rules and regulations relating to the Plan and Awards; and (g) to make all other determinations necessary or advisable for the administration of the Plan and Awards. The Committee’s determinations shall be conclusive and binding on all Participants and all persons claiming under or through any Participant. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any Award granted under the Plan. The Committee may delegate any administrative or ministerial functions under the Plan to officers or employees of the Company.

No outstanding Award may be exercised and no payment shall be made pursuant to an Award if the Participant to whom the Award is granted (x) is, or at any time after the date of grant has been, in competition with the Company or its affiliates or (y) has been terminated by the Company for Cause. The Committee shall determine, in its discretion, whether a Participant’s actions constitute competition with the Company or its affiliates.

3.	ELIGIBLE EMPLOYEES AND NON-EMPLOYEE DIRECTORS

All employees of the Company are eligible to receive Awards under the Plan. Awards may be made to non-employee directors of the Company.

4.	SHARES AVAILABLE; TYPES OF AWARDS

Awards may be granted under the Plan with respect to Class A Stock or Class 1 Stock. The aggregate number of shares of Class A Stock and Class 1 Stock available for Awards under the Plan is one-hundred and eight million (108,000,000) shares. Subject to such aggregate limit, Awards may be granted in any combination of Shares of Class A Stock or Class 1 Stock. Shares subject to Awards may be authorized and unissued Shares or may be treasury Shares.

Unless the applicable Rules under Section 16(b) of the Exchange Act or Section 162(m) of the Code require otherwise, the following Shares related to Awards under the Plan may again be available for issuance under the Plan, in addition to the Shares described in the first paragraph of this Section 4: (a) Shares related to Awards paid in cash; (b) Shares related to Awards that expire, are forfeited or cancelled or terminate for any other reason without issuance of Shares; and (c) any Shares of Restricted Stock that are returned to the Company upon a Participant’s termination of employment.

The Committee may make Awards from time to time in any one or more of the following types singly or in tandem: Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Performance Share Units or Other Stock-Based Awards.

The following rules shall apply to grants of Awards under the Plan:

(a) Stock Options: The maximum aggregate number of Shares subject to Stock Options granted under the Plan to any one Participant during any fiscal year of the Company shall be 5,000,000 Shares.

(b) Stock Appreciation Rights: The maximum aggregate number of Shares subject to Stock Appreciation Rights granted under the Plan to any one Participant during any fiscal year of the Company shall be 1,000,000 Shares.

(c) Restricted Stock: The maximum aggregate number of Shares of Restricted Stock granted under the Plan to any one Participant during any fiscal year of the Company shall be 1,000,000 Shares.

(d) Restricted Stock Units and Performance Share Units: The maximum aggregate number of Shares underlying Awards of Restricted Stock Units or Performance Share Units granted under the Plan to any one Participant during any fiscal year of the Company shall be 2,000,000 Shares.

(e) Other Stock-Based Awards: The maximum aggregate number of Shares underlying Awards of Other Stock-Based Awards granted under the Plan to any one Participant during any fiscal year of the Company shall be 1,000,000 Shares.

5.	STOCK OPTIONS

The Committee may grant Stock Options to a Participant subject to such terms, conditions and provisions as may be specified by the Committee that are consistent with the terms of the Plan and are memorialized in an Award Agreement. Such terms, conditions and provisions include the following:

(a) Class of Common Stock. Whether the Stock Option relates to Shares of Class A Stock or Class 1 Stock shall be specified.

(b) Exercise Price. The exercise price per Share under each Stock Option shall be specified by the Committee, provided that the exercise price per Share under each Stock Option granted to a Participant shall not be less than the Fair Market Value of a Share to which the Stock Option relates on the date the Award is granted.

(c) Duration of Option. The duration of each Stock Option shall be specified. Stock Options must be exercised on or before 5:00 p.m. Eastern Time on their expiration date.

(d) Exercise Terms. Unless otherwise specified by the Committee, each Stock Option granted under the Plan shall become exercisable in four equal annual installments commencing on the first anniversary of the date of grant. Stock Options may be partially exercised from time to time during the period extending from the time they first become exercisable in accordance with the terms of the Award until the expiration of the exercise period specified in the Award Agreement. The Committee may impose such additional or other limitations or conditions on the vesting or exercise of any Stock Option as it deems appropriate.

(e) Payment of Exercise Price. A Stock Option shall be exercised upon such notice as is required by the Committee accompanied by payment in full of the exercise price for the Shares being acquired in such form as the Committee may provide in accordance with Section 10 of the Plan, together with all applicable withholding taxes as provided in Section 11 of the Plan.

(f) Amended Stock Option. The Committee, in its sole discretion, may authorize the amendment of an outstanding Stock Option that relates to Class A Stock so that such Stock Option, instead, relates to Class 1 Stock. An amendment to an outstanding Stock Option so that it relates to Class 1 Stock instead of Class A Stock shall not constitute a new grant for purposes of Section 5(b), and such Stock Option shall continue to be treated for all purposes as having been granted on the original grant date of such Stock Option. The Committee shall have discretion to determine the terms and conditions of such amended Stock Option; provided that such terms and conditions shall, to the extent permissible within the terms and conditions of the Plan, be equivalent to the terms and conditions of the Stock Option prior to the amendment. The exercise price of the amended Stock Option may not be less than the exercise price of the Stock Option prior to the amendment, and the number of Shares that may be purchased under the amended Stock Option may not exceed the number of Shares that could have been purchased under the Stock Option prior to the amendment, in each case subject to the adjustments in Section 16.

6.	STOCK APPRECIATION RIGHTS

The Committee may grant Stock Appreciation Rights to a Participant subject to such terms, conditions and provisions as may be specified by the Committee that are consistent with the terms of the Plan and are memorialized in an Award Agreement. Stock Appreciation Rights may be granted by the Committee in Awards which are in tandem with Stock Options or freestanding. Tandem Awards may be granted at the same time as the grant of the related Stock Option or at any time thereafter prior to the end of the exercise period for the related Stock Option. Each Stock Appreciation Right shall specify whether it relates to Shares of Class A Stock or Class 1 Stock.

(a) Value. The value of each Stock Appreciation Right shall be the difference between the Fair Market Value of a Share to which the Stock Appreciation Right relates on the date of exercise of the Stock Appreciation Right and the reference amount specified in the Award Agreement, which for each Stock Appreciation Right granted in tandem with a Stock Option shall be not less than the exercise price of the related Stock Option. The reference amount for each Stock Appreciation Right shall not be less than the Fair Market Value of a Share to which the Stock Appreciation Right relates on the date of grant of the Stock Appreciation Right.

(b) Duration of Stock Appreciation Right. The duration of each Stock Appreciation Right shall be specified. Each tandem Stock Appreciation Right shall specify the Stock Option to which it is related and the terms and conditions under which exercise or expiration of the related Stock Option will result in automatic expiration of the related Stock Appreciation Right and the terms and conditions on which exercise or expiration of the Stock Appreciation Right will result in automatic expiration of the related Stock Option.

(c) Exercise Terms. Unless otherwise specified by the Committee, each Stock Appreciation Right granted under the Plan shall become exercisable in four equal annual installments commencing on the first anniversary of the date of grant. Stock Appreciation Rights may be partially exercised from time to time during the period extending from the time they first become exercisable in accordance with the terms of the Award until the expiration of the exercise period specified in the Award Agreement. Exercise of related Stock Options will cause the immediate automatic expiration of related Stock Appreciation Rights on the terms and conditions specified by the Committee. The Committee may impose in the Award Agreement such additional or other limitations or conditions on the vesting or exercise of any Stock Appreciation Right as it deems appropriate. A Stock Appreciation Right shall be exercised upon such notice as is required by the Committee.

7.	RESTRICTED STOCK

The Committee may grant a Restricted Stock Award to a Participant subject to such terms, conditions and provisions as may be specified by the Committee that are consistent with the terms of the Plan. Each grant of an Award of Restricted Stock shall be evidenced by an Award Agreement that will specify whether the Shares of Restricted Stock are Class A Stock or Class 1 Stock, the availability of dividends and other distributions with respect to which Shares of Restricted Stock are entitled, the voting rights, if any, associated with such Shares of Restricted Stock, and the conditions that must be satisfied for the Participant to vest in the Participant’s right to the Restricted Stock. Notwithstanding the foregoing, no dividends may be paid to a Participant on Shares of Restricted Stock until and unless the Participant vests in his right to receive such Shares. Restricted Stock Awards may include terms specified by the Committee that make vesting of the Award contingent upon achievement of one or more Performance Targets within or at the end of a Performance Period, and that require the Committee to certify the extent to which any Performance Target has been satisfied and the number of Shares of Restricted Stock deliverable as a result thereof, prior to the delivery of any such Shares to the Participant.

8.	RESTRICTED STOCK UNITS AND PERFORMANCE SHARE UNITS

The Committee may grant Restricted Stock Units and Performance Share Units to a Participant subject to such terms, conditions and provisions as may be specified by the Committee that are consistent with the terms of the Plan. Each grant of an Award of Restricted Stock Units or Performance Share Units will be evidenced by an Award Agreement that shall specify the terms of the Award, including the performance measures and/or service requirements, if any, applicable to the Award, and such other provisions as the Committee shall determine which are not inconsistent with the terms of the Plan. The holder of a Restricted Stock Unit or a Performance Share Unit may receive a payout that is calculated based on the satisfaction of performance goals, service requirements and/or other terms specified in the Award Agreement. The Committee shall specify in the Award Agreement whether any earned Restricted Stock Units and Performance Share Units shall be paid in the form of Shares or cash (or in a combination thereof).

Performance Share Units may include terms specified by the Committee that make vesting of the Award contingent upon achievement of one or more Performance Targets within or at the end of a Performance Period, and that require the Committee to certify the extent to which any Performance Target has been satisfied and the number of Shares deliverable as a result thereof, prior to the delivery of any such Shares to the Participant.

If provided by the Committee, Participants holding Restricted Stock Units or Performance Share Units will be entitled to receive dividend units with respect to dividends declared with respect to the Shares underlying such Awards; provided that no dividend units may be paid to a Participant on Restricted Stock Units or Performance Share Units that do not fully vest.

9.	OTHER STOCK-BASED AWARDS

The Committee may grant Other Stock-Based Awards to a Participant subject to such terms, conditions and provisions as may be specified by the Committee that are consistent with the terms of the Plan. Each grant of an Other Stock-Based Award will be evidenced by an Award Agreement that shall specify the terms of the Award. Grants of Other Stock-Based Awards may include terms specified by the Committee that make vesting of the Award contingent upon achievement of one or more Performance Targets within or at the end of a Performance Period, and that require the Committee to certify the extent to which any Performance Target has been satisfied and the number of Shares deliverable as a result thereof, prior to the delivery of any such Shares to the Participant. An Other Stock-Based Award that has an exercise right may be exercised upon such notice as is required by the Committee to the Company accompanied by payment in full of any exercise price for the Shares or other compensation being acquired in such form as the Committee may provide in accordance with Section 10 of the Plan, together with all applicable withholding taxes as provided in Section 11 of the Plan.

10.	PAYMENT FOR PURCHASE OR EXERCISE OF AWARDS

The exercise price of Stock Options and any Other Stock-Based Awards providing for exercise prices and the purchase price for any Restricted Stock or Other Stock-Based Awards providing for purchase prices shall be paid to the Company upon exercise or acquisition of such Award in the manner which the Committee may determine which may include by (a) delivery of cash or a check in the amount of the price of the Award, (b) tendering previously acquired Shares having a Fair Market Value at the time of delivery equal to the price of the Award, (c) in the case of an Award relating to Class A Stock, delivery of irrevocable instructions to a broker or other agent acceptable to the Company to promptly sell Class A Stock received under the Award and to deliver to the Company the amount of proceeds to pay the price related to such Award, (d) in the case of an Award relating to Class 1 Stock, (i) delivery to the Company’s transfer agent for Class A Stock of any conversion notice or direction necessary to convert Class 1 Stock received under the Award into Class A Stock, and (ii) delivery of irrevocable instructions to a broker or other agent acceptable to the Company to promptly sell shares of Class A Stock received upon the conversion of the Class 1 Stock received under the Award and to deliver to the Company the amount of proceeds to pay the price related to such Award, or (e) such other method of payment as the Committee in its discretion deems appropriate, in each case together with all applicable withholding taxes as provided in Section 11. Previously acquired Shares tendered in payment must have been owned by Participant for at least six months prior to the tender in payment of an Award.

11.	WITHHOLDING TAXES

Whenever required by law in connection with an Award, the Company shall (and whenever permitted by law in connection with an Award the Company may but is not obligated to) require the Participant to remit to the Company an amount sufficient to satisfy any federal, state and/or local income tax, foreign tax, social charge and employment withholding tax requirements prior to the delivery of any Shares or to take any other appropriate action to satisfy such withholding requirements, including any method permitted for payment under Section 10 as determined by the Committee. To the extent permitted under such rules as the Committee may promulgate and in compliance with any requirements to avoid violations under Section 16(b) of the Exchange Act and related Rules, the Participant may satisfy such obligation in whole or in part by electing to have the Company withhold Shares from the Shares to which the Participant is otherwise entitled under the Award.

12.	PERFORMANCE BASED COMPENSATION

For each Award of Restricted Stock, Restricted Stock Units, Performance Share Units or Other Stock-Based Award intended to qualify as “performance based compensation” under Section 162(m), the Committee shall select the applicable Performance Criteria, Performance Period and Performance Target for the Award consistent with the terms of the Plan and Section 162(m). To the extent provided for in the Award Agreement, the Committee will adjust the Performance Target(s) under an Award to take into account the effects of any Extraordinary Items and such adjustment shall be made equitably in a manner consistent with the intent of the original Award; provided, however, no such adjustment may be made with respect to any Award to a Covered Employee which is intended to qualify as “performance based compensation” unless such adjustment satisfies the requirements of Section 162(m). Notwithstanding the foregoing, to the extent provided for in the Award Agreement, the Committee, in its sole discretion, reserves the right to reduce an Award if the Committee deems such reduction is necessary or appropriate. The Committee may not increase an Award that is intended to satisfy the requirements of Section 162(m) to a Covered Employee except as permitted in the second preceding sentence.

For Awards which are intended to qualify as “performance based compensation” under Section 162(m), the Performance Target with respect to the selected Performance Criteria must be established by the Committee in advance of the deadlines applicable under Section 162(m) and while the performance relating to the Performance Target remains substantially uncertain within the meaning of Section 162(m). At the time the Performance Targets are established, the Committee shall provide, in terms of an objective formula or standard, the method of computing the specific amount that will represent the maximum number of Shares or amount of other compensation payable to the Participant if the Performance Target is attained.

The Committee may select such performance criteria, performance periods and performance targets for Restricted Stock, Restricted Stock Units, Performance Share Units and Other Stock-Based Awards that are not intended to qualify as “performance based compensation” under Section 162(m) as it deems appropriate in its sole discretion.

13.	AWARDS NOT TRANSFERABLE

Unless transferability is otherwise permitted under such conditions and rules adopted by the Committee, no Stock Option or Stock Appreciation Right is transferable by the Participant other than (i) by will or the laws of descent and distribution, (ii) pursuant to a domestic relations order, or (iii) solely with respect to Stock Options, to the extent permitted under the Award or as permitted by the Committee, by gift to family members or by gift or permitted non-cash exchange to entities beneficially owned by family members or other permitted transferees. Awards that have exercise rights shall be exercisable only by the Participant, the Participant’s legal representative, or the Participant’s permitted transferees. Shares of Restricted Stock may not be sold or otherwise transferred until the ownership vests in the Participant. Unless transferability is otherwise permitted under such conditions and rules adopted by the Committee, Restricted Stock Units, Performance Share Units and Other Stock-Based Awards may not be sold or otherwise transferred.

14.	GENERAL RESTRICTION ON ISSUANCE OF SHARES

The Company shall not be required to deliver any Shares upon the grant, vesting or exercise of any Award until it has been furnished with such documents as it may deem necessary to insure compliance with any law or Rules of the SEC or any other governmental authority having jurisdiction under the Plan. Shares of Class 1 Stock will not be represented by certificates, and shares of Class A Stock may not be represented by certificates. Certificates for shares of Class A Stock, if any, or notices of ownership for Shares delivered upon such grant, vesting or exercise shall bear legends restricting transfer or other restrictions or conditions to the extent required by law or determined by the Committee. Each Award under the Plan is subject to the condition that, if at any time the Committee shall determine that the listing, registration or qualification of the Shares subject to such Award under any state or federal law or other applicable Rule, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of the granting of such Awards or the issue or purchase of Shares thereunder, such Awards may not vest or be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

15.	TERMINATION OF EMPLOYMENT

The Committee has the authority to prescribe the rules that apply to an Award upon the termination of a Participant’s employment, which shall be memorialized in the Participant’s original or amended Award Agreement or similar document. In the event that the Award Agreement does not prescribe such rules, the following rules will apply:

(a) Stock Options and Stock Appreciation Rights. If the employment of a Participant terminates by reason of the Participant’s Retirement, Disability or death, the Participant’s Stock Options and Stock Appreciation Rights may be exercised by the Participant, the Participant’s designated beneficiary or legal representative or permitted transferee at any time on or prior to the earlier of the expiration date of the Stock Options and Stock Appreciation Rights or the expiration of one year after the date of Retirement, Disability or death but only if, and to the extent that the Participant was entitled to exercise the Stock Options and Stock Appreciation Rights at the date of Retirement, Disability or death and subject to such other terms and conditions as may be specified in the Award Agreement and the Plan. All Stock Options and Stock Appreciation Rights or any portion thereof not yet vested or exercisable on the date of Retirement, Disability or death shall become immediately vested and exercisable on the date of termination due to Retirement, Disability or death (except as otherwise provided by the Committee or an employment agreement between the Company and the Participant). Upon termination of the Participant’s employment for any reason other than Retirement, Disability or death, any Stock Options and Stock Appreciation Rights may be exercised by the Participant, the Participant’s designated beneficiary or legal representative or permitted transferee at any time on or prior to the earlier of the expiration date of the Award or the expiration of ninety days after the date of termination but only if, and to the extent that the Participant was entitled to exercise the Award at the date of termination and subject to such other terms and conditions as may be specified in the Award Agreement and the Plan. All Stock Options and Stock Appreciation Rights or any portion thereof not yet vested or exercisable on the date of termination other than by reason of Retirement, Disability or death shall terminate immediately on the date of termination (except as otherwise provided by the Committee or an employment agreement between the Company and the Participant). For purposes of applying the above rules under which an Award will be forfeited, the date of termination includes the date a Participant ceases to be employed by the Company or a Subsidiary.

(b) Restricted Stock, Restricted Stock Units, Performance Share Units and Other Stock-Based Awards. If the Participant dies or incurs a Disability, any unvested Restricted Stock, Restricted Stock Units, Performance Share Units and Other Stock-Based Awards shall vest in full, and with respect to any such Awards that include a performance based vesting schedule, assuming that the “target” level of performance has been achieved. Such Awards that vest pursuant to the preceding sentence shall be paid within sixty (60) days after the date of death or Disability. All Restricted Stock, Restricted Stock Units, Performance Share Units, Other Stock-Based Awards or any portion thereof not yet vested on the date of termination other than by reason of Disability or death shall terminate and be forfeited immediately on the date of termination (except as otherwise provided by the Committee or an employment agreement between the Company and the Participant). For purposes of applying the above rules under which an Award will be forfeited, the date of termination includes the date a Participant ceases to be employed by the Company or a Subsidiary.

Unless otherwise determined by the Committee, an authorized leave of absence pursuant to a written agreement or other leave entitling the Participant to reemployment in a comparable position by law or Rule shall not constitute a termination of employment for purposes of the Plan unless the Participant does not return at or before the end of the authorized leave or within the period for which re-employment is guaranteed by law or Rule.

16.	ADJUSTMENT OF AWARDS

In the event of any change in the capital stock of the Company by reason of any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, combination, or exchange of shares, or rights offering to purchase capital stock at a price substantially below fair market value, or of any similar change affecting the capital stock, the number and kind of shares authorized under Section 4 for the Plan (including, to the extent permitted by Section 162(m), the limit in Section 4 on Awards to any Participant in any fiscal year), the number and kind of shares which thereafter are subject to an Award under the Plan and the number and kind of unexercised Stock Options and Stock Appreciation Rights and the price per share shall be adjusted automatically consistent with such change to prevent the dilution or enlargement of the rights granted to, or available for, Participants in the Plan.

17.	NO EMPLOYMENT RIGHTS

The Plan and any Awards granted under the Plan shall not confer upon any Participant any right with respect to continuance as an employee of the Company, nor shall the Plan or such Awards interfere in any way with the right of the Company to terminate the Participant’s position as an employee or director at any time.

18.	RIGHTS AS A STOCKHOLDER

The recipient of any Award under the Plan shall have no rights as a stockholder with respect thereto unless and until the underlying Shares are issued to the recipient, except as otherwise specifically provided by the Committee.

19.	SECTION 162(m) CONDITIONS

It is the intent of the Company that all Awards that are intended to qualify as performance-based compensation under Section 162(m) be granted and interpreted in a manner to satisfy all applicable requirements of Section 162(m). Any provision, application or interpretation of the Plan inconsistent with this intent to satisfy the standards in Section 162(m) shall be disregarded. Notwithstanding the foregoing, with respect to Awards that are intended to qualify as performance-based compensation under Section 162(m), the Committee may adopt non-compliant Section 162(m) provisions that apply upon a Change in Control or the death or disability of a Covered Employee.

Notwithstanding anything in the Plan to the contrary, the provisions of the Plan may be bifurcated by the Committee so that the provisions of the Plan that are intended or required to satisfy the performance-based compensation requirements of Section 162(m) are applicable only to Awards granted to Covered Employees.

20.	SECTION 409A CONDITIONS

With respect to Awards that are subject to Section 409A, the Plan is intended to comply with the requirements of Section 409A and the Plan and provisions of such Awards shall be interpreted and administered in accordance with that intent. To the extent that the Committee determines that the Plan or any Section 409A Award fails to comply with the requirements of Section 409A, notwithstanding anything to the contrary contained in the Plan or in any Award, the Committee reserves the right to amend or terminate the Plan and/or amend, restructure, terminate or replace the Award, without the consent of the Participant, to cause the Award to either not be subject to Section 409A or to comply with the applicable provisions of such section. By way of example, the following rules shall apply:

•	Any provision of the Plan that would conflict with the requirements of a Section 409A Award shall not apply to a Section 409A Award.

•

Any adjustment or modification to an Award shall be made in compliance with Section 409A (e.g., any adjustment to an Option or Stock Appreciation Right under Section 21 shall be made in accordance with the requirements of Section 409A).

•	For Section 409A Awards, all rights to amend, terminate or modify the Plan or any Award are subject to the requirements and limitations of Section 409A.

•

For Section 409A Awards, any payment or distribution that is triggered upon termination or cessation of employment or a comparable event shall be interpreted consistent with the definition of “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h).

•

With respect to amounts payable under a Section 409A Award, in the event that a Participant is a “specified employee” as defined in Section 409A, any amount that is payable in connection with the Participant’s separation from service shall not be paid prior to the date which is six months after the date the Participant separates from service (or, if earlier, the date the Participant dies). A Participant who is subject to the restriction described in the previous sentence shall be paid on the first day of the seventh month after the Participant’s separation from service an amount equal to the benefit that the Participant would have received during such six month period absent the restriction.

While the Company intends for Awards to either be exempt from or in compliance with Section 409A, neither the Company nor the Committee shall be liable to any person for the tax consequences of any failure to comply with the requirements of Section 409A or any other tax consequences relating to Awards under the Plan.

21.	AMENDMENT AND DISCONTINUANCE

The Plan and any Award outstanding under the Plan may be amended, modified or terminated by the Committee at any time and all Awards shall be subject to the Plan, as amended from time to time, except that the Committee may not, without approval of the Participant to whom the Award was granted or his legal representative or permitted transferee adversely affect the rights of such person under such Award. No amendment, modification, or termination of the Plan shall be effective without stockholder approval if such approval is required under applicable law or Rule or any regulation of the stock market on which the Class A Stock is traded. Additionally, stockholder approval will be required for any amendment of the Plan that does any of the following: (a) permits the grant of any Stock Option with an exercise price less than the Fair Market Value of the Shares on the date of grant; (b) reduces the exercise price of an outstanding Stock Option, either by lowering the exercise price or by canceling an outstanding Stock Option and granting a replacement Stock Option with a lower exercise price; (c) permits the grant of any Stock Appreciation Right with a reference amount that is less than the Fair Market Value of the Shares on the date of grant; or (d) reduces the reference amount of an outstanding Stock Appreciation Right, either by lowering the reference amount or by canceling an outstanding Stock Appreciation Right and granting a replacement Stock Appreciation Right with a lower reference amount.

22.	CHANGE IN CONTROL

(a) The Committee has the authority to prescribe the rules that apply to an Award upon a Change in Control, which shall be memorialized in the Participant’s original or amended Award Agreement or similar document. In the event that the Award Agreement does not prescribe such rules, the following rules will apply. In the event of a Change in Control of the Company, all of a Participant’s Awards shall become immediately vested and exercisable or fully earned at the maximum amount, except as otherwise determined by the Committee. Notwithstanding the foregoing, this Section 22 shall not affect the timing of payment of a Section 409A Award (including vesting if vesting affects the timing of payment) unless the Change in Control also constitutes a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A.

(b) In the event of a Change in Control, in the discretion of the Committee, each Participant who is a Section 16 insider with respect to whom the Change in Control might result in a violation under Section 16(b) of the Exchange Act, may receive, in exchange for the surrender of a Stock Option, an amount of cash equal to the difference between the fair market value (based on the kind and amount of any securities, cash, other property or other consideration to be received with respect to each Share in the Change in Control transaction as determined by the Committee) of the Shares covered by the Award and the exercise price of such Shares under the Stock Option or to receive, in exchange for any other Award, an amount of cash equivalent to such fair market value had the Participant received the Shares or other compensation as intended under the Award prior to the Change in Control.

(c) Notwithstanding the foregoing, the Plan and any Awards outstanding under the Plan shall be binding upon any successor to the Company, whether such successor is the result of a direct or indirect purchase, merger, consolidation or other acquisition of all or substantially all of the business and/or assets of the Company.

23.	CLAWBACK

Notwithstanding any provision to the contrary, if the Company determines that it is required by law to include an additional “clawback” or “recoupment” provision to an Award under the Dodd-Frank Wall Street Reform and Consumer Protection Act or otherwise, then such clawback or recoupment provision shall automatically apply to the Award, regardless of whether such provision had been included in the Award Agreement.

24.	SUBSTITUTE AWARDS

Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

25.	PARTICIPANTS IN FOREIGN COUNTRIES

The Committee shall have the authority to adopt such modifications, procedures, and subplans, in each case which may differ from the terms specified in the Plan, as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Subsidiaries may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.

26.	GOVERNING LAW

The Plan and any Award made pursuant to it shall be construed under the laws of the State of Delaware.

Dated: July __, 2012	CONSTELLATION BRANDS, INC.

By:
Title:

Date of Stockholder Approval: July __, 2012

ANNEX A

TO

LONG-TERM STOCK INCENTIVE PLAN

CERTAIN DEFINITIONS

Capitalized terms used in the Plan shall have the meanings set forth below:

“Award” means, individually or collectively, a grant under the Plan of Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Share Units or Other Stock-Based Awards. Subject to the terms of the Plan, the terms of an Award will be memorialized and set forth in an Award Agreement.

“Award Agreement” means a written or electronic agreement setting forth the terms and provisions applicable to Awards granted under the Plan.

“Cause” means, solely for the purposes of the Plan, gross negligence or willful misconduct or commission of a felony or an act of moral turpitude determined by the Committee to be detrimental to the best interests of the Company or, if the Participant is subject to a written agreement with the Company, “cause” shall have the meaning set forth in that agreement.

“Change in Control” means, unless the Committee specifies otherwise in an Award Agreement:

(a) there shall be consummated

(i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which any Shares are to be converted into cash, securities or other property, provided that the consolidation or merger is not with a corporation which was a direct or indirect wholly-owned subsidiary of the Company or a parent of the Company immediately before the consolidation or merger; or

(ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; or

(b) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

(c) any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) other than any of the Permitted Holders shall become the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of 35% or more of the voting control of the Company’s then outstanding common stock, provided that such person shall not be a wholly-owned subsidiary of the Company immediately before it becomes such 35% beneficial owner of voting control; or

(d) individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority of the Company’s Board of Directors (for this purpose “Incumbent Board”

means at any time those persons who are then members of the Board of Directors of the Company and who either (i) are members of the Company’s Board of Directors on the date hereof, or (ii) have been elected, or have been nominated for election by the Company’s stockholders, by the affirmative vote of at least two-thirds of the directors comprising the Incumbent Board at the time of such election or nomination (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director without objection to such nomination)).

“Class A Stock” means the class A common stock, par value $.01 per share, of the Company.

“Class 1 Stock” means the class 1 common stock, par value $.01 per share, of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means Constellation Brands, Inc. and its Subsidiaries, except where the context indicates that only the parent company is intended.

“Committee” means the committee appointed from time to time by the Company’s Board of Directors to administer the Plan, and if no committee is appointed, the Committee shall be the Human Resources Committee. The full Board of Directors, in its discretion, may act as the Committee under the Plan, whether or not a Committee has been appointed, and shall do so with respect to grants of Awards to non-employee directors. The Committee may delegate to one or more members of the Committee or officers of the Company, individually or acting as a committee, any portion of its authority, except as otherwise expressly provided in the Plan. In the event of a delegation to a member of the Committee, officer or a committee thereof, the term “Committee” as used herein shall include the member of the Committee, officer or committee with respect to the delegated authority. Notwithstanding any such delegation of authority, the Committee comprised of members of the Board of Directors and appointed by the Board of Directors shall retain overall responsibility for the operation of the Plan.

“Covered Employee” means an employee who is a “covered employee” as such term is defined under Section 162(m) and such additional employees as the Committee may treat as being subject to the rules that apply to “covered employees” under Section 162(m).

“Disability” means, unless the Committee specifies otherwise in a Participant’s Award Agreement, a “termination of employment due to the inability of a Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than six months, all as verified by a physician acceptable to, or selected by, the Committee; provided that, unless the Committee specifies otherwise in a Participant’s Award Agreement, with respect to a Section 409A Award whose payment is triggered by the Participant’s Disability the six month period referenced above shall be twelve months and the Disability must satisfy the requirements of Section 409A.

“Extraordinary Items” means (a) items presented as such (or other comparable terms) on the Company’s audited financial statements, (b) extraordinary, unusual, transition, one-time and/or nonrecurring items of gain or loss (including, but not limited to, charges for reorganizing and restructuring, discontinued operations and asset write-downs), (c) changes in tax or accounting laws, regulations or principles, (d) the effects of mergers, acquisitions, divestitures, spin-offs or similar significant transactions (including, without limitation, gains or losses on the disposition of a business or business segment or arising from the sale of assets outside the ordinary course of business), (e) stock split, recapitalization, split-up, or similar change, or (f) share repurchases. To qualify as an Extraordinary Item, the item must be identified in the audited financial statements and notes thereto or in the “management’s discussion and analysis” section of the financial statements in a period report filed with the SEC under the Exchange Act.

“Fair Market Value” of a Share means (a) with respect to a Share of Class A Stock, the closing price of the Class A Stock on the New York Stock Exchange or other national stock exchange on which the Class A Stock is actively traded for the date as reported in the Wall Street Journal, Eastern Edition or such other standard reference service as the Committee may select, and (b) with respect to a Share of Class 1 Stock, (i) the closing price of the Class A Stock on the New York Stock Exchange or other national stock exchange on which the Class A Stock is actively traded for the date as reported in the Wall Street Journal, Eastern Edition or such other standard reference service as the Committee may select, or (ii) if the Committee shall determine that the fair market value of a share of Class A Stock is not a reasonable proxy for the fair market value of a share of Class 1 Stock, such fair market value as shall be determined by the Committee or calculated in accordance with one or more methodologies established by the Committee as such methodologies may be modified or adjusted from time to time by the Committee.

“IRS” means the Internal Revenue Service and, if the context permits, the courts interpreting the Code.

“Other Stock-Based Award” means an Award granted pursuant to Section 9 of the Plan which is subject to the terms, conditions and restrictions set forth in the Award Agreement evidencing the Award.

“Participant” means any employee of the Company or non-employee director of the Company who has received an Award under the Plan.

“Performance Criteria” means one or more of the following performance criteria for a Performance Period selected by the Committee with respect to an Award:

•    Sales Growth or Net Sales Growth

•    Net Sales

•    Assets or Asset Productivity

•    Operating Expenses / Selling, General and Administrative Expenses

•    Cost reductions or cost control

•    Gross Margin or Gross Profit

•    Brand Contribution / Contribution after
Marketing

•    Operating Income or Net Operating Income

•    Operating Margins / Sales

•    Return on Operating Revenue

•    Earnings Before Interest and Taxes

•    Earnings Before Interest, Taxes,
Depreciation and Amortization

•    Income Before Income Taxes /
Profit Before Tax

•    Net Income

•    Earnings Per Share

•    Cash Flow or Free Cash Flow

•    Working Capital or any of its components
(Accounts Receivable, Inventory, Accounts
Payable)

•    New product introductions or launches

•    Cash Flows from Operating Activities

•    Return on Capital

•    Return on Equity

•    Cost of Goods Sold /
Cost of Product Sold

•    Return on Invested Capital

•    Return on Assets / Return on Net Assets

•    Capital Expenditures / Purchases of
property, plant and equipment

•    Net Increase in Cash or Cash Equivalents

•    Stock Price

•    Market share (volume or value-based)

•    Total Stockholder Return

•    Stockholder Value Added / Economic
Value Added

•    Goals relating to acquisitions or
divestitures

•    Units sold or depleted

•    Customer service level

•    Debt Ratio or Debt-to-Equity Ratio

•    New Sales or Depletions or new product introductions

Performance criteria may be: (a) established on a corporate, divisional, business unit or consolidated basis, (b) measured on an absolute basis or relative basis (e.g., passage of time (such as a year over year growth), as a relative comparison to a peer group, industry index, broad-based index, etc.), (c) calculated on a pre-tax or after-tax basis, (d) calculated on a per share basis, (e) calculated on a GAAP or non-GAAP basis, and/or (f) calculated for all or a portion of a single year or calculated over multiple years.

“Performance Period” means the fiscal year or years or other period established by the Committee with respect to which a Performance Target is set by the Committee.

“Performance Share Unit” means an Award granted to a Participant pursuant to Section 8 of the Plan whose value is denominated in Shares and is earned by satisfaction of specified performance goals and such other terms and conditions that the Committee may specify.

“Performance Target” means one or more specific objective goal or goals (which may be cumulative or alternative) that are timely set in writing by the Committee for each Participant for the applicable Performance Period with respect to any one or more of the Performance Criteria.

“Permitted Holders” means, unless the Committee specifies otherwise in an Award Agreement, (a) Marilyn Sands, her descendants (whether by blood or adoption), her descendants’ spouses, her siblings, the descendants of her siblings (whether by blood or adoption), Hudson Ansley, Lindsay Caleo, William Caleo, Courtney Winslow, or Andrew Stern, or the estate of any of the foregoing individuals, or The Sands Family Foundation, Inc., (b) trusts which are for the benefit of any combination of the individuals and foundation described in clause (a), or any trust for the benefit of any such trust, or (c) partnerships, limited liability companies or any other entities which are controlled by any combination of the individuals described in clause (a) or the estate of any such individuals, The Sands Family Foundation, Inc., a trust referred to in the foregoing clause (b), or an entity that satisfies the conditions of this clause (c).

“Plan” means the Long-Term Stock Incentive Plan of the Company (amended and restated as of July 27, 2012), as amended from time to time.

“Restricted Stock” means Shares granted pursuant to Section 7 of the Plan which are subject to the terms, conditions and restrictions set forth in the Award Agreement evidencing the Award.

“Restricted Stock Units” means an Award granted to a Participant pursuant to Section 8 of the Plan whose value is denominated in Shares and is earned by satisfaction of specified service requirements and such other terms and conditions that the Committee may specify.

“Retirement” means a termination of employment by an employee who is at least 60 years of age and after at least 10 years of service with the Company. For an individual who becomes employed by the Company in connection with a business acquisition (regardless of the form of the transaction), service shall include the individual’s service with the acquired business, unless the Committee determines otherwise.

“Rules” means rules, regulations and interpretations issued by the governmental authority charged with administering any law and any judicial interpretations applicable thereto.

“SEC” means the Securities and Exchange Commission.

“Section 409A” means Code Section 409A and the regulations and guidance issued thereunder.

“Section 409A Award” means an Award that is subject to and intended to comply with the requirements of Section 409A.

“Section 162(m)” means Code Section 162(m) and the regulations and guidance issued thereunder.

“Shares” means shares of Class A Stock or Class 1 Stock and, with respect to any particular Award, means the shares of Class A Stock or shares of Class 1 Stock to which such Award relates.

“Stock Appreciation Right” means an Award, granted alone or in connection with a related Stock Option, designated as a Stock Appreciation Right and granted pursuant to the terms of Section 6 of the Plan which is subject to the terms, conditions and restrictions set forth in the Award Agreement evidencing the Award and the Plan.

“Stock Option” means any nonqualified Stock Option granted pursuant to Section 5 of the Plan which is subject to the terms, conditions and restrictions set forth in the Award Agreement evidencing the Award and the Plan.

“Subsidiaries” means (a) all corporations of which at least fifty percent of the voting stock is owned by the Company directly or through one or more corporations at least fifty percent of whose voting stock is so owned, and (b) partnerships or other entities in which the Company has, either directly or indirectly, at least a fifty percent interest in the capital or profits.

“Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

Other terms: Any other terms used in the Plan which are defined in Sections 83, 162(m), 409A or 421 of the Internal Revenue Code as amended, or the Rules thereunder or corresponding provisions of subsequent laws and Rules in effect at the time Awards are made under the Plan, shall have the meanings set forth in such laws or Rules.

Important notic e regarding the Internet availa bilit y of proxy materials for the Annual Meeting of Stockholders to be held on July 27, 2012: The Company’s Proxy Statement and Annual Report to stockhold ers, consisting of th e Company’s 2012 Summary Annual Report and Annual Report on Form 10-K, are available at www.cbrands.com/in vestors.

IF YOU HAVE NOT SUBMIT TED YOUR PROXY VIA THE IN TERNET OR TELEPHONE, FOLD AND DETACH HERE

PROXY FOR CLASS A COMMON STOCK CONSTELLATION BRANDS, INC.

2012 ANNUAL MEETING OF STOCKHOLDERS – JULY 27, 2012

THIS PROXY IS SOLIC ITED BY THE BOARD OF DIRECTORS OF THE COMPANY

You hereby appoin t David S. Sorc e and Thomas J. Mullin, or either of the m, pro xies fo r you with fu ll power of substitution to vote all share s of Cla ss A Common Stock, par value $.01 per share, of CONSTELLATIO N BRANDS, INC. (the “Company”) that you would be entitled to vote at th e Annual Meeting of Stockholders of th e Company to be held in th e Town of Pittsford in the Callahan Theater at the Nazareth College Arts Center, 4245 East Avenue, Rochester, New York 14618, on Friday, July 27, 2012, at 11:0 0 a.m. (l ocal ti me) and any adjo urnment th ereof (t he “Meeti ng”).

Class A Stockholders, voting as a separate class, are entitled to elect three (3) dir ectors at th e Meeting. Class B Stockholders, voting as a separ ate class, are entitled to elect six (6) dire ctors at the Meeting. Please refe r to th e Proxy Statement fo r details. The number of your shares of Class A Common Stock appears on th e back of this card.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED BY YOU. THIS PROXY REVOKES ANY PRIOR PROXY GIVEN BY YOU. UNLESS DIRECTED OTHERWISE, TH E PROXIES WILL VOTE THE SHARES FOR THE ELECTION OF ALL THE NOMINEES LISTED ON THE REVERSE SIDE (P ROPOSAL 1), FOR PROPOSALS 2, 3, 4 AND

5, AGAINST PROPOSALS 6 AND 7, AND IN THE DISCRET IO N OF SAID PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR AN Y

ADJOU RNME NT THEREOF.

TO APPROVE THE BOARD OF DIRECTORS’ RECOMMENDATIONS, SIMPLY SIGN AND DATE ON THE BACK IF YOU ARE SUBMITTING YOUR PROXY BY MAIL. YOU NEED NOT MARK ANY BOXES.

Address Change/Comments

(Mark the corresponding box on th e reverse si de)

SHAREOWNER SERVICES

P.O. BOX 3550

SOUTH HACKENSACK, NJ 07606-9250

WO# Fu lfi llment#

(Continued on th e other side) 240 46 00000

YOUR VOTE IS IMPORTANT. PLEASE SUBMIT YOUR PROXY TODAY.

We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week.

Constellation Brands, Inc.

OR

WO#
24046

Please mark your votes as indicated in this example ☒

	FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS
1. Proposal to elect as directors of the Company the following nominees as set forth in the Proxy Statement	☐	☐	☐

CLASS A STOCKHOLDERS are entitled to vote for the following nominees:
01 Barry A. Fromberg
02 Jeananne K. Hauswald
03 Paul L. Smith

INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box above and write each such nominee's name in the space provided below.

*Exceptions____________________________________

	FOR	AGAINST	ABSTAIN
6. Stockholder proposal concerning "Equal Shareholder Voting"	☐	☐	☐
7. Stockholder proposal concerning "Multiple Performance Metrics"	☐	☐	☐

Mark Here for Address Change or Comments SEE REVERSE ☐

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature ____________________ Signature ____________________ Date ________

YOUR VOTE IS IMPORTANT. PLEASE SUBMIT YOUR PROXY TODAY. We encourage Both you are avail to take ableadvantage 24 hours a ofday, Internet 7 days or a telephone week. votin g.

Internet and telephone voting is available through 11:59 PM Eastern Time th e day prior to the stockholder meeting date.

INTERNET http://www.proxyvotin g.com/stza

Use the Internet to submit your proxy. Have your proxy card in hand when you access the web site.

Constella tion Brands, Inc.

OR TELEPHONE

1-866-540-5760

Use any to uch-tone te le phone to submit your proxy. Have your proxy card in hand when you call.

If you submit your proxy by In ternet or by telephone, you do NOT need to mail back your proxy card. To submit your proxy by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Please note there are two (2) proxy cards, on e for Class A Stockholders and one for Class B Sto ckholders . Sto ckholders who receive a Cla ss A proxy card and a Class B proxy card must vote th e shares represented by each card separately.

WO# Fulfillment#

240 46 IF YOU HAVE 00000 NOT SUBMITTED YOUR PROXY VIA THE INTERNET OR TELEPHONE, FOLD AND DETACH HERE

TH E BOARD OF DIRECTORS RECOMMENDS A VO TE “FOR ALL” LIS TED DIRECTOR NOMINEES, Plea se mark your votes as

“F OR” PR OPO SALS 2, 3, 4 AND 5, AND “AGAINST” PROPOSALS 6 AND 7. in dic ated in th is example X

FOR WITHHOLD *EX CEPTION S

ALL FOR ALL FOR AGAINST ABSTAIN

1. Proposal to elect as dire ctors 2. Proposa l to ratify th e selection of KPMG LLP as th e Company’s of the Company th e fo llowing ending in dependent Fe bruary registered 28, 2013 public accounting firm fo r the fi scal year nominees as set fo rt h in th e Proxy Statement 3. Proposa l to approve, by an advisory vote, the compensation of CLASS A STOCKHOLDERS are entitled to vote fo r th e fo llowing Proxy th e Company’s Statement named executi ve office rs as disclosed in th e nominees:

01 Bar y A. Fro mberg 4. Proposa l to approve th e amendment and restate ment of th e

02 Jeananne K. Hauswald Company’s Annual Management In centive Plan

03 Paul L. Smith

5. Proposa l to approve th e amendment and restate ment of th e Company’s Long-Term Stock In centi ve Plan

IN STRUCTIO NS: To withhold authorit y to vote fo r any individual THE BOARD OF DIRE CTORS RECOMMENDS A VOTE “AGAINST” PROPOSALS 6 AND 7. nomin ee, mark the “Exceptio ns” box above and write each such nomin ee’s name in the space provided below. FOR AGAINST ABSTAIN

*Exceptio ns

6. Stoc kholde r proposal concerning “Equal Sharehold er Voting”

7. Stoc kholde r proposal concerning “Multiple Perform ance Metrics”

Mark Here fo r Addre ss Chang e or Comments SEE REVERSE

NOTE: Please sig n your name(s ) EXACTLY as your name(s) appear(s ) on this proxy. All joint holders must sign. When signing as attorney, tr ustee, executor, administrator, guardian or corporate officer, please provide your FULL ti tle .

Signature Signature Date

Important notic e regarding the Internet availa bilit y of proxy materials for the Annual Meeting of Stockholders to be held on July 27, 2012: The Company’s Proxy Statement and Annual Report to stockhold ers, consisting of th e Company’s 2012 Summary Annual Report and Annual Report on Form 10-K, are available at www.cbrands.com/in vestors.

IF YOU HAVE NOT SUBMIT TED YOUR PROXY VIA THE IN TERNET OR TELEPHONE, FOLD AND DETACH HERE

PROXY FOR CLASS B COMMON STOCK CONSTELLATION BRANDS, INC.

2012 ANNUAL MEETING OF STOCKHOLDERS – JULY 27, 2012

THIS PROXY IS SOLIC ITED BY THE BOARD OF DIRECTORS OF THE COMPANY

You hereby appoint David S. Sorc e and Thomas J. Mullin, or either of th em, pro xies for you with fu ll power of substitution to vote all shares of Cla ss B Common Stock, par value $.01 per share, of CONSTELLATIO N BRANDS, INC. (the “Company”) that you would be entitled to vote at th e Annual Meeting of Stockholders of th e Company to be held in th e Town of Pittsford in the Callahan Theater at the Nazareth College Arts Center, 4245 East Avenue, Rochester, New York 14618, on Friday, July 27, 2012, at 11:0 0 a.m. (l ocal ti me) and any adjo urnment th ereof (t he “Meeti ng”).

Class A Stockholders, voting as a separate class, are entitled to elect three (3) dir ectors at th e Meeting. Class B Stockholders, voting as a separ ate class, are entitled to elect six (6) dire ctors at the Meeting. Please refe r to th e Proxy Statement fo r details. The number of your shares of Class B Common Stock app ears on th e back of th is card.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED BY YOU. THIS PROXY REVOKES ANY PRIOR PROXY GIVEN BY YOU. UNLESS DIRECTED OTHERWISE, TH E PROXIES WILL VOTE THE SHARES FOR THE ELECTION OF ALL THE NOMINEES LISTED ON THE REVERSE SIDE (P ROPOSAL 1), FOR PROPOSALS 2, 3, 4 AND

5, AGAINST PROPOSALS 6 AND 7, AND IN THE DISCRET IO N OF SAID PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR AN Y

ADJOU RNME NT THEREOF.

TO APPROVE THE BOARD OF DIRECTORS’ RECOMMENDATIONS, SIMPLY SIGN AND DATE ON THE BACK IF YOU ARE SUBMITTING YOUR PROXY BY MAIL. YOU NEED NOT MARK ANY BOXES.

Address Change/Comments

(M ark the corresponding box on th e re verse side)

SHAREOWNER SERVICES

P.O. BOX 3550

SOUTH HACKENSACK, NJ 07606-9250

WO# Fu lfi llment#

(Continued on th e other side) 24046-bl 00000

YOUR VOTE IS IMPORTANT. PLEASE SUBMIT YOUR PROXY TODAY.

We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.

Constellation Brands, Inc.

OR

WO#
24046-bl

Please mark your votes as indicated in this example ☒

	FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS
1. Proposal to elect as directors of the Company the following nominees as set forth in the Proxy Statement	☐	☐	☐

01 Jerry Fowden
02 James A. Locke III
03 Richard Sands
04 Robert Sands
05 Keith E. Wandell
06 Mark Zupan

INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box above and write each such nominee's name in the space provided below.

*Exceptions_______________________________

	FOR	AGAINST	ABSTAIN
6. Stockholder proposal concerning "Equal Shareholder Voting"	☐	☐	☐
7. Stockholder proposal concerning "Multiple Performance Metrics"	☐	☐	☐

Mark Here for Address Change or Comments SEE REVERSE ☐

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature ______________________ Signature ______________________ Date __________

YOUR VOTE IS IMPORTANT. PLEASE SUBMIT YOUR PROXY TODAY. We encourage Both you are avail to take ableadvantage 24 hours a ofday, Internet 7 days or a telephone week. votin g.

Internet and telephone voting is available through 11:59 PM Eastern Time th e day prior to the stockholder meeting date.

NTERNET http://www.proxyvotin g.com/stzb

Use the Internet to submit your proxy. Have your proxy card in hand when you access the web site.

Constella tion Brands, Inc. OR

TELEPHONE 1-866-540-5760

Use any touch-tone tele phone to submit your proxy. Have your proxy card in hand when you cal .

If you submit your proxy by In ternet or by te lephone, you do NOT need to mail back your proxy card. To submit your proxy by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your In ternet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Please note there are two (2) proxy cards, on e for Class A Stockholders and one for Class B Sto ckholders . Sto ckholders who receive a Cla ss A proxy card and a Class B proxy card must vote th e shares represented by each card separately.

WO# Fulfillment#

24046-bl IF YOU HAVE 00000 NOT SUBMITTED YOUR PROXY VIA THE INTERNET OR TELEPHONE, FOLD AND DETACH HERE

TH E BOARD OF DIRECTORS RECOMMENDS A VO TE “FOR ALL” LIS TED DIRECTOR NOMINEES,

Plea se mark your votes as

“F OR” PR OPO SALS 2, 3, 4 AND 5, AND “AGAINST” PROPOSALS 6 AND 7. in dic ated in th is example X

FOR WITHHOLD *EX CEPTION S

ALL FOR ALL FOR AGAINST ABSTAIN

1. Proposal to elect as dire ctors 2. Proposa l to ratify th e selection of KPMG LLP as th e Company’s of the Company th e fo llowing ending in dependent Fe bruary registered 28, 2013 public accounting firm fo r the fi scal year nominees as set fo rt h in th e Proxy Statement 3. Proposa l to approve, by an advisory vote, the compensation of CLASS B STOCKHOLDERS are entitled to vote for th e fo llowing Proxy th e Company’s Statement named executi ve office rs as disclosed in th e nominees:

01 Jerry Fowden 04 Robert Sands 4. Proposa l to approve th e amendment and restate ment of th e

02 James A. Locke I I 05 Keith E. Wandell Company’s Annual Management In centive Plan

03 Richard Sands 06 Mark Zupan

5. Proposa l to approve th e amendment and restate ment of th e Company’s Long-Term Stock In centi ve Plan

IN STRUCTIO NS: To withhold authorit y to vote fo r any individual THE BOARD OF DIRE CTORS RECOMMENDS A VOTE “AGAINST” PROPOSALS 6 AND 7. nomin ee, mark the “Exceptio ns” box above and write each such nomin ee’s name in the space provided below. FOR AGAINST ABSTAIN

*Exceptio ns 6. Stoc kholde r proposal concerning “Equal Sharehold er Voting”

7. Stoc kholde r proposal concerning “Multiple Perform ance Metrics”

Mark Here fo r Address Chan ge or Commen ts SEE RE VERSE

NOTE: Please sig n your name(s ) EXACTLY as your name(s) appear(s ) on this proxy. All joint holders must sign. When signing as attorney, tr ustee, executor, administrator, guardian or corporate officer, please provide your FULL ti tle .

Signature Signature Date